Exhibit 10.55
Certain information has been omitted from this exhibit in places marked “[***]” because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. In addition, certain personally identifiable information contained in this document, marked “[***]” has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

THE TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF BIOCRYST PHARMACEUTICALS, INC. AT 4505 EMPEROR BOULEVARD, SUITE 200, DURHAM, NC 27703, IN WRITING, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

LOAN AGREEMENT
Dated as of January 23, 2026
between
BIOCRYST PHARMACEUTICALS, INC.,
(as Borrower, and a Credit Party),
CERTAIN SUBSIDIARIES OF BORROWER FROM TIME TO TIME PARTY HERETO,

(as other Credit Parties),
WILMINGTON TRUST, NATIONAL ASSOCIATION,
(as Agent),

BLACKSTONE ALTERNATIVE CREDIT ADVISORS LP AND BLACKSTONE LIFE SCIENCES ADVISORS L.L.C.,

(collectively, as Blackstone Representative),

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

TABLE OF CONTENTS

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LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”), dated as of January 23, 2026 (the “Closing Date”), is by and among BIOCRYST PHARMACEUTICALS, INC., a Delaware corporation (as “Borrower”), each other Person from time to time party hereto that is designated as a Credit Party (as defined below), WILMINGTON TRUST, NATIONAL ASSOCIATION (as “Agent”), Blackstone Alternative Credit Advisors LP and Blackstone Life Sciences Advisors L.L.C., collectively, as the Blackstone Representative (as defined below), and each lender from time to time party hereto (each individually a “Lender” and collectively, the “Lenders”).

W I T N E S S E T H:
WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to extend certain credit facilities to the Borrower consisting of Initial Term Loans in an aggregate principal amount equal to $400,000,000;
WHEREAS, the proceeds of the Initial Term Loans funded on the Closing Date shall be used to (i) pay the consideration required to consummate the Closing Date Acquisition and pay other expenses related to the Closing Date Acquisition, (ii) pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions and (iii) for working capital and other general corporate purposes of Borrower and its Subsidiaries;
WHEREAS, Borrower desires to secure the Obligations by granting to Agent, for the benefit of the Secured Parties, a security interest in and Lien upon the Collateral granted by it pursuant to the Collateral Documents; and
WHEREAS, subject to the terms hereof, each Guarantor is willing to guarantee all of the Obligations and to grant to Agent, for the benefit of the Secured Parties, a security interest in and Lien upon the Collateral granted by it pursuant to the Collateral Documents.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
1.ACCOUNTING AND OTHER TERMS
1.1.Accounting Terms.
Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with GAAP. All accounting calculations and determinations must be made following GAAP. Unless otherwise expressly provided, all financial covenants and financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication. If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Blackstone Representative shall so request, the Blackstone Representative and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and substance reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder, before and after giving effect to such change.
1.2.General Term
Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted, and all payments made by the Credit Parties to the Agent or the Lenders with respect to the Obligations shall be in Dollars. Unless the context indicates otherwise, any reference to a “fiscal year” shall refer to a fiscal year of the Borrower ending December

31, and any reference to a “fiscal quarter” shall refer to a fiscal quarter of the Borrower ending March 31, June 30, September 30 or December 31.
For purposes of determining compliance with Section 6 with respect to the amount of any Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred, made or acquired (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).
The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of, or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act: (a) if any asset or property of any Person becomes the asset or property of one or more different Persons, then such asset or property shall be deemed to have been disposed of from the original Person to the subsequent Person(s) on the date such division becomes effective; (b) if any obligation or liability of any Person becomes the obligation or liability of one or more different Person(s), then the original Person shall be deemed to have been automatically released from such obligation or liability, and such obligation or liability shall be deemed to have been assumed by the subsequent Person(s), in each case, on the date such division becomes effective; and (c) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests on the date such division becomes effective.
1.3.Basket Amounts and Application of Multiple Relevant Provisions.
Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception within a particular covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together with other permitted dollar number percentages or other amounts available within the same covenant, by any Credit Party and its Subsidiaries for any purpose not prohibited hereby and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents. For purposes of determining compliance with Section 6 or any carve-outs, baskets, exclusions or exceptions thereof or under Section 14, in the event that any Lien, Investment, liquidation, dissolution, merger, consolidation, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, dividend, contractual requirement or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Section 6 or any carve-outs, baskets, exclusions or exceptions thereof or under Section 14, such transaction (or any portion thereof) at any time shall be permitted under one or more of such “baskets” or categories at the time of such transaction or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time and thereafter may be reclassified or divided among such baskets or categories (as if incurred at such later time) by the Borrower in any manner not expressly prohibited by this Agreement, and such Lien, Investment, liquidation, dissolution, merger, consolidation, Indebtedness, disposition, dividend, Affiliate transaction, contractual requirement or prepayment of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such “basket” or category of transactions or “baskets” or categories of transactions (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens, Investments, liquidations, dissolutions, mergers, consolidations, Indebtedness, dispositions, dividends, Affiliate transactions, contractual requirements or prepayments of Indebtedness, as applicable, that may be incurred pursuant to any other “basket” or category of transactions.
1.4.Effectuation of Transactions.
Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
1.5.Limited Condition Acquisitions

In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of determining compliance with any ratios, baskets, representations, warranties, defaults or Events of Default, in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) (provided, that (i) the Borrower shall be required to make an LCA Election on or prior to the date on which the definitive agreements for such Limited Condition Acquisition have been entered into and (ii) the consummation of such Limited Condition Acquisition must occur no later than the date that is 180 days after the execution of definitive agreements therefor), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred on the LCA Test Date (after giving effect to any increases or decrease in Indebtedness of the Borrower, and their Subsidiaries since such date), the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio, representation, warranty, default, Events of Default or basket, such ratio, representation, warranty, default, Event of Default or basket shall be deemed to have been complied with for purposes of such Limited Condition Acquisition. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratios, representations, warranties, defaults, Events of Default or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Permitted Distributions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness or the consummation of any other Permitted Acquisition on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratios representations, warranties, defaults, Events of Default or baskets shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) has been consummated (it being further understood and agreed, however, that neither any net income therefrom, nor any assets of the target to be acquired pursuant to such Limited Condition Acquisition, shall be included in the Borrower’s Liquidity, in any such subsequent calculation until such Limited Condition Acquisition has actually closed).
2.LOANS AND TERMS OF PAYMENT
2.1.Promise to Pay.

Borrower hereby unconditionally promises to pay to the Lenders the outstanding principal amount of the Loans advanced to the Borrower by such Lenders, and accrued, unpaid and uncapitalized interest thereon, and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2.Commitments.
(a)Availability; Borrowing. Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.3 and 3.4):
(i)Each Lender with an Initial Term Loan Commitment severally and not jointly agrees to make to Borrower on the Closing Date initial term loans denominated in Dollars equal to such Lender’s Initial Term Loan Commitment (collectively, the “Initial Term Loan”). After repayment or prepayment, the Initial Term Loan may not be re-borrowed.
(ii)[Reserved].
(iii)Borrower shall give the Agent irrevocable written notice in the form of the Borrowing Notice attached hereto as Exhibit C (the “Borrowing Notice”) (which notice must be received by the Agent prior to 10:00 a.m. Eastern Standard Time, two (2) Business Days prior to the anticipated Funding Date) requesting that the Lenders make the applicable Loans on the applicable Funding Date and specifying (x) the amount to be borrowed, (y) the Funding Date (which shall be a Business Day) and (z) the wiring information of the account of the Borrower in which the proceeds of the requested Loans are to be disbursed. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof; provided, that, notwithstanding the foregoing, the Borrowing Notice in respect of any Borrowing to be made on the Closing Date may be conditioned on the closing of the Closing Date Acquisition. On the Funding Date set forth in the applicable Borrowing Notice, each such Lender shall fund (x) in the case of the Borrowing being made on the Closing Date, as directed by Borrower pursuant to the Payment / Advance Form an amount in immediately available funds equal to the Loans to be made by such Lender in accordance with the terms hereof and (y) in the case of any Borrowing being made after the Closing Date, the amount of such Lender’s pro rata share (based on the applicable Commitments) of such borrowing to Agent, to the account of the Agent specified for such purpose, prior to 1:00 p.m. (New York time), on the Funding Date and the proceeds of such Borrowing received by the Agent will then be made available to the Borrower by Agent by wire transferring such proceeds to the account of the Borrower designated in the applicable Borrowing Notice on the requested Funding Date.
(iv)The Initial Term Loan Commitment of each Lender shall be automatically and permanently reduced to zero upon the Closing Date immediately following the funding of the Initial Term Loans.
(v)Unless the Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available the same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender together with interest at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. If such Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower, to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the rate of interest then applicable to the applicable Loans pursuant to Section 2.3(a).

(b)Repayment. Borrower shall, on the Maturity Date, repay the outstanding principal amount of the Loans to the Agent, for the ratable account of the Lenders, together with all accrued and unpaid interest and fees, and all other Obligations.
(c)Prepayment of Loans.
(i)Borrower shall have the option, at any time after the applicable Funding Date, to (x) prepay, in whole or in part, such Loans advanced by such Lenders under this Agreement or (y) if any sum payable to any Lender by Borrower will on the date of payment be required to be increased under Section 2.6(b)(iv) (as a result of a change in law or published practice after the date of this Agreement) or any Lender claims indemnification from Borrower under Section 2.5 or 2.6(c), Borrower shall have the right to elect to prepay such Lender’s or Lenders’ portion of the Term loan (a “Tax-Related Cancellation and Prepayment”); provided that (A) Borrower shall provide written notice to the Agent of its election under this Section 2.2(c)(i)(x) or (y) (which shall be irrevocable unless (i) the Agent (acting at the direction of the Blackstone Representative) otherwise consents in writing, and upon receipt of any such written notice, the Agent shall promptly notify each or, as the case may be, any relevant Lender thereof or (ii) in relation to a Tax-Related Cancellation and Prepayment if by or on the date of payment the circumstances which permitted notice to be made under paragraph (y) above no longer apply in which case Borrower’s written notice shall be deemed to have been revoked) to prepay all or only part of the Loans or, in the case of a Tax-Related Cancellation and Prepayment, the Commitment of the relevant Lender or Lenders only, at least five (5) Business Days prior to such prepayment (or such later date as agreed by the Blackstone Representative and the Agent), and (B) such prepayment shall be accompanied by any and all accrued and unpaid interest on the principal amount to be prepaid to the date of prepayment, the Yield Protection Premium (if applicable), and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. No Yield Protection Premium shall be payable in respect of or in relation to any Tax-Related Cancellation and Prepayment. Partial prepayments of the Loans shall be in an aggregate principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof. Each notice of prepayment provided to the Agent under this Section 2.2(c)(i) shall specify the date (which shall be a Business Day) of such prepayments, which date may be conditioned on the occurrence of a transaction, the amount of such prepayment and the amount of Yield Protection Premium (if applicable) payable as a result of such prepayment.
(ii)Upon the occurrence of a Change in Control, Borrower shall immediately prepay all of the Loans in full in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Loans, and (B) the Yield Protection Premium (if applicable), and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. Any prepayment required pursuant to this clause (ii) shall not be deemed to be the exclusive right or remedy of the Lenders with respect to such Change in Control, and such Change in Control shall constitute an Event of Default (and the Agent and Lenders shall have all rights and remedies in respect thereof).
(iii)If at any time any Credit Party or any Subsidiary of a Credit Party shall incur Indebtedness not constituting Permitted Indebtedness, then (A) Borrower shall promptly notify the Agent in writing of such incurrence of Indebtedness (including the amount of the Net Issuance Proceeds received by a Credit Party or such Subsidiary in respect thereof) (and upon receipt of any such written notice the Agent shall promptly notify each relevant Lender thereof), and (B) immediately upon receipt by a Credit Party or such Subsidiary of the Net Issuance Proceeds of incurrence of such Indebtedness, Borrower shall deliver, or cause to be delivered, [***] percent ([***]%) of such Net Issuance Proceeds to the Agent for distribution to the Lenders as a prepayment of the Term Loans, together with any and all accrued and unpaid interest with respect to the Term Loans so prepaid, and the Yield Protection Premium (if applicable). Any prepayment required pursuant to this clause (iii) shall not be deemed to be the exclusive right or remedy of the Lenders with respect to such incurrence of Indebtedness not constituting Permitted Indebtedness, and such incurrence shall constitute an Event of Default (and the Agent and Lenders shall have all rights and remedies in respect thereof).

(iv)Upon the receipt by any Credit Party or any Subsidiary of Net Proceeds from the occurrence of any Asset Sale, to the extent the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Asset Sale and all other such Asset Sales received during the same fiscal year exceeds $[***] (the “Asset Sale Threshold”), then (A) Borrower shall promptly notify the Agent in writing of such Asset Sale (including the amount of the Net Proceeds received by a Credit Party or such Subsidiary in respect thereof) (and upon receipt of any such written notice the Agent shall promptly notify each relevant Lender thereof), and (B) promptly (and in any event, within three (3) Business Days (or such later date as agreed by the Blackstone Representative and the Agent)) upon receipt by a Credit Party or such Subsidiary of the Net Proceeds of such Asset Sale, Borrower shall deliver, or cause to be delivered [***] percent ([***]%) of such Net Proceeds (in excess of the Asset Sale Threshold) to the Agent for distribution to the Lenders as a prepayment of the Term Loans, together with any and all accrued and unpaid interest with respect to the Term Loans so prepaid, and the Yield Protection Premium (if applicable).
(v)Upon the receipt by any Credit Party or any Subsidiary of Net Proceeds from the occurrence of any Event of Loss, to the extent the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Event of Loss and all other such Events of Loss received during the same fiscal year exceeds $[***] (the “Event of Loss Threshold”), then (A) Borrower shall promptly notify the Agent in writing of such Event of Loss (including the amount of the Net Proceeds received by a Credit Party or such Subsidiary in respect thereof) (and upon receipt of any such written notice the Agent shall promptly notify each relevant Lender thereof), and (B) promptly (and in any event, within three (3) Business Days (or such later date as agreed by the Blackstone Representative and the Agent)) upon receipt by a Credit Party or such Subsidiary of the Net Proceeds of such Event of Loss, Borrower shall deliver, or cause to be delivered, [***] percent ([***]%) of such Net Proceeds (in excess of the Event of Loss Threshold) to the Agent for distribution to the Lenders as a prepayment of the Term Loans, together with any and all accrued and unpaid interest with respect to the Term Loans so prepaid, and the Yield Protection Premium (if applicable).
(vi)Notwithstanding clauses (iv) or (v) above, and provided that no Default or Event of Default has occurred and is continuing, no prepayment of all (or a portion) of such Net Proceeds pursuant to clauses (iv) or (v) above shall be required to the extent a Credit Party or such Subsidiary reinvests the Net Proceeds (or applicable portion thereof) of (i) any such Asset Sale in the business (including commercialization, research and development activities and clinical trials) of the Borrower or any of its Subsidiaries or (ii) any Event of Loss (a) with respect to Collateral in assets or property of any Credit Party constituting Collateral of a kind then used or usable in the business of such Credit Party or (b) with respect to assets that are not Collateral, in assets or property of any Credit Party or Subsidiary of a kind then used or usable in the business of such Credit Party or Subsidiary, in each case, within three hundred sixty-five (365) days after the date of receipt of such Net Proceeds. Pending such reinvestment, the Net Proceeds shall be deposited, and shall remain on deposit, in a Deposit Account, subject to a Control Agreement; provided, that if such Net Proceeds are received by a Subsidiary that is not a Credit Party or such Deposit Account is not located or maintained in the United States, the Borrower and its Subsidiaries shall only need to use commercially reasonable efforts to deposit such funds into a Deposit Account subject to a Control Agreement); provided, further, that neither the Borrower nor any of its Subsidiaries shall take any action for the purpose of avoiding, evading, or circumventing the requirement to deposit such Net Proceeds in a Deposit Account subject to a Control Agreement per this Section 2.2(c)(iv). Such Net Proceeds shall not be used, directly or indirectly, to make any Permitted Distributions.
(vii)Notwithstanding any other provision of this Section 2.2(c), (i) to the extent that any prepayment otherwise required by the realization or receipt of any or all of the Net Proceeds of any Asset Sale or Event of Loss by a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to clauses (iv) or (v) above (a “Restricted Disposition”) would result in material adverse Tax consequences to any Credit Party or any such Credit Party’s direct or indirect Subsidiaries as reasonably determined by the Borrower or would be prohibited or delayed by applicable Requirements of Law from being distributed or otherwise transferred to the Borrower (including, without limitation, capital maintenance, financial assistance, corporate benefit or other restrictions (including as to lack to distributable reserves) on up streaming of cash intragroup and the fiduciary and statutory duties of the management of the relevant members of the relevant Foreign Subsidiary or any of its Subsidiaries giving rise to any risk of personal liability, including any civil or criminal liability), with respect to such Net Proceeds so affected, the Borrower shall not be required to make a prepayment at the time provided in clauses (iv) or (v) above, as the case may be with respect such Net Proceeds, for so long, but only so long, as such material adverse Tax consequences would so result or the applicable Requirements of Law will not permit such repatriation, distribution or transfer, as applicable (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly take all commercially reasonable actions available under the applicable Requirements of Law for one year to overcome or eliminate any such restrictions), and once distribution or transfer of any of such affected Net Proceeds is permitted under the applicable Requirements of Law, the amount of such Net Proceeds permitted to be distributed or transferred (net of additional Taxes payable or reasonably estimated to be payable or reserved against as a result thereof) will be promptly taken into account in measuring the Borrower’s obligation to repay the Term Loans pursuant to this Section 2.2(c) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith (as set forth in a written notice delivered to the Blackstone Representative) that repatriation of any or all of the Net Proceeds of any Restricted Disposition attributable to a Foreign Subsidiary would have a material adverse Tax consequence (taking into account any foreign Tax credit or benefit received in connection with such repatriation), the amount of the Net Proceeds so affected shall not be taken into account in measuring the Borrower’s obligation to repay Term Loans pursuant to this Section 2.2(c).
(d)Allocation of Prepayments. Each prepayment or repayment by Borrower on account of principal of and interest on each class of Loan shall be applied by the Agent on a pro rata basis according to the respective outstanding principal amounts of the Loans then held by the Lenders. In the case of a Tax-Related Cancellation and Prepayment the amount or amounts prepaid shall be applied in prepaying the outstanding principal balance of the applicable class of Loan of the relevant Lender or Lenders as specified by Borrower to the Agent in writing.
(e)Declined Amounts. In the event of any mandatory prepayment of the Term Loans pursuant to Section 2.2(c)(ii), (iii), (iv) or (v) (an “Applicable Mandatory Prepayment”), (i) Borrower shall provide written notice to Agent no later than 12:00 p.m. Eastern Standard Time, three (3) Business Days prior to the Applicable Mandatory Prepayment, which notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment and the Yield Protection Premium (if any) applicable thereto and (ii) in the case of Section 2.2.(c)(iv) or Section 2.2(c)(v), each Lender may reject all or a portion of its share of such Applicable Mandatory Prepayment by written notice (each, a “Rejection Notice”) (each such Lender, a “Rejecting Lender”) to the Agent no later than 2:00 p.m. Eastern Standard Time, two (2) Business Days prior to the date of such Applicable Mandatory Prepayment as otherwise provided herein (the “Rejection Deadline”). If a Lender fails to deliver a Rejection Notice to the Agent at or prior to the Rejection Deadline, such Lender shall be deemed to have accepted its ratable share of the Applicable Mandatory Prepayment. The aggregate portion of such Applicable Mandatory Prepayment that is rejected by Lenders pursuant to Rejection Notices shall be referred to as the “Rejected Amount”. Such Rejected Amount shall be offered to each Lender holding the same class of Loans as such Rejecting Lender that is not a Rejecting Lender pro rata, and such Lender may reject all or a portion of its share of the Rejected Amount pursuant to the procedures set forth in the immediately preceding sentence, and the aggregate portion of such Rejected Amount that is rejected by the Lenders shall be returned by the Agent to Borrower and may be used by Borrower in any manner not prohibited by the Loan Documents; provided, that, in no event shall the Rejected Amount be permitted to increase the applicable baskets under Section 6.8.
(f)Yield Protection Premium. Upon the occurrence of a Yield Protection Premium Trigger Event, prior to the fourth anniversary of the Closing Date, Borrower shall pay to the Agent, for the account of the Lenders, the Yield Protection Premium, plus, without duplication of any other provision of this Agreement, any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment. Any such Yield Protection Premium shall be fully earned on the date due and payable and shall not be refundable or subject to proration for any reason. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if a Yield Protection Premium Trigger Event occurs under clauses (a)(ii), (b), (c) or (d) of the definition thereof, the Yield Protection Premium, determined as of the date of such acceleration or event, shall be automatically due and payable without any declaration or other act on the part of the Agent or any holder of Loans and shall be treated and deemed as though the entire principal amount of the Term Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Yield Protection Premium payable in accordance with this Section 2.2(f) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Yield Protection Premium Trigger Event, and Borrower and Guarantors agree that it is reasonable under the circumstances currently existing. The Yield Protection Premium, if any, shall also be due and payable in the event the Obligations (or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means or if the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code (with the Yield Protection Premium being determined as of the date of such foreclosure, deed in lieu of foreclosure, reinstatement or other event), in each case prior to the fourth anniversary of the Closing Date. If the Yield Protection Premium becomes due and payable pursuant to this Agreement prior to the fourth anniversary of the Closing Date, such Yield Protection Premium shall be deemed to be principal of the Term Loans, and interest shall accrue on the full principal amount of the Term Loans (including the Yield Protection Premium) from and after such Yield Protection Premium Trigger Event. In the event the Yield Protection Premium is determined not to be due or payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code, despite such a triggering event having occurred, the Yield Protection Premium shall nonetheless constitute (i) Obligations under this Agreement for all purposes hereunder and (ii) Refinanced BioPharma Obligations under the Intercreditor Agreement. BORROWER AND THE GUARANTORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO AND THE SAME IS NOT OUTSIDE THEIR LEGAL CAPACITY (WHETHER AS A RESULT OF FINANCIAL ASSISTANCE, CORPORATE BENEFIT, THIN CAPITALIZATION, CAPITAL MAINTENANCE OR LIQUIDITY MAINTENANCE RULES OR OTHER LEGAL PRINCIPLES)) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING YIELD PROTECTION PREMIUM AND ANY DEFENSE TO PAYMENT (WHETHER SUCH DEFENSE MAYBE BASED IN PUBLIC POLICY OR AMBIGUITY OR OTHERWISE) IN CONNECTION WITH ANY SUCH PREPAYMENT, INCLUDING ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO AN INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY INSOLVENCY LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. The Credit Parties, the Agent and the Lenders acknowledge and agree that any Yield Protection Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Credit Party further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. Borrower and Guarantors expressly agree that (i) the Yield Protection Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Yield Protection Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay the Yield Protection Premium, (iv) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(f), (v) their agreement to pay the Yield Protection Premium is a material inducement to the Lenders to provide the Commitments and make Term Loans, and (vi) the Yield Protection Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders, and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Yield Protection Premium Trigger Event. Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Yield Protection Premium when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.
2.3.Payment of Interest on the Credit Extensions.

(a)Interest Rate.
(i)Subject to Section 2.3(b) and Section 2.3(e), the principal amount outstanding under the Loans shall accrue interest at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin, which interest shall be payable quarterly in arrears in accordance with this Section 2.3.
(ii)Interest shall accrue on the Loans commencing on, and including, the day on which such Loans are made, and shall not accrue on Loans, or any portion thereof, for the day on which such Loans or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.
(b)Default Rate. Following the occurrence and during the continuance of an Event of Default, all Obligations shall bear interest, after as well as before judgment, at a per annum rate equal to [***]%, plus the rate otherwise applicable to the Term Loans or other Obligations as provided in Section 2.3(a) (the “Default Rate”), and such interest shall be payable entirely in cash on demand of the Blackstone Representative (notice of which shall be provided to the Agent) or, in the case of an Event of Default under Section 7.5, automatically following such Event of Default without demand. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent, the Blackstone Representative or the Lenders.
(c)360-Day Year. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
(d)Payments.
(i)Except as otherwise expressly provided herein, all loan payments (and any other payments hereunder) by Borrower hereunder shall be made on the date specified herein to such bank account of the Agent specified in writing by Agent from time to time to the Borrower and the Lenders. Interest is payable quarterly on each Interest Date, beginning on March 31, 2026, on the date of any payment or prepayment or acceleration, in whole or in part, of principal outstanding on the Loans, on the principal amount so paid or prepaid or accelerated, and on the Maturity Date. Payments of principal or interest received after 2:00 p.m. Eastern Standard Time on such date shall be considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds (subject to Section 2.3(d)(iii) below). The Agent shall distribute such payments on a pro rata basis to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 12.11.
(ii)If, other than as expressly provided elsewhere herein or required by court order, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall (A) immediately notify the Agent of such fact, and (B) hold such amounts in trust for the benefit of Agent and the other Lenders and promptly pay or deliver to the Agent, for application to the Loan made by such Lender pursuant to this Agreement, such excess amounts in the form received. The provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or the other Loan Documents as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder.
(iii)Interest shall be payable in cash in lawful money of the United States and in immediately available funds; provided that, solely with respect to any Interest Date occurring on or prior to the second anniversary of the Closing Date, the Borrower may, in its sole discretion by delivering an irrevocable written notice thereof in the form of Exhibit I hereto (a “PIK Election Notice”) to Agent prior to the applicable Interest Date (which notice shall be delivered to Agent not later than 12:00 p.m. (New York Time), five (5) Business Days prior to such Interest Date), elect (such election, a “PIK Election”) to pay up to 200 basis points of the interest payable on such Interest Date (without giving effect to the Additional PIK Rate) for all or any portion of the Term Loans, plus the Additional PIK Rate, in kind (in lieu of payment in cash for such portion, with the remainder to be paid in cash) by adding such amounts so elected to be paid in kind to the aggregate outstanding principal balance of the Term Loans then outstanding on such Interest Date; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, at least 250 basis points of the Applicable Margin shall be paid in cash; provided, further that if a PIK Election has not been made on or prior to the date of any prepayment in respect of any Term Loans during the then current Interest Period, the interest payable on the date of such prepayment shall be calculated assuming a PIK Election will not be made in respect of such Interest Period, regardless of whether a PIK Election is subsequently made for such Interest Period. In the case of any such PIK Election, the “Applicable Margin” with respect to such Interest Period shall increase as provided in the definition of “Applicable Margin” with respect to the affected portion of the Term Loans. It is understood and agreed that in the event of a PIK Election, the Additional PIK Rate shall be paid in kind by automatically capitalizing without the action of any Person the amount thereof and adding such amount to the outstanding principal amount of the applicable Term Loan on the applicable Interest Date. Interest on the Term Loans that is paid in kind shall automatically constitute a part of the outstanding amount of such Term Loan for all purposes hereof (including the accrual of interest thereon at the rates applicable to such Term Loan generally). Notwithstanding the foregoing, the Borrower may not make a PIK Election or pay any interest in kind at any time an Event of Default has occurred and is continuing. Any PIK Election Notice delivered by the Borrower for an Interest Period shall be deemed to apply only to such Interest Period and not to any subsequent Interest Period (unless a PIK Election Notice shall be delivered for such subsequent Interest Period in accordance with the terms hereof).
(iv)The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 12.13 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 12.13 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 12.13. If any Lender shall fail to make any payment required to be made by it pursuant to Section 12.13, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Agent for the account of such Lender under any Loan Document to satisfy such Lender’s obligation to the Agent.
(v)Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
(e)Inability to Determine Rates. Subject to Section 2.9, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent shall promptly so notify Borrower and each Lender. Upon notice thereof by the Agent to Borrower, any obligation of the Lenders to make SOFR Loans, and any right of Borrower to continue

SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a borrowing of SOFR Loans.
(f)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Agent acting at the direction of the Blackstone Representative (in consultation with Borrower) shall endeavor in good faith to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent shall promptly notify the Lenders and Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(g)Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to Borrower (through the Agent), any obligation of the Lenders to make SOFR Loans shall be suspended. Upon receipt of such notice, Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay all SOFR Loans on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.5.
2.4.[Reserved].

2.5.Requirements of Law; Increased Costs. In the event that any applicable Change in Law:
(a)Does or shall subject the Agent or any Lender to any Tax with respect to this Agreement or the Loans made hereunder (except, in each case, Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);
(b)Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, the Agent or any Lender; or
(c)Does or shall impose on the Agent or any Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to the Agent or any Lender (as determined by such Person in good faith using calculation methods customary in the industry) of making, renewing or maintaining its Loan, or to reduce any amount receivable in respect thereof, or to reduce the rate of return on the capital of the Agent or any Lender or any Person controlling the Agent or any Lender, then, in any such case, Borrower shall promptly pay to the Agent or such Lender, as applicable, within thirty (30) days of its receipt of the certificate described below, any additional amounts necessary to compensate the Agent or such Lender for such additional cost or reduced amounts receivable, or rate of return (as reasonably determined by Agent or such Lender) with respect to this Agreement, or the Loans made hereunder. If the Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrower (and such Lender shall promptly notify the Agent) in writing of the event by reason of which it has become so entitled, and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Agent or such Lender to Borrower shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Loans and all other Obligations. Failure or delay on the part of Agent or any Lender to demand compensation for any increased costs or reduction in amounts received or receivable, or reduction in return on capital under this Section 2.5, shall not constitute a waiver of the Agent’s or any Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate the Agent or any Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is one hundred eighty (180) days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
    If any Lender determines (in good faith, in its reasonable discretion) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company, if any, would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company, if any, with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company, if any, for any such reduction suffered. This paragraph shall not apply to Taxes (or amounts in respect thereof) to the extent excluded under Section 2.5(a) or duplicative of the provisions of Section 2.6.
2.6.Taxes; Withholding, Etc.
(a)All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower shall timely pay to the relevant Governmental Authority in accordance with Requirements of Law, or at the option of the Agent timely reimburse it for the payment of Other Taxes, and as soon as practicable after the date of paying such sum to the relevant Governmental Authority, Borrower shall furnish to the Agent or such Lender the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(b)If any Credit Party or any other Person is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of an applicable Credit Party) from any sum paid or payable by any Credit Party to the Agent or any Lender under any of the Loan Documents: (i) [reserved]; (ii) that Credit Party shall be entitled to make any such withholding or deduction; (iii) that Credit Party shall timely pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on such Lender, as the case may be) on behalf of and in the name of Lender, the full amount deducted or withheld to the relevant Governmental Authority in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (iv) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall deliver to each Lender evidence reasonably satisfactory to Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority, including, if reasonably available, the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment or a copy of the return reporting such payment.
(c)Borrower shall indemnify each Lender or, as applicable (and without double counting), the Agent for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6) payable or paid by such Lender or the Agent, or required to be withheld or deducted from a payment to such Lender or the Agent, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, and any indemnification payment pursuant to this Section 2.6(c) shall be made to the Agent or any Lender within thirty (30) days from written demand therefor, except that no payment shall be due from the Borrower under this Section 2.6(c) to the extent that the relevant Lender has been compensated by an increased payment under Section 2.6(b)(iii) above. In the case of the first and the second sentence of this Section 2.6(c), a certificate as to the amount of such payment or liability delivered to Borrower by Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of Lender, shall be conclusive absent manifest error.
(d)[Reserved].
(e)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Agent, at the time or times reasonably requested by Borrower or the Agent, such properly completed and executed documentation reasonably requested by Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(e)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower:
(1)any Lender that is a U.S. Person shall deliver to Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), whichever of the following is applicable:
(a)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)executed copies of IRS Form W-8ECI;
(c)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate in a form reasonably acceptable to Borrower to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(d)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in a form reasonably acceptable to Borrower, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership, and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in a form reasonably acceptable to Borrower on behalf of each such direct and indirect partner;
(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Agent to determine the withholding or deduction required to be made; and
(4)If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and the Agent at the time or times prescribed by law, and at such time or times reasonably requested by Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC), and such additional documentation reasonably requested by Borrower or the Agent as may be necessary for Borrower and the Agent to comply with their obligations under FATCA, and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires, or becomes obsolete or inaccurate in any respect, it shall update such form or certification, or promptly notify Borrower and the Agent in writing of its legal inability to do so.
(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event shall the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)For purposes of this Section 2.6, the Agent shall be treated as a Lender and required to deliver documentation to Borrower as if it were a Lender.
(h)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, or promptly notify Borrower and the Agent in writing of its legal inability to do so.
(i)Each party’s obligations under this Section 2.6 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

For purposes of this Section 2.6, the terms “applicable law” and “Requirements of Law” include FATCA.
2.7.Fees. Borrower shall pay the amounts required to be paid in the Blackstone Fee Letter and the Agent Fee Letter, in the manner and at the times required by each such letter.

2.8.Register; Term Loan Note.

(a)Register. The Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain a copy of each Assignment and Assumption, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related stated interest amounts) of the Loans and the amounts due owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, Agent and any Lender (solely with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any interest in any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. This Section 2.8 and Section 11.1 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related Treasury Regulations (or any other relevant or successor provisions of the IRC or of such Treasury Regulations).

(b)Term Loan Note. Borrower shall execute and deliver to each Lender, upon request, to evidence such Lender’s Term Loans, a Term Loan Note.

2.9.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent (acting at the direction of the Blackstone Representative), the Blackstone Representative and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.9(a) shall occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent acting at the direction of the Blackstone Representative (in consultation with Borrower) shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Agent shall promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent shall promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.9(d). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.9, including any determination with respect to a tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date. and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9.
(d)Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Borrowing of or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period.
2.10.Incremental Term Loans.
(a)Subject to the terms and conditions of this Agreement, Borrower may at any time and from time to time after the Closing Date, subject to the prior written consent of the Blackstone Representative and the Required Lenders (to be granted or withheld in their sole and absolute discretion), by notice to the Agent, the Blackstone Representative and the Lenders, request one or more additional classes of Term Loans or additional Term Loans of the same class of any existing class of Term Loans (the “Incremental Term Loans” or the “Incremental Term Facilities”). Notwithstanding anything to the contrary herein, the aggregate principal amount of Incremental Term Facilities incurred hereunder shall not exceed $150,000,000 (or such greater amount consented to by the Required Lenders) (the “Maximum Incremental Term Amount”).
(b)Unless otherwise specified in the applicable Incremental Term Supplement (as defined below), each Incremental Term Loan shall be on the same terms as, and shall be treated for all purposes as, the Initial Term Loans, respectively; provided that the Yield Protection Premium (if any) applicable to such Incremental Term Loans shall be determined by Borrower, the Blackstone Representative and the Required Lenders by mutual agreement at the time of incurrence of such Incremental Term Loans and set forth in the applicable Incremental Term Supplement. Each Incremental Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (unless Borrower and the Blackstone Representative otherwise agree); provided that such amount may be less than $1,000,000, if such amount represents all the remaining availability under Maximum Incremental Term Amount set forth above.
(c)Each notice from the Borrower pursuant to this Section 2.10 shall set forth the requested amount and type of the relevant Incremental Term Facilities.

(d)Commitments in respect of Incremental Term Facilities shall become commitments under this Agreement pursuant to a supplement (an “Incremental Term Supplement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Person agreeing to provide such commitment (provided that such Person shall be an Eligible Assignee and no Lender shall be obligated to provide any loans or commitments under any Incremental Term Facility unless it so agrees), the Blackstone Representative, the Required Lenders and the Agent. Incremental Term Loans shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents. The effectiveness of any Incremental Term Supplement and the occurrence of any credit event (including the making of a Loan) pursuant to such Incremental Term Supplement may be subject to the satisfaction of such additional conditions as the parties thereto shall agree. Borrower shall use the proceeds of the Incremental Term Facilities, as shall be set forth in the applicable Incremental Term Supplement.
(e)Notwithstanding anything to the contrary, this Section 2.10 shall supersede any provisions in Section 11.5 to the contrary.
(f)The Borrower acknowledges and agrees that there is no obligation of the Blackstone Representative or the Lenders to provide any commitment with respect to this Section 2.10, any commitment shall be provided in the sole and absolute discretion of the Blackstone Representative and the Lenders and if such commitments are not provided, no Incremental Term Facility may be incurred.
3.CONDITIONS
3.1.Conditions Precedent to Closing Date. The effectiveness of this Agreement and the occurrence of the Closing Date is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)the Agent’s and the Blackstone Representative’s receipt of (i) the Loan Documents (including, to the extent requested by a Lender, a Term Loan Note, executed by Borrower) executed and delivered by each applicable Credit Party and Lender, which Loan Documents shall be in form and substance reasonably satisfactory to Blackstone Representative, the Disclosure Letter, and each other schedule to such Loan Documents (the Disclosure Letter and such other schedules to be in form and substance reasonably satisfactory to the Blackstone Representative), and (ii) subject to the final paragraph of this Section 3.1, the Collateral Documents dated as of the Closing Date, executed in escrow by each of the applicable Credit Parties and the Agent, to the extent applicable, which Collateral Documents shall be in form and substance reasonably satisfactory to the Blackstone Representative;
(b)the Agent’s and the Lenders’ receipt of a certificate of each Credit Party (such certificate to be in form and substance reasonably satisfactory to the Blackstone Representative), dated the Closing Date and executed by a Responsible Officer, which shall:
(i)certify that attached thereto is a true and complete copy of the resolutions, written consents or extracts of minutes of a meeting, as applicable, of its board of directors, board of managers, members or other governing body (as the case may be and in each case, to the extent required) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect;
(ii)identify by name and title and bear the signatures of the Responsible Officer or authorized signatory of such Credit Party on the Closing Date that is authorized to sign the Loan Documents to which it is a party on the Closing Date, as applicable, and
(iii)certify (I) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association, articles of association or other equivalent thereof) of such Credit Party on the Closing Date (certified by the relevant authority of the jurisdiction of organization of such Credit Party) and a true and correct copy of its by-laws or operating, management, partnership or similar agreement (to the extent applicable) and (II) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date),
(iv)include a good standing certificate (or equivalent), dated as of a recent date for each Credit Party that is a Credit Party on the Closing Date from the relevant office of the jurisdiction of organization of such Credit Party (to the extent available in the jurisdiction of such Credit Party);
(c)Subject to the last paragraph of this Section 3.1, all actions necessary to establish that the Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral under the Loan Documents (including receipt of copies of all appropriate UCC financing statement forms and intellectual property filing documents and all certificates (in the case of Pledged Certificated Stock (as defined in the Security Agreement)) evidencing the issued and outstanding capital securities owned by each Credit Party that are required to be pledged and so delivered under the Security Agreement, together with stock powers or assignments, as applicable, properly endorsed for transfer to the Agent or duly executed in blank, in each case reasonably satisfactory to the Agent, or in the case of Pledged Uncertificated Stock (as defined in the Security Agreement), an executed uncertificated stock control agreement among the issuer, the registered owner and the Agent substantial in the form attached as an Annex to the Security Agreement)) shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date;
(d)The Closing Date Acquisition shall have been consummated, or substantially simultaneously with the initial funding under the Loans on the Closing Date, shall be consummated, in all material respects in accordance with the Closing Date Acquisition Agreement, without giving effect to any amendments, consents or waivers by you thereto that are materially adverse to the Lenders, without the prior consent of the Lenders (such consent not to be unreasonably withheld, delayed or conditioned and which shall be deemed to have been consented to unless such Lender has objected thereto within five (5) business days after written notice or receipt by the Lenders of such modification, amendment, supplement, consent or waiver);
(e)the Agent’s and the Lenders’ receipt of a customary legal opinion of Gibson, Dunn & Crutcher LLP, in its capacity as counsel for the Credit Parties, dated the Closing Date and addressed to the Agent and the Lenders;
(f)the Agent’s and the Lenders’ receipt of all documentation and other information about the Credit Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Agent or the Blackstone Representative that is required by governmental entities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);
(g)To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Agent and the Lenders shall have received a Beneficial Ownership Certification as required by the Beneficial Ownership Regulation to the extent requested in writing by the Agent and/or such Lender at least ten (10) Business Days prior to the Closing Date;
(h)the Agent’s and the Lenders’ receipt of:
(i)all fees required to be paid by the Borrower on the Closing Date pursuant to the Agent Fee Letter or the Blackstone Fee Letter; and
(ii)all expenses required to be paid by the Borrower pursuant to Section 11.2 hereof for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may reasonably agree, which amounts (other than expenses owing to the Agent) may be offset against the proceeds of the Loans on the Closing Date;

(i)the Agent and the Lenders shall have received a certificate in substantially the form of Exhibit J from a Responsible Officer of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein;
(j)the Agent’s and Blackstone Representative’s receipt on or prior to the Closing Date of a joinder to the Intercreditor Agreement;
(k)subject to the last paragraph of this Section 3.1, the Agent’s and Blackstone Representative’s receipt on or prior to the Closing Date of the Intercompany Subordination Agreement, executed by the Borrower and its Subsidiaries, immediately prior to the Closing Date;
(l)the Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects at the Closing Date; provided that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (A) the definition thereof shall be the definition of “Company Material Adverse Effect” (as defined in the Closing Date Acquisition Agreement) for purposes of the making or deemed making of such Specified Representation and (B) the same shall be true and correct in all respects;
(m)since the date of the Closing Date Acquisition Agreement, no Effect (as defined in the Closing Date Acquisition Agreement) has occurred that had, or would reasonably be expected to have had, individually or in the aggregate with all other Effects (as defined in the Closing Date Acquisition Agreement), a Company Material Adverse Effect (as defined in the Closing Date Acquisition Agreement) that is continuing;
(n)the Agent and the Lenders shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Borrower, confirming compliance with the conditions precedent set forth in Section 3.1(l) and Section 3.1(m);
(o)Blackstone Representative’s receipt on or prior to the Closing Date of:
(i)audited consolidated financial statements of (i) the Borrower and its Subsidiaries as of December 31, 2022, December 31, 2023 and December 31, 2024 and (ii) the Target and its Subsidiaries as of December 31, 2022, December 31, 2023 and December 31, 2024, in each case, consisting of the consolidated balance sheets as of such dates and the related consolidated statements of income and cash flows for each of the fiscal years then ended; and
(ii)the unaudited consolidated balance sheet and the related unaudited consolidated statement of income of (i) the Borrower and its Subsidiaries as of March 31, 2025, June 30, 2025, and September 30, 2025, and (ii) the Target and its Subsidiaries as of March 31, 2025, June 30, 2025, and September 30, 2025;
(p)the Agent’s and the Lenders’ receipt on or prior to the Closing Date of (x) the Borrowing Notice in accordance with the terms of Section 2.2(a)(iii) and (y) the Payment / Advance Form and (z) the Funding Direction Letter, in each case, in form and substance satisfactory to the Blackstone Representative and the Agent.
For purposes of determining compliance with the conditions specified in Section 3.1 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, to the extent that the Lien on any Collateral of the Target and its subsidiaries (including the creation or perfection of any security interest) is not or cannot be provided, validated, created, perfected and/or given on the Closing Date (other than the pledge and perfection of the security interests in (i) a Lien on Collateral that may be perfected solely by the filing of a Form UCC-1 financing statement, (ii) a pledge of the equity interests of the Guarantors (other than the Target and its subsidiaries) organized under the laws of the United States with respect to which a Lien may be perfected upon closing by the delivery of a stock or equivalent certificate together with a stock power or similar instrument of transfer endorsed in blank and (iii) Intellectual Property with respect to which a Lien may be perfected by the filing of short-form intellectual property security agreements in the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable; provided that certificate stock certificates for the Target and its subsidiaries (to the extent certificated on the Closing Date) will only be required to be delivered on the Closing Date to the extent received by the Borrower prior to the Closing Date) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then in each case, the provision, validity, creation, perfection and/or priority of such Collateral of the Target and its subsidiaries shall not constitute a condition precedent to the availability and initial funding of the Initial Term Loans on the Closing Date but may instead be provided, validated, created, perfected and/or given the applicable priority within 90 calendar days after the Closing Date (or such longer period as the Blackstone Representative may reasonably agree).
3.2.[Reserved].

3.3.Covenant to Deliver. The Credit Parties agree to deliver to the Agent and the Lenders, if applicable, each item required to be delivered to the Agent and the Lenders, if applicable, under this Agreement as a condition precedent to any Credit Extension. The Credit Parties expressly agree that a Credit Extension made prior to the receipt by Agent and the Lenders, if applicable, of any such item shall not constitute a waiver by the Agent, the Blackstone Representative or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered by the date of such Credit Extension shall be in the Agent’s (acting at the direction of the Required Lenders) sole discretion.

3.4.Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of any Loan set forth in this Agreement, to obtain such Loan, Borrower shall deliver to the Agent by electronic mail or facsimile a completed Payment/Advance Form in the form of Exhibit A hereto executed by a Responsible Officer of Borrower unless waived by the Blackstone Representative.

4.REPRESENTATIONS AND WARRANTIES
Subject to the last paragraph of Section 3.1, in order to induce the Agent, the Blackstone Representative and the Lenders to enter into this Agreement and make the Credit Extensions from time to time, each Credit Party, jointly and severally, represents and warrants on behalf of itself and its Subsidiaries, to the Agent, the Blackstone Representative and each Lender the following statements are true and correct as of the Closing Date:
4.1.Due Organization, Power and Authority. Each of Borrower and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter, (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted, and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted, except, in each case referred to in clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.2.Equity Interests. Subject to the final paragraph of Section 3.1, as of the Closing Date, all of the outstanding Equity Interests in each Subsidiary of Borrower have been duly authorized and validly issued, are (where required by Requirements of Law to be) fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable, and all such Equity Interests owned directly by Borrower or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral Documents.

4.3.Authorization; No Conflict. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and shall not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Credit Party or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents or Permitted Liens) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.4.Government Consents; Third Party Consents. Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except in each case of clause (a) through (d) above, for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Agent in favor and for the benefit of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws, (iv) notices required to be delivered by the Agent or any Lender in connection with, or the cooperation of any third Person (that is not an Affiliate of any Credit Party) that is required for, any exercise of any of the rights or remedies by the Agent or any Lender, and (v) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.5.Binding Obligation. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, and by general principals of equity.

4.6.Collateral and Intellectual Property. In connection with this Agreement, each Credit Party has delivered to the Agent and the Lenders a completed perfection certificate signed by such Credit Party (with respect to all Credit Parties, collectively, the “Perfection Certificate”). Each Credit Party, jointly and severally, represents and warrants to the Agent and the Lenders that:

(a)(i) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) it is an organization or company of the type and is organized or incorporated in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth as of the Closing Date its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) except as set forth on Schedule 4.6(a), it (and each of its predecessors) has not, in the five (5) years prior to the Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects as of the Closing Date.

(b)(i) it has good title to, has rights in, and subject to Permitted Subsidiary Distribution Restrictions and Permitted Negative Pledges, the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens, except for such minor irregularities or defects in title that do not materially interfere with the Credit Parties’ ability to conduct their business as currently conducted, including any material loss of rights, and (ii) it has no Deposit Accounts maintained at a bank or other depository or financial institution other than the deposit accounts described in the Perfection Certificate delivered to Agent and the Lenders in connection herewith.
(c)A true, correct and complete list of each pending, registered or issued Patent, Copyright, and Trademark in the Territory that is Registered Product IP or Registered Material IP and is owned by, or exclusively licensed to, any Credit Party or any of its Subsidiaries including its name/title, current owner(s), registration, patent or application number, and registration or application date, is set forth on Schedule 4.6(c) of the Disclosure Letter; provided that with respect to Product IP or Material IP of the Target and its Subsidiaries, such schedule may be updated to add any inadvertently omitted patents or patent applications on or prior to 90 days after the Closing Date. Schedule 4.6(c) of the Disclosure Letter includes all Registered Product IP and Registered Material IP owned by, or exclusively licensed to, a Credit Party or any of its Subsidiaries that is a pending, registered or issued Patent, Copyright or Trademark in the Territory. To the Knowledge of the Credit Parties, each item of owned Product IP and Material IP that is subject to a registration or pending application for registration in the Applicable IP Office in the Territory (“Registered”) is subsisting, and no such item of Registered Product IP or Registered Material IP has lapsed, expired, been cancelled or invalidated or become abandoned and, to the Knowledge of the Credit Parties, each such item of Registered Product IP and Registered Material IP is valid, enforceable and without material defects, in each case within the Territory. Except set forth on Schedule 4.6(c) of the Disclosure Letter, to the Knowledge of the Credit Parties, each item of Product IP that is licensed from another Person (other than applications for such Product IP that have not been issued) is valid and subsisting, and no such item of Product IP has lapsed, expired, been cancelled or invalidated, or become abandoned (in each case, other than through the lapse, expiration or abandonment of such Product IP in the exercise of normal prosecution practices and reasonable business judgment). To the Knowledge of the Credit Parties and except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Credit Parties taken as a whole, each item of Product IP and Product Permit, in each case, in the Territory is valid, enforceable and without defects.
(d)The Credit Parties own all Product Permits and own or otherwise have sufficient and valid rights to use and otherwise exploit all Product IP (except as would not, individually or in the aggregate, reasonably be expected to be material to (i) the development, manufacture, commercialization or other exploitation of any Product or (ii) the business of the Credit Parties taken as a whole), and no Subsidiary that is not a Credit Party owns or has any rights to Product IP and Product Permits (other than licenses permitted under clause (k) of the definition of Permitted Transfers). Except as set forth on Schedule 4.6(c) of the Disclosure Letter, to the Knowledge of the Credit Parties, there are no undisclosed published Patents, Patent applications, articles or prior art references that would reasonably be expected to materially adversely affect the patent protection for any Product in the Territory. Each Person who has or has had any rights in or to Product IP owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned Product IP, has executed an agreement presently assigning (directly or indirectly) his, her or its entire right, title and interest in and to such Product IP, and Intellectual Property embodied, described or claimed therein, to the Credit Party or its Subsidiaries as applicable, and to the Knowledge of the Credit Parties no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of any Product in the Territory or entitle such Person to ongoing payments with respect thereto. Except as set forth on Schedule 4.6(c) of the Disclosure Letter all Product IP and Material IP in the Territory owned by or exclusively licensed to the Credit Parties or their Subsidiaries is exclusively owned or licensed by the Credit Parties or their Subsidiaries, as applicable, and, to the Knowledge of the Credit Parties, no circumstances or grounds exist that would give rise to a claim of a third party to any rights in any such owned or exclusively licensed Product IP or other Material IP.
(e)(i) Each Credit Party or Subsidiary owns and possesses valid title to all Product IP and other Material IP for which it is listed as the owner, on Schedule 4.6(c) of the Disclosure Letter and all Product Permits; and (ii) there are no Liens on any Product IP or Product Permits, in each case, in the Territory, other than Permitted Liens that do not secure, other than in the case of Permitted Liens pursuant to clause (a) of the definition thereof, Indebtedness. There are no currently asserted claims nor, to the Knowledge of the Credit Parties, unasserted claims of any Person disputing the inventorship or ownership of any Product IP in the Territory, and the Credit Parties have not received written notice of any such claims.
(f)There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any Product IP, Product Permits or other Material IP in the Territory that is owned by or, in the case of such Product IP and Material IP, exclusively licensed to any Credit Party or any of its Subsidiaries, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired that would result in a material loss of rights relating to such Product IP, Product Permit or other Material IP (in each case, other than through the lapse, expiration or abandonment of such Product IP in the exercise of normal prosecution practices and reasonable business judgment).
(g)There are no unpaid fees or royalties under any Material Contract that relates to any Product IP or other Material IP that have become due, or are reasonably expected to become overdue (except, in each case, as could not, individually or in the aggregate, reasonably be expected to adversely affect Borrower’s or any of its Subsidiary’s rights thereunder), other than any such amounts that are being contested in good faith by Borrower. Each Material Contract that relates to Product IP or other Material IP is in full force and effect and, to the Knowledge of the Credit Parties, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 4.6(g) of the Disclosure Letter, none of the Credit Parties nor any of their Subsidiaries, as applicable, is in breach of or default, in any material respect, under any Material Contract that relates to Product IP or other Material IP to which it is a party or may otherwise be bound, and none of the Credit Parties nor any of their Subsidiaries have received written notice of any circumstances or grounds (and, to the Knowledge of the Credit Parties, no such circumstances or grounds exist) that would give rise to a claim of material breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Material Contracts that relate to Product IP, including the execution, delivery and performance of this Agreement and the other Loan Documents.
(h)No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of any Product IP or Material IP in the Territory (excluding Product IP or Material IP licensed to the Credit Parties under the Material Contracts) of the Credit Parties and their Subsidiaries, other than those fees payable to patent offices in connection with the prosecution, maintenance or renewal of any Product IP or Material IP in the Territory of the Credit Parties and associated attorney fees, none of which are past due in any material respect.
(i)No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of the Credit Parties, no circumstance or grounds exist that would invalidate or render unenforceable, in whole or in part, (i) the Product IP or Product Permit in the Territory in any manner that could reasonably be expected to materially adversely affect any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of a Product in the Territory, or (ii) in the case of Product IP in the Territory owned by or exclusively licensed to any Credit Party or any of its Subsidiaries to or from third parties, except as set forth on Schedule 4.6(i) of the Disclosure Letter, such Credit Party’s or Subsidiary’s entitlement to own or license and exploit such Product IP, in each case, other than (x) any such Product IP that has been determined in the exercise of reasonable business judgment to be immaterial to the exploitation of any Product in the Territory or (y) as expressly permitted pursuant to Permitted Out Licenses. To the Knowledge of the Credit Parties, no person having a duty of candor to a patent office, including to the U.S. Patent and Trademark Office, has withheld, misrepresented, or concealed a material fact or prior art reference from the Patent Office that would affect the validity, scope or enforceability of any Product IP of the Credit Parties and their Subsidiaries.
(j)Except as set forth on Schedule 4.7 of the Disclosure Letter, there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, derivation proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand,

International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor has any such Specified Dispute been threatened in writing, in each case challenging the legality, validity, scope, enforceability, inventorship or ownership of any Product IP of the Credit Parties and their Subsidiaries.
(k)No Credit Party is a party to, nor is it bound by, any license other than any license permitted under this Agreement.
(l)Except as set forth on Schedule 4.6(l) of the Disclosure Letter, in each case where Registered Product IP is owned or co-owned by any Credit Party or its Subsidiaries by assignment or other transfer agreement, the assignment or transfer agreement has been duly recorded with the U.S. Patent and Trademark Office.
(m)Except as set forth on Schedule 4.6(m) of the Disclosure Letter, there are no pending or, to the Knowledge of the Borrower, threatened in writing claims against Borrower or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory infringes or violates (or in the past infringed or violated) the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP, or (ii) that any Product IP of the Credit Parties or their Subsidiaries is invalid or unenforceable (other than from patent and trademark offices through the normal prosecution practices), except, in each case of sub-clause (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to be material to (i) the development, manufacture, commercialization or other exploitation of any Product or (ii) the business of the Credit Parties taken as a whole).
(n)To the Knowledge of the Credit Parties, the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory does not (i) infringe or violate (or in the past infringed or violated) any issued or registered Third Party IP (including any issued Patent within the Third Party IP) or (ii) constitute a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP, except, in each case of sub-clause (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to be material to (i) the development, manufacture, commercialization or other exploitation of any Product or (ii) the business of the Credit Parties taken as a whole.
(o)Except as disclosed on Schedule 4.6(o) to the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations that: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Product IP or other Material IP in the Territory (in order to accommodate any Third Party IP or otherwise), except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to (x) the development, manufacture, commercialization or other exploitation of any Product or (y) the business of the Credit Parties taken as a whole or (ii) permit any third parties to use any Product IP or other Material IP in the Territory, in each case of the Credit Parties or any of their Subsidiaries in the Territory.
(p)Except as disclosed on Schedule 4.6(p) to the Disclosure Letter, to the Knowledge of Borrower, (i) there is no, nor has there been any, infringement or violation by any Person of any Product IP of the Credit Parties and their Subsidiaries or the rights therein in the Territory, except, in each case, as could not, individually or in the aggregate, reasonably be expected to be material to (x) the development, manufacture, commercialization or other exploitation of any Product or (y) the business of the Credit Parties taken as a whole, and (ii) there is no, nor has there been any, misappropriation by any Person of any Product IP of the Credit Parties or the subject matter thereof in the Territory, except, in each case, as could not, individually or in the aggregate, reasonably be expected to be material to (a) the development, manufacture, commercialization or other exploitation of any Product or (b) the business of the Credit Parties taken as a whole. No such claims of such infringement, misappropriation or violation are pending or threatened in writing against any Person by the Credit Parties or their Subsidiaries.
(q)To the Knowledge of the Credit Parties, each Credit Party and each of its Subsidiaries (if applicable) has taken commercially reasonable measures consistent with industry standards to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory.
(r)Each Credit Party and each of its Subsidiaries has taken commercially reasonable measures to obtain, maintain, and renew any regulatory filings, submissions and approvals related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory and all data, including any material regulatory exclusivities such as new chemical entity and orphan drug exclusivity in the Territory.
(s)Except as set forth on Schedule 4.6(s) of the Disclosure Letter, at the time of any shipment of ORLADEYO or shipment of Navenibart for use in clinical trials, occurring within the three (3) year period prior to the Closing Date, the units of each so shipped complied in all material respects with their relevant specifications and were manufactured in all material respects in accordance with then-current applicable requirements under FDA Good Manufacturing Practices.
4.7.Adverse Proceedings; Compliance with Laws. Except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of the Credit Parties or their Subsidiaries, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their respective assets or properties or revenues (including involving allegations of sexual harassment or misconduct by any officer of Borrower or any of its Subsidiaries) that, if adversely determined, (a) either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change or (b) involves this Agreement or any Loan Document (other than any adverse proceeding brought or threatened by any Secured Party). Neither Borrower nor any of its Subsidiaries (a) is in violation of any Requirements of Law (including Environmental Laws), excluding any Requirement of Law which is being contested in good faith by appropriate proceedings that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

4.8.Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.

(a)The documents filed by Borrower with the SEC pursuant to the Exchange Act since January 1, 2025 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading. With respect to projected financial information included in the Exchange Act Documents, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections shall be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein);
(b)The Borrower’s audited annual financial statements as of December 31, 2024 and its unaudited financial statements for the fiscal quarters ended on March 31, 2025, June 30, 2025 and September 30, 2025 (including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Borrower and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly in all material respects the information required to be stated therein;
(c)Since December 31, 2024, there has not occurred or failed to occur any change or event that has had or would reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change, except as has been disclosed in the Exchange Act Documents; and
(d)The Books of Borrower and each of its Subsidiaries in existence immediately prior to the Closing Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with GAAP and all Requirements of Law in all material respects.
4.9.Solvency. Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution or liquidation of any Credit Party.

4.10.Payment of Taxes. All foreign, federal and state income and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, except where the failure to file or the lack of accuracy has not resulted in, and is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Change. All Taxes which are due and payable by any Credit Party or any of its Subsidiaries have been paid when due and payable except where such payment can be lawfully withheld or the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that no such Tax or any claim for Taxes that have become due and payable shall be required to be paid if, in each case, (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with GAAP and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

4.11.Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (a) neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity; (b) as of the date hereof, Borrower and each of its Subsidiaries have complied at all times in all material respects with applicable Environmental Laws; (c) as of the date hereof, neither Borrower nor any of its Subsidiaries have received any notice of any Environmental Claim, including any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law (d) there are and, to the Knowledge of the Credit Parties, have been, no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries; (e) to the Knowledge of the Credit Parties, no predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries (but, for the avoidance of doubt, neither Borrower nor any of its Subsidiaries has, directly or indirectly, undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), (f) neither Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries; (g) no event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity; and (h) neither Borrower nor any of its Subsidiaries have undertaken or assumed (by operation of law or otherwise) any liability arising under Environmental Law, or provided an indemnity with respect to any Environmental Law, for any other Person.

4.12.Material Contracts. After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract, is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of the Credit Parties, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of the Credit Parties, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) would not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto. Except as described on Schedule 4.12 of the Disclosure Letter, as of the date hereof, no Credit Party or any of its Subsidiaries has received any written notice from any party to any Material Contract asserting, or, to the Knowledge of the Credit Parties, threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract.

4.13.Regulatory Compliance. No Credit Party is or is required to be registered as an “investment company”, and no Credit Party is a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended. No Credit Party is engaged as one of its important activities in extending credit for Margin Stock (under Regulations X, T, and U of the Federal Reserve Board. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Credit Party is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, wages and hours (including the Federal Fair Labor Standards Act). No Credit Party is delinquent in any payments to any employee for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such Employees;  there are no grievances, complaints or charges with respect to employment or labor matters (including charges of employment discrimination, retaliation or unfair labor practices) pending or, to the knowledge of any Credit Party, threatened in any judicial, regulatory or administrative forum, or under any private dispute resolution procedure; and none of the employment policies or practices of Credit Party are currently being audited, or to the knowledge of any Credit Party, being investigated by any Relevant Governmental Body, except in each case as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Employee Benefit Plan, and with respect to each Employee Benefit Plan, each Credit Party and Subsidiary, is in compliance with all applicable provisions of ERISA, the IRC and other U.S. federal or state Requirements of Law, respectively. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or would reasonably be expected to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA; and (iv) there are no pending or, to the Knowledge of the Credit Parties, threatened claims, actions or lawsuits related to any Employee Benefit Plan, except, with respect to each of clauses (i), (ii), (iii) and (iv) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has received a favorable determination, opinion or advisory letter from the Internal Revenue Service to the effect that the form of such Employee Benefit Plan is qualified under Section 401(a) of the IRC and that the trust related thereto is exempt from federal income tax under Section 501(a) of the IRC. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, no Credit Party or Subsidiary has any obligation to provide health or welfare benefits to any individual after termination of employment, other than coverage in connection with bona fide severance or unsubsidized coverage that is required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or similar state law. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each arrangement pursuant to which a Credit Party or Subsidiary has an obligation to pay or accrue nonqualified deferred compensation (within the meaning of Section 409A of the IRC) has been administered in accordance with plan documents that satisfy the requirements of Section 409A of the IRC.

4.14.Margin Stock. No Credit Party is engaged, nor shall it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No

Credit Party owns any Margin Stock, and none of the proceeds of the Credit Extensions or other extensions of credit under this Agreement shall be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, or for any other purpose that might cause the Term Loan or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.

4.15.Subsidiaries. Schedule 4.15 of the Disclosure Letter (a) sets forth the name and jurisdiction of incorporation, organization or formation of Borrower and each of its Subsidiaries and (b) sets forth the ownership interest of Borrower and any other Credit Party in each of their respective Subsidiaries, including the percentage of such ownership.

4.16.Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. There are no collective bargaining agreements or other contracts, agreements, or leases (whether written or oral and whether express or implied) with any union or work rules or practices agreed to with any union, binding on any Credit Party with respect to any employee. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the Knowledge of the Credit Parties, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Borrower or any of its Subsidiaries or, to the Knowledge of the Credit Parties, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of the Credit Parties, threatened in writing involving Borrower or any of its Subsidiaries, and (c) to the Knowledge of the Credit Parties, there is no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the Knowledge of the Credit Parties, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c), individually or together with any other matter specified in clause (a), (b) or (c), would reasonably be expected to result in a Material Adverse Change.

4.17.Full Disclosure. None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Agent and the Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections shall be attained, that actual results may differ in a material manner from such projections, and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein). To the Knowledge of the Credit Parties, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to the Lenders by or on behalf of the Borrower for use in connection with the transactions contemplated hereby.

4.18.Anti-Corruption; Anti-Terrorism Laws; Sanctions.
(a)None of Borrower, its Subsidiaries or, to the Knowledge of the Credit Parties, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower has, at any time in the last three (3) years, (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or, to the Knowledge of Borrower, indirect unlawful payment, to any foreign or domestic government official or employee from corporate funds of Borrower or any of its Subsidiaries,

(iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption laws, rules and regulations applicable to the Borrower or any of its Subsidiaries (“Anti-Corruption Laws”), or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension shall be used, directly or, to the Knowledge of Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of Anti-Corruption Laws;
(b)(i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in the last three (3) years in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (also referred to as the Bank Secrecy Act), as amended by Title III of the Patriot Act, and applicable anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”), and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of Borrower, threatened in writing;
(c)None of Borrower, its Subsidiaries or, any director, officer, or, to the Knowledge of the Credit Parties, agent or employee of Borrower or any Subsidiary of Borrower (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction in violation of Sanctions, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions, or who is located, organized or residing in any Designated Jurisdiction, in violation of Sanctions. No Loan, nor the proceeds from any Loan, has been or shall be used, directly or, to the Knowledge of any Credit Party, indirectly, to lend, contribute or provide to, or has been or shall be otherwise made available for the purpose of funding, any activity or business in any Designated Jurisdiction in violation of Sanctions or for the purpose of funding any activity or business of any Person located, organized or residing in any Designated Jurisdiction, or who is the subject of any Sanctions, in violation of Sanctions, or in any other manner that shall result in any violation of Sanctions by any party to this Agreement;
(d)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct.
4.19.Health Care Matters.

(a)Compliance with Health Care Laws. Except as set forth on Schedule 4.19(a) of the Disclosure Letter, each Credit Party and, to the Knowledge of the Credit Parties, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws applicable to the research, development, manufacture, production, use, commercialization, marketing, labeling, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory.
(b)Compliance with FDA Laws.
(i)Except as disclosed in Schedule 4.19(b) of the Disclosure Letter, each Credit Party and, to the Knowledge of the Credit Parties, each of its Subsidiaries, are in compliance in all material respects with all applicable FDA Laws, including those related to the adulteration or misbranding of products within the meaning of Sections 501 and 502 of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., (the “FDCA”) and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents, relating to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory. As of the Closing Date, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Credit Party and its Subsidiaries has filed or maintained with the applicable Governmental Authorities all notices, documents, listings, supplemental applications or notifications, reports, submissions, and other filings required under applicable FDA Laws, including, as applicable, annual reports, adverse event reports, advertising and promotional material submissions, and clinicaltrials.gov registrations and reports, and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each such filing was true, complete and correct as of the date of submission, except as revised by any necessary or required updates, changes, corrections, amendments, supplements or modifications to such filings.
(ii)Except as disclosed in Schedule 4.19(b) of the Disclosure Letter, all Products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Credit Party and its Subsidiaries that are subject to the jurisdiction of any Regulatory Agency have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance in all material respects with the FDA Laws and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents, and have been (to the extent applicable) for the previous three (3) years. All activities conducted by each Credit Party and its Subsidiaries are conducted in compliance in all material respects with applicable FDA Laws. Except as set forth on Schedule 4.19(b), as of the Closing Date, neither any Credit Party or any of their Subsidiaries or, to the Knowledge of the Credit Parties, their respective suppliers have received any written notice or communication from the FDA or other Governmental Authority relating to any Products, including without limitation any Form FDA 483, notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices, that alleges material noncompliance with any applicable FDA Law or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents. In the last three (3) years, each Credit Party and their Subsidiaries and, to the Knowledge of the Credit Parties, their respective suppliers have not received any written notice that the FDA or other Governmental Authority is materially limiting, suspending or revoking any approval or marketing authorization for any Product, or any written notice that the Credit Party or any Subsidiary has become subject to any material administrative or regulatory enforcement action, proceeding or investigation by the FDA or other Governmental Authority under applicable FDA Laws or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents. Except as would not reasonably be expected to result in a Material Adverse Change, in the last three (3) years, no Product has been seized, withdrawn, detained, or subject to a mandatory recall, removal, or suspension of research, approval, manufacturing, marketing, distribution or commercialization activity of any Product imposed by a Governmental Authority.
(iii)Except as disclosed in Schedule 4.19(b) of the Disclosure Letter, all preclinical and clinical studies of any Products conducted by or on behalf of any Credit Party or Subsidiary thereof or sponsored by such Credit Party or Subsidiary were for the previous five (5) years, and if still pending, are being conducted in compliance with applicable FDA Laws, and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents, in all material respects, including as applicable, 21 C.F.R. Parts 11, 50, 54, 56, 58, and 312. In the last three (3) years, no Credit Party nor any Subsidiary has received any written notices from the FDA or other Governmental Authority or from any institutional review board or comparable authority requiring the termination, suspension, material modification, or clinical hold of, or alleging material noncompliance with, any FDA Laws or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents, applicable to, any clinical studies conducted by or on behalf of, or sponsored by, a Credit Party or Subsidiary with respect to any Products.
(iv)No Credit Party or any Subsidiary is subject to any material obligation arising under a Regulatory Action, and no such obligation has been threatened in writing. There is no material Regulatory Action or other proceeding or request for information pending against any Credit Party or any Subsidiary or, to the knowledge of each Credit Party, an officer, director, or employee of any Credit Party or any Subsidiary, and no Credit Party or any Subsidiary has any material liability (whether actual or contingent) for failure to comply with any FDA Laws, or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents. Except as set forth on Schedule 4.19(b)

of the Disclosure Letter, within the past three (3) years, there have been no material recalls, withdrawals, removals, field alerts, “dear doctor” letters, investigator notices, or safety alerts relating to an alleged lack of safety, efficacy, or regulatory compliance of any Products, and, to the Knowledge of the Credit Parties, there are no defects in any Products that would reasonably be expected to adversely affect the safety or efficacy of any product for its intended use (other than such limitations specified in the applicable package insert). None of the Products has been the subject of any products liability or warranty action against any Credit Party or a Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(c)Material Statements. Within the past three (3) years, neither any Credit Party, nor, to the Knowledge of the Credit Parties, any Subsidiary or any officer, Affiliate or employee of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, Affiliate or employee of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of the Credit Parties, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority under any Health Care Law, (ii) has failed to disclose a material fact to any Governmental Authority under any Health Care Law, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, would reasonably be expected to constitute a material violation of any Health Care Law.
(d)Proceedings; Audits. Except as set forth on Schedule 4.19(d) of the Disclosure Letter, as of the Closing Date, there is no material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority pending or, to the Knowledge of the Credit Parties, threatened in writing against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws or FDA Laws or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with any foreign equivalents. To the Knowledge of the Credit Parties, there are no facts, circumstances or conditions which would reasonably be expected to form the basis for any such material investigation, suit, claim, audit, action or proceeding, except as has been disclosed in the Exchange Act Documents.
(e)Prohibited Transactions. Except as set forth on Schedule 4.19(e) of the Disclosure Letter, within the past five (5) years, neither any Credit Party, any Subsidiary or, to the Knowledge of the Credit Parties, any officer, Affiliate or employee of a Credit Party or Subsidiary, nor to the Knowledge of the Credit Parties, any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician, or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician, contractor, or any other Person in material violation of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law. To the Knowledge of the Credit Parties, there are no actions pending or threatened in writing against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, federal or United States state healthcare whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.) (or under any foreign equivalent).
(f)Exclusion. Except as set forth on Schedule 4.19(f) of the Disclosure Letter, neither any Credit Party nor any Subsidiary, nor to the Knowledge of the Credit Parties, any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the

Knowledge of Borrower, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations, to the extent applicable; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties, to the extent applicable; or (iv) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling any Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.
(g)HIPAA. Each Credit Party and each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable Information Privacy or Security Laws, and each Credit Party and, to the Knowledge of the Credit Parties, each of its Subsidiaries, to the extent applicable, has implemented policies, procedures and training customary in the pharmaceutical industry or otherwise adequate to assure continued compliance and to detect non-compliance, in each case, in all material respects.
(h)Corporate Integrity Agreement. Neither any Credit Party or Subsidiary, nor any of their respective Affiliates, nor any officer, director or, to the Knowledge of the Credit Parties, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) of any Credit Party or Subsidiary, is a party or is otherwise subject to any order, individual integrity agreement, or corporate integrity agreement with any U.S. Governmental Authority concerning compliance with any laws, rules, or regulations issued under or in connection with a Governmental Payor Program.
4.20.Regulatory Approvals and Exclusivities.

(a)Except as set forth on Schedule 4.20(a) of the Disclosure Letter, each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory has all material Regulatory Approvals required for its business and operations as conducted on the Closing Date under applicable Requirements of Law.
(b)Except as set forth on Schedule 4.20(b), each Credit Party, each Subsidiary (as applicable) and to the Knowledge of the Credit Parties, each licensee of a Credit Party or a Subsidiary of any Intellectual Property, is in compliance with, and at all times during the past three (3) years, has complied with, all applicable foreign, federal, state and local Requirements of Law, governing the research, development, manufacture, production, use, commercialization, marketing, importing, distribution or sale of any Product in the Territory, including all such applicable Requirements of Law promulgated by each applicable Regulatory Agency, except for such failures to comply which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.20(b) of the Disclosure Letter, within the last three (3) years, no Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a material violation of any applicable foreign, federal, state or local Requirements of Law except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.21.Supply and Manufacturing.

(a)Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of the Credit Parties, during the past three (3) years, each Product has at all times been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of such Product, without the occurrence of any event causing inventory of such Product to have become exhausted prior to satisfying such demand, or any other event in which the manufacture and release to the market of such Product does not satisfy the sales demand for such Product.
(b)Except as disclosed in the Exchange Act Documents or set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of the Credit Parties, during the past three

(3) years, no manufacturer of any Product is currently subject to a Form 483 that prevents the manufacturing, testing, and release of any Product and that, with respect to any such Form 483, all scientific and technical violations or other issues relating to FDA Laws regarding good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been materially corrected or otherwise materially resolved.
4.22.IT Assets and Data Privacy.
(a)The IT Assets owned, used or held for use by Credit Parties or any Subsidiary (the “Business IT Assets”) are sufficient for the current and currently anticipated needs of the business of the Credit Parties and any Subsidiary in all material respects.
(b)To the Knowledge of the Credit Parties, in the past three (3) years, there has been no unauthorized access to or unauthorized use of, or any other security incident with respect to, any (i) Business IT Assets, or (ii) any confidential or proprietary information that is in the Credit Parties’ or any Subsidiary’s possession or control, in each case of (i) and (ii), in a manner that, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Change.
(c)Except as has not, individually or in the aggregate, resulted in, and is not reasonably likely to result in, a Material Adverse Change, (i) the Credit Parties and any Subsidiary have taken commercially reasonable precautions consistent with current industry standards to (A) protect the confidentiality, integrity, and security of the Business IT Assets (and all information and transactions stored or contained therein or transmitted thereby) from any unauthorized intrusion, breach, use, access, interruption, destruction or modification by any Person, and (B) ensure that all Business IT Assets are fully functional, operate and run in a reasonable and efficient business manner and do not contain any Malicious Code, and (ii) to the Knowledge of the Credit Parties, the Business IT Assets do not contain any Malicious Code.
(d)Except as has not, individually or in the aggregate, resulted in, and is not reasonably likely to result in, a Material Adverse Change, the Credit Parties and any Subsidiary (i) have appropriate policies and measures in place that are in compliance in all material respects with all applicable Laws, contractual commitments and generally accepted industry standards relating to the protection, collection, use, access, storage, maintenance, processing, transmission, distribution, transfer (including cross-border transfer) or disclosure of personally identifiable information and data, (ii) are and have been in compliance with (and have contractually required Persons who have access to such information or data to comply with) such policies, measures, Laws, commitments and standards, and (iii) have not received any written notice, and are not and have not been subject to any claim, and, to the Knowledge of the Credit Parties, no such notice or claim is or has been threatened, regarding the protection, collection, use, access, storage, maintenance, processing, transmission, distribution, transfer (including cross-border transfer) or disclosure of personally identifiable information or data.
5.AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations in cash in immediately available funds (other than inchoate indemnity obligations in respect of which no claim has been asserted), each Credit Party shall, and shall cause each of its Subsidiaries to:
5.1.Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation, except (other than with respect to Borrower) pursuant to a transaction permitted by this Agreement; (b) maintain all rights, privileges (including its good standing), permits, licenses and franchises required under applicable Law for it and all of its Subsidiaries in the ordinary course of its business; (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, including, obtaining any and all licenses, permits, franchise and other governmental and regulatory authorizations necessary to the ownership of its properties or the conduct of its business; and (d) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, except in the case of clause (b), clause (c) and clause (d), (i) where the failure to do so would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement.

5.2.Financial Statements; Notices. Deliver to the Agent and the Lenders:

(a)Financial Statements.
(i)Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower (or to the extent required, such later date on which Borrower is required to file a Form 10-K under the Exchange Act, as applicable), beginning with the fiscal year ending December 31, 2025, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income (or loss), cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by a report and opinion of Ernst & Young LLP, Borrower’s independent certified public accounting firm, or another auditor that is nationally recognized or reasonably acceptable to the Blackstone Representative (which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or scope of such audit other than with respect to, or expressly resulting from, (x) the upcoming Maturity Date of the Loans or (y) any potential breach of the covenant set forth in Section 6.16) stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);
(ii)Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower (or to the extent required, such later date on which Borrower is required to file a Form 10-Q under the Exchange Act, as applicable), beginning with the first fiscal quarter ending after the Closing Date, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income (or loss) and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements. if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC). Such consolidated financial statements shall be certified by a Responsible Officer of Borrower as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes; and
(iii)Other Information. As promptly as practicable, such additional information regarding the business or financial affairs of Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as Agent, the Blackstone Representative or any Lender may from time to time reasonably request (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract, not entered into in contemplation of this Agreement); provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product; provided, further, that in the event the Borrower or any of its Subsidiaries does not provide information in reliance on the foregoing proviso or on the basis of confidentiality requirements, such Persons shall provide notice to the Agent and Blackstone Representative promptly and shall use commercially reasonable efforts to communicate the applicable information in a way that would not result in the loss of such privilege or comply with the applicable confidentiality requirements, as applicable.

(iv) It is understood that the financial statements delivered above may also include consolidated information with respect to the JPR Royalty Sub.
(b)Budget. As soon as available, and in any event within seventy five (75) days after the end of each fiscal year of Borrower, commencing with the fiscal year ending December 31, 2025, a consolidated budget for the then-current fiscal year substantially in the form provided to the Agent and the Lenders prior to the Closing Date or otherwise in form and substance reasonably satisfactory to the Blackstone Representative (collectively, the “Budget”), which Budget shall have been prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such Budget, it being understood that actual results may vary from such Budget and that such variations may be material.
(c)Compliance Certificates.
(i)Commencing with the first fiscal quarter ending after the Closing Date, concurrently with the delivery of any financial statements pursuant to Sections 5.2(a)(i) and (ii), a certification (the “Compliance Certificate”) substantially in the form of Exhibit D hereto as to (x) the absence of a Default or Event of Default (or to the extent a Default or Event of Default has occurred and is continuing, a description and actions taken or proposed taken with respect thereto), (y) to the extent not previously disclosed to the Agent, (1) a description of any change in the jurisdiction of organization of any Credit Party, (2) the information required pursuant to Section 5.7(c) with respect to Product IP and Material IP, (3) a description of any Person that has become a Subsidiary, in each case since the date of the most recent Compliance Certificate delivered pursuant to this clause (i) (or, in the case of the first such report so delivered, since the Closing Date) and (4) a description of any material updates to material permits from the FDA or other Governmental Authority for the Products and (z) compliance or noncompliance with the Credit Party Minimum Coverage Requirement.
(ii)As soon as available, but in any event within ten (10) Business Days after the end of each calendar quarter, a certification (the “Liquidity Compliance Certificate”) substantially in the form of Exhibit E hereto as to (x) the absence of a Default or Event of Default (or to the extent a Default or Event of Default has occurred and is continuing, a description and actions taken or proposed taken with respect thereto) and (y) the calculation of Liquidity and confirmation as to whether the Credit Parties are (and have at all times since the date of the previously delivered Liquidity Compliance Certificate (or if there has not previously been a Compliance Certificate delivered, the Closing Date)) in compliance with Section 6.16 at all times.
(d)[Reserved].
(e)Notices. Written notice as promptly as practicable (and in any event within five (5) Business Days or, solely with respect to the notice in subclauses (iv) and (v), ten (10) Business Days) after a Responsible Officer of Borrower or any Credit Party shall have obtained knowledge of the occurrence of any of the following:
(i)Default or Event of Default;
(ii)ERISA Event, material commitment by a Credit Party or ERISA Affiliate to maintain or contribute to a Plan or a Multiemployer Plan, or establishment by a Credit Party or a Subsidiary thereof of an Employee Benefit Plan that provides material subsidized post-termination medical or welfare benefits (other than in connection with bona fide severance or to comply with COBRA or similar state law) that, either individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Change;
(iii)any events, occurrences or circumstances that, either individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Change;
(iv)product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued by a Credit Party, any

Subsidiary thereof or their respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product, or any basis for undertaking or issuing any such action or item; provided that such notice shall not be required with respect to Product outside the Territory unless the applicable, recall, alert, correction, withdrawal, suspension, removal or like conduct is material to the business of the Borrower and its Subsidiaries (taken as a whole);
(v)receipt of written claim by any Person that the conduct of any Credit Party’s or a Subsidiary’s business (including the development, manufacture, use, sale or other commercialization of any Product) infringes, misappropriates or otherwise violates the Intellectual Property of such Person, except as would not, individually or in the aggregate, reasonably be expected to be material to (i) the development, manufacture, commercialization or other exploitation of any Product or (ii) the business of the Credit Parties taken as a whole;
(vi)receipt of written claim alleging, or any Credit Party otherwise obtaining Knowledge of, any infringement, misappropriation or other violation by any Person of any Material IP of a Credit Party or Subsidiary thereof, except as would not, individually or in the aggregate, reasonably be expected to be material to (i) the development, manufacture, commercialization or other exploitation of any Product or (ii) the business of the Credit Parties taken as a whole;
(vii)(i) any written notice received by Borrower from any Governmental Authority alleging any potential or actual violations of any Health Care Law by Borrower, (ii) any written notice that the FDA or other Governmental Authority is limiting, suspending or revoking any approvals or market authorizations for any Product, (iii) any written notice that Borrower has become subject to any administrative or regulatory enforcement action, proceeding or investigation issued by the FDA or other Governmental Authority, (iv) notice of the exclusion or debarment from any governmental healthcare program or debarment or disqualification by FDA of Borrower, (v) any written notice that FDA or other Governmental Authority is changing the market classification or labeling under any such approvals or market authorizations for any Product, or (vi) the receipt of notice, or occurrence of any decision, to conduct a voluntary or mandatory recall, withdrawal, removal, suspension of manufacturing or marketing, or discontinuation of any Product, in each case of clauses (i) through (vi), to the extent such notice would reasonably be expected to result in material and adverse consequences to Borrower and its Subsidiaries, taken as a whole; and
(viii)any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries (other than as required under GAAP).
(f)Legal Action Notice. Prompt written notice (and in any event within five (5) Business Days) of any legal action, litigation, investigation or proceeding pending or threatened in writing against any Credit Party or any Subsidiary (i) that could reasonably be expected to result in damages or costs to such Credit Party or such Subsidiary in an amount in excess of $[***] or (ii) which alleges potential violations of the Health Care Laws, the FDA Laws or any applicable statutes, rules, regulations, standards, guidelines, policies and order administered or issued by any foreign Governmental Authority, which, in the case of this clause (ii), individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change; and in each case, provide such additional information as the Blackstone Representative may reasonably request in relation thereto; provided that the Credit Parties shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product.
(g)Notwithstanding the foregoing, any documents, materials, notices or other information, that Borrower, any Credit Party or any of their Subsidiaries is required to deliver (including any copy of any attestation report or certification) under Sections 5.2(a)(i) or 5.2(a)(ii) above shall be deemed to have been made if such item shall have been made available within the time period specified in Sections 5.2(a)(i) or 5.2(a)(ii) above, as applicable, on the SEC’s EDGAR system (or any successor system adopted by the SEC).

5.3.Taxes. Timely file all foreign, federal and state income and other material required tax returns and reports or extensions therefor and timely pay all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets, or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable and have or may become a Lien on any Collateral shall be required to be paid if it is being contested in good faith by appropriate proceedings instituted within applicable time limits and diligently conducted, so long as adequate reserves with respect thereto have been maintained in accordance with GAAP.

5.4.Insurance; Maintenance of Properties.

(a)Maintain with financially sound and reputable independent insurance companies or underwriters, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to the timing requirements of this Section 5.4, any products liability or general liability insurance maintained in the United States regarding Collateral shall (i) name Agent as additional insured or lender’s loss payee, as applicable, and (ii) to the extent the applicable insurer agrees after the use of commercially reasonable efforts by the Borrower and its Subsidiaries, provide that no cancellation of the policies shall be made without at least ten (10) days prior written notice to the Agent and the Blackstone Representative. The Borrower shall deliver to the Agent insurance certificates certified by the Borrower’s insurance brokers, and appropriate endorsements showing the Agent as the lenders’ loss payee and additional insured as required above, as to the existence and effectiveness of each such policy of insurance (the additional insured clauses or endorsements for which shall be in form and substance reasonably satisfactory to the Blackstone Representative). So long as no Event of Default shall have occurred and be continuing, Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of Borrower and its Subsidiaries (and the Agent and each Lender shall promptly remit to Borrower any proceeds received by it with respect to any such insurance), subject to Section 2.2(c)(v).
(b)Keep all Inventory which constitutes Product in good and marketable condition, free from material defects and otherwise keep all Inventory which constitutes Product in compliance with all applicable FDA Laws and all other foreign equivalents, as applicable, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. Returns and allowances between a Credit Party and its account debtors shall follow such Credit Party’s customary practices. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all commercially reasonable repairs, renewals and replacements thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Change.
5.5.Operating Accounts. In the case of any Credit Party, for each Collateral Account that such Credit Party at any time maintains in the United States, and promptly following the establishment of any new Collateral Account in the United States by such Credit Party, subject such account to a Control Agreement that is reasonably acceptable to the Agent and the Blackstone Representative, in order to perfect the Agent’s Lien in favor and for the benefit of Agent and the other Secured Parties in accordance with this Section 5.5. Except as otherwise provided in the last sentence of this paragraph, for each Collateral Account that each Credit Party at any time maintains in the United States, such Credit Party shall, within thirty (30) days of establishing such Collateral Account (or such longer period as the Blackstone Representative may agree in its sole discretion), cause the applicable bank or other depository or financial institution located in the United States, at or with which any Collateral Account is maintained to execute and deliver, and such Credit Party shall execute and deliver, to the Agent, a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Agent’s Lien, for the benefit of Lenders and the other Secured Parties, in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Agent (acting as the direction of the Blackstone Representative). Notwithstanding the foregoing, the Credit Parties shall have until the date that is sixty (60) days (or such longer period as the Blackstone Representative may agree in its sole discretion) following (i) the Closing Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the

Closing Date (or opened during such 60-day period (or such longer period as the Blackstone Representative may agree in its sole discretion) and (ii) the closing date of any Permitted Acquisition or other Investment to comply with the provisions of this Section 5.5 with regards to Collateral Accounts of the Credit Parties acquired in connection with such Permitted Acquisition or other Investment. If the cash balance (based on the average weekly cash balance held in such account during such fiscal quarter) in accounts previously excluded under sub-clause (viii) of “Excluded Accounts” exceeds the aggregate threshold set therein at the end of any subsequent fiscal quarter, Borrower shall (a) no later than the date the applicable Compliance Certificate is required to be delivered with respect to such fiscal quarter, designate such accounts as no longer being Excluded Accounts, with the effect that the accounts which remain as Excluded Accounts pursuant to sub-clause (viii) therein are in compliance with the requirements for exclusion under sub-clause (viii) therein.

5.6.Compliance with Laws. Comply with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, the IRC (including requirements for intended tax treatment), Health Care Laws and the Federal Fair Labor Standards Act), except, in each case, if the failure to comply therewith would not, individually or together with any other such failures, reasonably be expected to result in a Material Adverse Change; provided, that with respect to Requirements of Law and all orders, writs, injunction, decrees and judgments with respect to applicable Anti-Terrorism Laws, Anti-Money Laundering Laws, Sanctions, OFAC, FCPA, and similar applicable Laws, the Credit Parties and each of their Subsidiaries shall comply in all material respects.

5.7.Protection of Intellectual Property Rights.

(a)Except where the failure to do so would not reasonably be expected to materially interfere with the Credit Parties’ ability to conduct their business as conducted on the Closing Date or result in any material loss of rights relating to any Product in the Territory (including Patent exclusivity therefor), (i) file, prosecute, protect, defend and maintain the validity and enforceability of any Product IP in the Territory; (ii) maintain the confidential nature of any material trade secrets and trade secret rights used in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory; and (iii) not allow any Product IP in the Territory to be abandoned, forfeited or dedicated to the public (other than through the exercise of normal prosecution practices and reasonable business judgment, e.g., the abandonment of a continuation application that is no longer needed to maintain the pendency of another patent application) or any Material Contract that relates to any Product IP in the Territory to be terminated by Borrower or any of its Subsidiaries, as applicable, without the Blackstone Representative’s prior written consent (such consent not to be unreasonably withheld or delayed), in the case of clauses (i) and (ii), other than as expressly permitted pursuant to clause (j) of the definition of Permitted Transfer; provided, however, that with respect to any such Product IP that is not owned by Borrower or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Borrower or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.
(b)(i) Except as Borrower may otherwise determine in its reasonable business judgment, and where the failure to do so could not reasonably be expected to materially interfere with the Credit Parties’ ability to conduct their business as conducted on the Closing Date or result in any material loss of rights relating to any Product in the Territory (including Patent exclusivity therefor), at its (or its Subsidiaries’, as applicable) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A)  file, prosecute and maintain any Product IP in the Territory and (B) diligently defend or assert any Product IP in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within any Product IP, against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use commercially reasonable efforts to cause any licensee or licensor of any Product IP in the Territory not to, and such Credit Party shall not, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of Product IP in the Territory (other than through the exercise of normal prosecution practices that are pursuant to reasonable business judgment, e.g., the abandonment of a continuation application that is no longer needed to maintain the pendency of another patent application).
(c)The Borrower shall provide (i) quarterly updates with respect to Registered Product IP and Registered Material IP in the Territory listed on Schedule 4.6(c) of the Disclosure Letter concurrently with the delivery of any financial statements pursuant to Section 5.2(a)(ii), (ii) semi-annual updates with respect to all other Product IP and Material IP (other than any Registered Product IP and Registered Material IP in the Territory listed on Schedule 4.6(c) of the Disclosure Letter) that is pending, registered or issued in any jurisdiction that is not the Territory concurrently with the delivery of the financial statements with respect to the fiscal quarter ending on June 30 of every fiscal year pursuant to Section 5.2(a)(ii) and the financial statements delivered pursuant to Section 5.2(a)(i), as applicable, and (iii) annual updates concurrently with the delivery of any financial statements pursuant to Section 5.2(a)(i) on material developments with respect to any adversarial proceedings and any material developments with respect to any items listed on such Schedule or updated Schedule, and upon reasonable request of the Blackstone Representative, conduct quarterly meetings (which may be via videoconference) with the Blackstone Representative and Lenders to discuss such updates.
5.8.Books and Records. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary), as the case may be.

5.9.Access to Collateral; Audits; Lender Calls.
(a)Allow the Agent, the Blackstone Representative or each of their respective agents or representatives, (i) not more than one (1) time in any fiscal year (in the aggregate) prior to the occurrence and continuance of an Event of Default, and (ii) at any time after the occurrence and continuance of an Event of Default, in each case, during normal business hours and upon reasonable advance notice, to visit and inspect the Collateral and inspect, copy and audit any Credit Party’s Books. The foregoing inspections and audits, if any, shall be at the relevant Credit Party’s expense.
(b)Upon the request of the Blackstone Representative, conduct a meeting (which may be telephonic) of the Blackstone Representative and the Lenders each quarter during normal business hours to discuss the most recently reported financial results and the financial condition of Credit Parties, at which there shall be present a Responsible Officer and such other officers of the Credit Parties as may be reasonably requested to attend by the Blackstone Representative or Required Lenders, such request, or requests to be made at a reasonable time prior to the scheduled date of such meeting.
5.10.Use of Proceeds. Use the proceeds of the Initial Term Loan funded on the Closing Date solely to (i) pay the consideration required to consummate the Closing Date Acquisition and pay other expenses related to the Closing Date Acquisition, (ii) pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions and (iii) for working capital and other general corporate purposes of Borrower and its Subsidiaries.

5.11.Further Assurances. Subject to Section 5.12(e), promptly upon the reasonable written request of the Blackstone Representative, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Closing Date taking such steps as are reasonably deemed necessary or desirable by the Blackstone Representative to maintain, protect and enforce the Agent’s Lien in favor and for the benefit of the Agent and the other Secured Parties on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents in accordance with the terms of the Security Agreement and the other Loan Documents, subject to Permitted Liens.

5.12.Additional Collateral; Guarantors.

(a)From and after the Closing Date, except as otherwise approved in writing by the Blackstone Representative, each Credit Party shall cause each of its Subsidiaries (other than Excluded

Subsidiaries), and, solely if required under the Credit Party Minimum Coverage Requirement, such Foreign Subsidiaries elected by the Borrower with the consent of the Blackstone Representative (such consent not to be unreasonably withheld, conditioned or delayed) that would, after giving pro forma basis effect to the joinder thereof as Guarantor, result in the satisfaction of the Credit Party Minimum Coverage Requirement, to guarantee the Obligations by executing and delivering a joinder in the form of Exhibit H hereto and to cause each such Subsidiary to grant to the Agent in favor and, for the benefit of the Agent and the other Secured Parties a first priority (subject only to Permitted Liens pursuant to clauses (c), (d), (e), (f), (g), (h), (i), (l), (n), (o), (q), (s), (t), (u), (w), (aa), (bb) and (dd) of the definition thereof) security interest in and Lien upon, and pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties, all of such Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing, to secure such guaranty; provided, that such Credit Party’s obligations to cause any Subsidiary formed or acquired after the Closing Date to take the foregoing actions shall be subject to the timing requirements of Sections 5.13 and 5.17 and subject to the final paragraph of Section 3.1. Furthermore, subject to the final paragraph of Section 3.1, except as otherwise approved in writing by the Blackstone Representative, each Credit Party, from and after the Closing Date, shall grant the Agent in favor and for the benefit of the Agent and the other Secured Parties a first priority (subject only to Permitted Liens pursuant to clauses (c), (d), (e), (f), (g), (h), (i), (l), (n), (o), (q), (s), (t), (u), (w), (aa), (bb) and (dd) of the definition thereof) security interest in and Lien upon, and pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties, subject to the limitations set forth herein and the limitations set forth in the other Loan Documents, all of the Equity Interests (other than Excluded Equity Interests) of each first-tier Subsidiary owned by a Credit Party. In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Agent, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Agent or duly executed in blank, in each case reasonably satisfactory to the Blackstone Representative. In connection with each pledge of uncertificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Agent an executed uncertificated stock control agreement among the issuer, the registered owner and the Agent substantially in the form attached as an Annex to the Security Agreement. Notwithstanding the foregoing, each Credit Party’s obligations to take the foregoing actions shall be subject to the timing requirements of Section 5.13 with respect to Subsidiaries formed or acquired after the Closing Date.
(b)In the event any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) in excess of $[***], unless otherwise agreed by the Blackstone Representative, such Person shall execute or deliver, or cause to be executed or delivered, to the Agent, (i) within [***] ([***]) days (or such longer period as the Blackstone Representative may agree in its sole discretion) after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (ii) within forty-five (45) days (or such longer period as the Blackstone Representative may agree in its sole discretion) after receipt of notice from the Agent (at the direction of the Blackstone Representative) that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (iii) within sixty (60) days (or such longer period as the Blackstone Representative may agree in its sole discretion) after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to the Blackstone Representative, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Blackstone Representative, in form and substance (including any endorsements), and in an amount reasonably satisfactory to the Blackstone Representative, insuring that the Mortgage is a valid and enforceable first priority (subject to Permitted Liens) Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (iv) ) within sixty (60) days (or such longer period as the Blackstone Representative may agree in its sole discretion) after such acquisition, then-current A.L.T.A. surveys, certified to the Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception, and (v) simultaneously with such acquisition, a then-current environmental site assessment prepared pursuant to ASTM E1527-21, Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, by a qualified firm reasonably acceptable to the Blackstone Representative, in form and substance reasonably satisfactory to the Blackstone Representative.
(c)Notwithstanding anything to the contrary herein, including Section 5.11 and Section 5.13, in no event shall the Borrower or any Credit Party that is a Domestic Subsidiary be required to enter into or deliver any foreign law-governed documents, file or record any documents or agreements (including any agreements relating to Intellectual Property) with any foreign Governmental Authority or take any other actions under foreign law with respect to Collateral held in any jurisdiction other than the United States; provided, that, notwithstanding the foregoing, such actions shall be required to be taken with respect to any Foreign Subsidiary required to be a Guarantor to the extent necessary to satisfy the Credit Party Minimum Coverage Requirement. In the event a Foreign Subsidiary is required to be a Credit Party in order to satisfy the Credit Party Minimum Coverage Requirement, the delivery of customary “know-your-customer” information with respect to such Foreign Subsidiary, the jurisdiction of such Foreign Subsidiary and the guarantees and collateral requirements customarily to be taken regarding perfection actions under foreign law and pursuant to foreign law documents for such Foreign Subsidiary (limited to customary “agreed security principles” in the relevant jurisdiction) shall, in each case, be reasonably agreed by the Borrower, the Agent and the Blackstone Representative. Without limiting the foregoing, if any Foreign Subsidiary becomes a Credit Party, any Domestic Subsidiary that directly owns such Foreign Subsidiary shall pledge to the Agent, for the benefit of the Secured Parties, all of its right, title and interest in the Equity Interests of such Foreign Subsidiary, pursuant to a pledge agreement governed by the laws of the jurisdiction of organization of the applicable Foreign Subsidiary in a form in substance reasonably satisfactory to the Blackstone Representative.
5.13.Formation or Acquisition of Subsidiaries.

(a)If Borrower or any of its Subsidiaries at any time after the Closing Date forms or acquires a Subsidiary, Borrower shall promptly cause such Subsidiary to execute and deliver to the Agent a joinder to the Intercompany Subordination Agreement.
(b)If Borrower or any of its Subsidiaries at any time after the Closing Date forms or acquires a Subsidiary (other than an Excluded Subsidiary) (including by division) or any Person otherwise becomes a Subsidiary (other than an Excluded Subsidiary) (including by division), or in the event of an Excluded Subsidiary Conversion, as promptly as practicable but in no event later than thirty (30) days (or such longer period as the Blackstone Representative may agree in its sole discretion) after such formation or acquisition or such Person becoming a Subsidiary, or in the case of an Excluded Subsidiary, as promptly as practicable but in no event later than forty-five (45) days (or such longer period as the Blackstone Representative may agree in its sole discretion) after the date on which the most recent Compliance Certificate has been delivered which sets forth the failure to comply with the Credit Party Minimum Coverage Requirement pursuant to Section 5.16: (i) without limiting the generality of clause (iii) of this Section 5.13(b), the Borrower shall cause such Subsidiary to execute and deliver to the Agent a joinder to this Agreement as Guarantor in the form of Exhibit H hereto, a joinder to the Intercreditor Agreement (if applicable) and a joinder to the Intercompany Subordination Agreement, and the applicable Collateral Documents, Operating Documents and related company information, and legal opinions and any Collateral required to be delivered pursuant to the terms of the Loan Documents; (ii) Borrower shall deliver to the Agent a Perfection Certificate that provides information with respect to such Subsidiary; and (iii) Borrower shall cause such Subsidiary to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such Subsidiary. Borrower and the Agent hereby agree that any such Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of the joinder contemplated by clause (i) of this Section 5.13(b). Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.
5.14.[Reserved].

5.15.Environmental.

(a)Deliver to the Agent (for distribution to the Lenders) and the Blackstone Representative:
(i)as soon as practicable following receipt thereof, copies of all environmental audits, site assessments, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to any Environmental Claims, any violation of Environmental Laws, or any discovery of a Release or, to the Knowledge of the Credit Parties, threatened Release that, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change;

(ii)promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or Regulatory Agency under any applicable Environmental Laws that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, and (B) any removal or remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, would reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change;
(iii)as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state or local governmental or Regulatory Agency that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, or (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change; and
(iv)prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in each case of sub-clauses (a) and (b), in a manner that, individually or together with any other such proposed acquisitions or actions, could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws and
(v)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Blackstone Representative in relation to any matters disclosed pursuant to this Section 5.15(a).
(b)Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Borrower or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.
5.16.Credit Party Minimum Coverage. In the event that Excluded Subsidiaries in the aggregate, (a) possess total assets as of the end of any fiscal quarter (commencing with the fiscal quarter ending on March 31, 2026), for which a Compliance Certificate has been delivered to the Agent and the Blackstone Representative greater than [***]% of the consolidated total assets of Borrower and its Subsidiaries or (b) contribute to the consolidated revenues of the Borrower and its Subsidiaries for such fiscal quarter in an amount greater than [***]% of the consolidated revenues of Borrower and its Subsidiaries for such period, in each case, determined in accordance with GAAP; then Borrower shall, within five (5) Business Days of the delivery of such Compliance Certificate (i) in consultation with the Lenders, designate in writing to Agent one or more of such Excluded Subsidiary(ies) which shall no longer be deemed to be Excluded Subsidiary(ies) such that the foregoing conditions under each of clause (a) and clause (b) cease to be true (an “Excluded Subsidiary Conversion”); provided, however, that no Subsidiary shall be required to be added as a Guarantor if doing so would be expected to result in a material adverse tax consequence to the Borrower or its Subsidiaries, as reasonably and mutually determined by the Borrower and the Blackstone Representative in good faith and (ii) comply with the provisions of Sections 5.12 and 5.13, applicable to any such designated Subsidiary (in each case, in the time periods applicable as if such Subsidiary(ies) had been formed or acquired at the time of such Excluded Subsidiary Conversion and/or would result in, or would reasonably be expected to result in, a risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of the relevant Guarantor to be added (in each case, whether as a result of financial assistance, corporate benefit, thin capitalization, capital maintenance or liquidity maintenance rules or other legal principles). Once an Excluded Subsidiary has been subject to an Excluded Subsidiary Conversion, it shall remain a Credit Party until the Borrower provides a Compliance Certificate pursuant to Section 5.2(c) with respect to a subsequent fiscal quarter at the end of which the Credit Party Minimum Coverage Requirement is met and certifies that (i) no Default or Event of Default has occurred and is continuing and (ii) the Credit Party Minimum Coverage Requirement has been complied with for such quarter and would be met pro forma following the release of such Excluded Subsidiary that was subject to the Excluded Subsidiary Conversion.

5.17.Post-Closing Covenant. Satisfy each of the requirements set forth below within the time period specified below:

(a)notwithstanding anything to the contrary in Section 5.4, the Credit Parties shall have until the date that is thirty (30) days following the Closing Date (or such longer period as the Blackstone Representative may agree in its sole discretion) to comply with the provisions of Section 5.4 with regards to naming the Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or lender’s loss payee, on any products liability or general liability insurance in the United States regarding Collateral in effect on the Closing Date;
(b)within sixty (60) days with respect to Credit Parties (or such longer time as the Blackstone Representative shall approve in its sole discretion), each Credit Party shall cause each Collateral Account in existence on the Closing Date or opened during such 60-day period (or such longer time as the Blackstone Representative shall approve in its sole discretion) to be subject to a Control Agreement in form and substance reasonably satisfactory to the Agent and the Blackstone Representative;
(c)within ten (10) Business Days after the Closing Date (or such longer period as the Blackstone Representative may agree in its sole discretion) to deliver, or caused to be delivered to the Agent, a joinder to the Intercompany Subordination Agreement signed by the Target and its Subsidiaries in form and substance reasonably satisfactory to the Blackstone Representative; and
(d)notwithstanding anything to the contrary in Section 3.1, the Credit Parties shall have until three (3) Business Days after the Closing Date (or such longer period as the Blackstone Representative may agree in its sole discretion) to deliver, or cause to be delivered, to the applicable Lender, or its designee, the original signature pages to such Term Loan Note issued by Borrower on the Closing Date; provided, that, copies of such signature pages are delivered electronically or by facsimile to the applicable Lender on or before the Closing Date.
All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth in this Section 5.17 within the time periods set forth in this Section 5.17, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in this Section 5.17 is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Closing Date until the date on which such action is required to be fulfilled as set forth on this Section 5.17. For the avoidance of doubt, any document, agreement or instrument executed or issued pursuant to this Section 5.17 shall be a Loan Document for all purposes under this Agreement and the other Loan Documents.
5.18.Regulatory Obligations; Maintenance of Regulatory Approval; Designation; Manufacturing, Marketing and Distribution.

(a)(i) Comply in all material respects with Governmental Authority post-marketing approval, authorization, clearance, or licensure requirements and commitments and monitoring for Product in the Territory, as applicable; (ii) maintain all Regulatory Approvals required under Requirements of Law to manufacture, market and distribute Product in the Territory; (iii) with respect to each calendar year commencing with calendar year 2026, use commercially reasonable efforts to maintain manufacturing capacity to sell Product in the aggregate in the Territory in sufficient quantities to satisfy or exceed the net sales amount for such calendar year set forth in the Budget; and (iv) otherwise take all commercially reasonable steps required to maintain the orphan drug designation.
(b)Deliver to the Agent, as promptly as practicable (and in any event within ten (10) Business Days) after a Responsible Officer of the Borrower shall have obtained knowledge thereof, written notice describing in reasonable detail any instance where any Credit Party or any of its Subsidiaries or licensing partners, has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42 or foreign equivalent, or withdrawal of an Investigational New Drug Application, as defined in 21 C.F.R. § 312.3(b) or foreign equivalent, in each case with respect to Product.
5.19.JRR Royalty Sub – Indenture.

(a)Until discharge of the JPR Indenture pursuant to and in accordance with Section 11.1 thereof, the Borrower hereby agrees that it shall, to the extent required by the JPR Indenture and other Deal Documents (as defined in the JPR Indenture), and all agreements and documents entered into from time to time in connection therewith (including any amendments or modifications thereof) and not otherwise prohibited pursuant to the terms of the Loan Documents, perform (i) such administrative activities necessary to maintain the continuing existence of JPR Royalty Sub, such as completing required annual registration or report filings with state filing offices, and (ii) such activities in the ordinary course of business incidental to its ownership of the Equity Interests of JPR Royalty Sub, to the extent that failure to perform any of the foregoing activities described in sub-clauses (i) and (ii) could reasonably be expected to result in a Material Adverse Change.
(b)Until discharge of the JPR Indenture pursuant to and in accordance with Section 11.1 thereof, it shall constitute a breach of this Section 5.19 by Borrower if (i) JPR Royalty Sub shall (A) transact or engage in any activities, business or operations or consummate any transactions other than the performance of its obligations and activities reasonably incidental thereto under the JPR Indenture and the other Deal Documents, and all agreements and documents entered into from time to time in connection therewith (including any amendments or modifications thereof), (B) amend the terms of the JPR Indenture or the other Deal Documents in a manner that is materially adverse to the Agent or any Lender or that could reasonably be expected to result in a Material Adverse Change, (C) allow its Operating Documents to be modified in a manner (1) that is adverse to the Agent or any Lender in any material respect or (2) that could reasonably be expected to result in a Material Adverse Change, (D) own any assets other than the Purchased Assets (as defined in the JPR Indenture), (E) create, incur, assume or suffer to exist any Indebtedness (other than the Indebtedness under the JPR Indenture) and (F) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than Liens of the Trustee (as defined in the JPR Indenture as in effect on the date hereof) on the Collateral (as defined in the JPR Indenture as in effect on the date hereof) pursuant to the JPR Indenture), or (ii) any Credit Party or any Subsidiary shall, unless at such time JPR Royalty Sub is a Credit Party, and then only to the extent permitted hereunder, directly or indirectly, (A) make any Investment in JPR Royalty Sub, (B) sell, transfer, license, lease or dispose of any asset or property of such Credit Party or Subsidiary to JPR Royalty Sub or (C) become liable for any Contingent Obligations described in clause (a) of the definition thereof with respect to Indebtedness of JPR Royalty Sub (other than the pledge by Borrower of its membership interests in JPR Royalty Sub pursuant to the “Pledge and Security Agreement” (as defined in the JPR Indenture as in effect on the date hereof), it being understood that the only recourse to Borrower is (I) such membership interests and no other assets of Borrower or any of its Subsidiaries and (II) pursuant to the expense reimbursement obligations set forth in Section 12.1 of such “Pledge and Security Agreement” and the indemnification obligations set forth in Section 19.1 of such “Pledge and Security Agreement”).
(c)Following discharge of the JPR Indenture pursuant to and in accordance with Section 11.1 thereof, Borrower shall, within five (5) Business Days (or such longer period as the Agent may agree in its reasonable discretion) or, if not then permitted pursuant to the JPR Indenture or other Deal Documents, within five (5) Business Days (or such longer period as the Blackstone Representative may agree in its reasonable discretion) of such first date thereafter as may be permitted under the JPR Indenture and such other Deal Documents, and at its election, to the extent that JPR Royalty Sub is not then an Excluded Subsidiary either (a) dissolve JPR Royalty Sub and liquidate its assets into Borrower or (b) take such actions required by the Agent to cause JPR Royalty Sub to become a Guarantor under the Loan Documents pursuant to Section 5.13 with respect to newly formed or acquired Subsidiaries.
6.NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations in cash in immediately available funds (other than inchoate indemnity obligations in respect of which no claim has been asserted), such Credit Party shall not, and shall cause each of its Subsidiaries not to:
6.1.Dispositions. Convey, sell, lease, sub-lease, transfer, assign, contribute, exclusively or non-exclusively license or sub-license out, or otherwise dispose of (including (a) any sale-leaseback, (b) by way of merger or (c) pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of the property or assets of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including accounts receivable and Equity Interests of Subsidiaries) of the Borrower or any of its Subsidiaries; except, in each case of this Section 6.1, for Permitted Transfers; provided, that, notwithstanding anything else to the contrary in this Agreement or the other Loan Documents, in no event shall any Credit Party or any Subsidiary, directly or indirectly, Transfer legal or beneficial title to any Product IP or Product Permit in the Territory to any Person that is not a Credit Party. Notwithstanding anything else to the contrary in this Agreement, no Credit Party shall Transfer to any Subsidiary that is not a Credit Party, nor permit any Subsidiary that is not a Credit Party at any time to own, hold or have any rights to, any Product IP or Product Permit in the Territory.

6.2.Fundamental Changes.
(a)Without at least ten (10) Business Days’ prior written notice to the Agent (or such later date as the Blackstone Representative may agree in its sole discretion), solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation; (ii) change its organizational structure or type; (iii) change its legal name; or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation; provided, that in no event shall the Borrower change its jurisdiction of organization, incorporation or formation, or change its organizational structure or type, without the prior written consent of the Blackstone Representative which consent shall not be unreasonably withheld, conditioned or delayed).
(b)Permit a Credit Party to cease to be a Wholly-Owned Subsidiary of the Borrower or another Credit Party.
(c)Permit any Subsidiary of the Borrower to issue any Equity Interests (whether for value or otherwise) to any Person other than (i) with respect to any Subsidiary of the Borrower that is a Credit Party, the issuance of Equity Interests of such Credit Party to a Credit Party or to the extent such Credit Party is a Foreign Subsidiary, to the direct wholly-owned parent entity of that Foreign Subsidiary and (ii), with respect to any Subsidiary of the Borrower that is not a Credit Party, to any other Subsidiary of the Borrower, provided that no such issuance shall cause a Subsidiary that is (A) a Wholly-Owned Subsidiary of a Credit Party to cease to be wholly-owned by such Credit Party, or (B) majority-owned by a Credit Party to cease to be majority-owned by a Credit Party, other than pursuant to a Permitted Transfer.
(d)Permit a Wholly-Owned Subsidiary of a Credit Party to cease to be a Wholly-Owned Subsidiary of such Credit Party, other than in connection with a Permitted Transfer of all of the Equity Interests of such Wholly-Owned Subsidiary to a Person that is not a Credit Party or Subsidiary thereof.
6.3.Mergers, Acquisitions, Liquidations or Dissolutions.

(a)Merge, amalgamate, consolidate, divide itself into two (2) or more entities, liquidate or dissolve, or permit any of its Subsidiaries to merge, amalgamate, consolidate, divide itself into two (2) or more entities, liquidate or dissolve with or into any other Person, except that:
(i)any Subsidiary of Borrower may merge or consolidate with or into Borrower, provided that Borrower is the surviving entity,
(ii)any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower, provided that if any party to such merger or consolidation is a Credit Party, then either (x) such Credit Party is the surviving entity, or (y) the surviving or resulting entity executes and delivers to the Agent a joinder to the Security Agreement in the form attached thereto and any other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation to;
(iii)any Subsidiary of Borrower may liquidate or dissolve, provided that the properties and assets of such Subsidiary shall be distributed to another Subsidiary or the Borrower; provided, further, that if the liquidating or dissolving Subsidiary is a Credit Party, the assets of such Subsidiary shall be distributed to an existing or newly formed Credit Party;
(iv)any Subsidiary of Borrower may divide itself into two (2) or more entities, provided that the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party or such resulting entity executes and delivers to the Agent a joinder to the Security Agreement in the form attached thereto and any other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously therewith; and
(v)in connection with any Permitted Investment or Permitted Acquisition, the Borrower or any of its Subsidiaries may merge or consolidate with any other Person; provided that (i) the Person surviving such merger with any Subsidiary shall be a direct or indirect Wholly-Owned Subsidiary of the Borrower, (ii) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving entity, and (iii) in the case of any such merger or consolidation to which a Guarantor is a party, either (x) such Guarantor is the surviving entity, or (y) the surviving or resulting entity executes and delivers to the Agent a joinder to the Security Agreement in the form attached thereto and any other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation.
(b)make, or permit any of its Subsidiaries to make, Acquisitions, other than Permitted Acquisitions or Permitted Investments.
(c)form or acquire, for so long as a Default of Event of Default shall have occurred and be continuing, any Subsidiary.
6.4.Indebtedness. Directly or indirectly, create, incur, assume, permit to exist or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness that is not Permitted Indebtedness.

6.5.Encumbrances. Except for Permitted Liens, create, incur, allow, or suffer to exist any Lien on any property or asset of the Borrower or any of its Subsidiaries; provided, that in no event shall any Credit Party or Subsidiary permit any Product, Product IP or Product Permit, in each case, in the Territory to be subject to a Lien incurred in connection with Indebtedness for borrowed money (other than the Obligations).

6.6.No Further Negative Pledges. Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting), restricting, imposing any condition upon or otherwise limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor and for the benefit of the Agent and the other Secured Parties with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6, other than Permitted Negative Pledges.

6.7.Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.5 hereof.

6.8.Distributions; Investments.

(a)Directly or indirectly declare or pay any dividends or make any distribution or payment on or redeem, retire, defease, acquire, cancel, terminate or purchase (or set apart assets for a sinking or other analogous fund for the redemption, retirement, defeasance, acquisition, cancellation, termination or purchase of) any Equity Interests (or warrants, options or other right or obligation to purchase of acquire any such Equity Interests), whether in cash, property or obligations (each, a “Restricted Distribution”), except, in each case of this Section 6.8, so long as no Default or Event of Default has occurred and is continuing or could reasonably be expected to occur or result therefrom, for Permitted Distributions.
(b)Directly or indirectly make any Investment other than Permitted Investments and Permitted Acquisitions.
(c)Notwithstanding the generality of the foregoing clauses (a) and (b), in no event shall (x) a Credit Party, directly or indirectly, make a Restricted Distribution or Investment with any Product IP or other Material IP to any Person in which the Borrower or any of its Subsidiaries owns Equity Interests (other than a Credit Party); provided, that the foregoing shall not prohibit any Restricted Distribution or Investment undertaken solely pursuant to clause (j) or clause (k) of the definition of “Permitted Transfers”, (y) the Borrower, directly or indirectly, make any Restricted Distribution that is not in the form of cash, Qualified Equity Interests or Indebtedness or (z) a Credit Party, directly or indirectly, make any Restricted Distribution to a Subsidiary or parent entity that is not a Credit Party.
6.9.No Restrictions on Subsidiary Distributions. Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting), restricting, imposing any condition upon or otherwise limiting the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any Collateral to Borrower or any other Subsidiary of Borrower, except, in each case of this Section 6.9, for Permitted Subsidiary Distribution Restrictions.

6.10.Junior Indebtedness. Make any voluntary or optional prepayment, or otherwise repay, redeem, purchase, defease, acquire or satisfy prior to its regularly scheduled due date, the principal amount of any (a) Indebtedness which is secured by a Lien on any Collateral, to the extent such Lien is junior in priority to the Lien on such Collateral securing any Obligations, (b) Subordinated Debt, (c) Permitted Convertible Indebtedness or (d) unsecured Indebtedness for borrowed money, in each case of subclauses (a) through (d), of such Indebtedness with an aggregate principal amount in excess of $[***] (clauses (a) through (d), collectively, “Junior Indebtedness”), except: (i) to the extent permitted under the terms of any subordination, intercreditor, or other similar agreement to which any Junior Indebtedness is subject; (ii) any prepayment, exchange or conversion of any Permitted Convertible Indebtedness that is made or settled solely in Qualified Equity Interests of Borrower (and cash in lieu of fractional shares up to the Permitted Convertible Cash Prepayment Cap) or that is effected pursuant to a Permitted Convertible Transaction; (iii) with the proceeds from substantially concurrent equity contributions or issuances of new Qualified Equity Interests of Borrower (to the extent not otherwise applied as Equity Funded Consideration or Permitted Distributions pursuant to clause (c) of the definition thereof); (iv) any prepayment, exchange or conversion of any Permitted Convertible Indebtedness that is made or settled solely in Qualified Equity Interests of Borrower (and cash in lieu of fractional shares); (v) Permitted Refinancing of any Junior Indebtedness with any Indebtedness permitted to be incurred under Section 6.4. For the avoidance of doubt, nothing in this Section 6.10 shall prohibit or otherwise restrict (i) scheduled cash interest payments, (ii) required cash payments of accrued but unpaid interest upon repurchase or redemption thereof, (iii) cash payments in lieu of any fractional share issuable upon conversion thereof, (iv) required cash payments of any amounts due upon the scheduled maturity thereof solely using proceeds of equity contributions, or (v) any ordinary course fees or other expenses in connection therewith. In no event shall Permitted Royalty Financings be deemed to be Junior Indebtedness due to the lien priorities in any applicable intercreditor agreement.

6.11.Amendments or Waivers of Organizational Documents or Junior Indebtedness.

(a)Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents or equivalent, which amendment, restatement, supplement, modification or waiver would be materially adverse to the interests of the Secured Parties.
(b)Amend, restate, supplement or otherwise modify, or waive, the terms of any (i) Subordinated Debt, except to the extent permitted by the subordination agreement executed by the Agent (at the direction of the Blackstone Representative), or (ii) Junior Indebtedness not constituting Subordinated Debt if the effect of such amendment, restatement, supplement, modification or waiver would: (A) increase the interest rate on such Indebtedness by more than [***] percent ([***]%); (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default, or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (F) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Credit Parties, the Agent or the Lenders (in their respective capacities as such); or (G) otherwise be materially adverse to the interests of the Secured Parties.
6.12.Compliance.

(a)Become an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry Margin Stock, or use the proceeds of any Credit Extension for that purpose;
(b)Cause or suffer to exist, and no ERISA Affiliate shall cause or suffer to exist, (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in the cases of clause (ii), would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or
(c)Permit the occurrence of any violation of applicable law with respect to any Employee Benefit Plan, or any other plan or arrangement to provide pension, profit sharing, severance or deferred compensation which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
6.13.Compliance with Anti-Terrorism Laws. Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and such Person’s policies and practices, Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent and each Lender to identify such party in accordance with Anti-Terrorism Laws. No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, knowingly enter into any documents or contracts with any Blocked Person. Each Credit Party shall promptly (but in any event within three (3) Business Days) notify Agent in writing upon any Responsible Officer of Borrower or any other Credit Party or Subsidiary having knowledge that any Credit Party or any Subsidiary or controlled Affiliate of any Credit Party is a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, (i) conduct any prohibited business or engage in any prohibited transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property in violation of Sanctions or Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any Sanctions or Anti-Terrorism Law.

6.14.Amendments or Waivers of Material Contracts. (a) Waive, amend, cancel or terminate, or fail to exercise, any material rights constituting or relating to any Material Contract, (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any Material Contract, in each case of this Section 6.14, (i) which would reasonably be expected to, individually or together with any other such waivers, amendments, agreements, cancellations, terminations, exercises or failures, result in a Material Adverse Change, or (ii) would reasonably be expected to be materially adverse to the interests of the Agent and the Lenders.

6.15.Transactions with Affiliates. Enter into or permit to exist any arrangement, contract or transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate that is not a Credit Party or a Wholly-Owned Subsidiary of a Credit Party, with a value in excess of $[***], unless such transaction is (a) in the ordinary course of business and pursuant to reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower or such Subsidiary or (b) a Permitted Affiliate Transaction.

6.16.Minimum Liquidity. Permit Liquidity of the Credit Parties to be less than $[***] at any time.

6.17.No Liability Management Transactions.

(a)Make any Investment in or dispose of any assets to a Person that is not a Credit Party to facilitate a new financing incurred by a Subsidiary of the Borrower (including a debtor in possession financing) or to guarantee an existing financing, in connection with a liability management transaction.
(b)Permit any Subsidiary of the Borrower to cease to be Wholly-Owned Subsidiary at all times unless any such Subsidiary no longer exists pursuant to a transaction permitted by Section 6.3.
6.18.Fiscal Year. Change its fiscal year or any of its fiscal quarters without the consent of the Blackstone Representative and the Lenders.

6.19.Royalty Revenue Payments; Permitted Convertible Indebtedness; Permitted Additional Royalty Financings.

(a)Amend, restate, supplement, modify or replace, or renew or alter, including pursuant to any waiver, consent or approval, any terms, conditions or other provisions of the Royalty Revenue Contract or any other Royalty Revenue Document as in effect on the date of this Agreement in any manner which would: (i) change the calculation or time of any payment to RPI or OMERS pursuant thereto, including any change to the basis or manner for calculating any late or overdue payments (including any fees or interest payments thereon), (ii) change any of the terms of the RPI Obligations or OMERS Obligations (as such terms are defined in the Intercreditor Agreement as in effect of the date of this Agreement), in each case other than in a manner consistent with such RPI Obligations or OMERS Obligations, as applicable, set forth in the Royalty Revenue Contract as in effect as of the date of this Agreement, including any change to obligate Borrower or any of its Subsidiaries to make any payment to RPI or OMERS with respect to the RPI Obligations or the OMERS Obligations, respectively, (x) relating to the occurrence of a change of control of Borrower or the termination of the Royalty Revenue Contract or any other Royalty Revenue Document, (y) in advance of the time when any such payments are due and payable under the Royalty Revenue Contract as in effect as of the date of this Agreement, including any advance payment or prepayment, or (z) in a minimum amount to be paid upon the occurrence (or non-occurrence) of certain events or conditions, including a “true up” payment that is payable if a specified amount of royalty payments are not received by RPI or OMERS, as applicable, by a specified date (it being understood and agreed that the royalty payments under the Royalty Revenue Contract as in effect as of the date of this Agreement, including the applicability of the Regime A Royalty Rate and the Regime B Royalty Rate under the OMERS Documents (as such term is defined in the Intercreditor Agreement as in effect of the date of this Agreement), do not include the payment features described in sub-clauses (x), (y)

or (z) above), (iii) contravene in any respect any of the terms or conditions set forth in this Agreement (including clause (b) below) or any other Loan Document (including the Intercreditor Agreement) or (iv) adversely affect the payment or priority subordination set forth in the Intercreditor Agreement to the Obligations owed to Lenders, in each case of this clause (a) other than to the extent not prohibited by the Intercreditor Agreement.
(b)Make or cause any of its Subsidiaries to make (or exercise any option with respect thereto), directly or indirectly, any payment or reimbursement of any kind to RPI or OMERS pursuant to the Royalty Revenue Contract or other Royalty Revenue Document, in each case except for: (i) any payments due and payable to RPI or OMERS pursuant to the Royalty Revenue Contract or other Royalty Revenue Document as in effect on the date of this Agreement and taking into account any restatement, amendment and restatement, supplement or modification thereto or any approval, consent or waiver in respect thereof, permitted under clause (a) above, but excluding in all cases, (w) any advance payment before such payment is due and payable, (x) any prepayment of any of the royalty payments or similar payments owed under the Royalty Revenue Contract or any other Royalty Revenue Document, (y) any minimum amount to be paid upon the occurrence (or non-occurrence) of certain events or conditions, including a “true up” payment that is payable if a specified amount of royalty payments are not received by RPI or OMERS, as applicable, by a specified date (it being understood and agreed that the royalty payments due and payable under the Royalty Revenue Contract as in effect as of the date of this Agreement, including the applicability of the Regime A Royalty Rate and the Regime B Royalty Rate under the OMERS Documents (as such term is defined in the Intercreditor Agreement as in effect of the date of this Agreement), do not include the payment features described in sub-clauses (w), (x) or (y) above), in each case only so long as paid when due and payable under the Royalty Revenue Contract as in effect as of the date of this Agreement, or (z) any other payment that Borrower has the right, but not the obligation, to make pursuant to the Royalty Revenue Contract or other Royalty Revenue Document (if any) or that Borrower agrees to make pursuant to any amendment, restatement, amendment and restatement, supplement or modification thereto or any approval, consent or waiver in respect thereof; (ii) any indemnity payment due and payable to RPI or OMERS pursuant to the Royalty Revenue Contract or other Royalty Revenue Document as in effect on the date of this Agreement; (iii) any payment or reimbursement of any documented out-of-pocket costs or expenses of RPI or OMERS pursuant to the Royalty Revenue Contract or other Royalty Revenue Document as in effect on the date of this Agreement; or (iv) any late fees or interest payments due and payable to RPI or OMERS pursuant to (and calculated in accordance with) the Royalty Revenue Contract or other Royalty Revenue Document as in effect on the date of this Agreement relating directly to any underpayment of any of the foregoing in sub-clauses (i) through (iii) above.
(c)Without the written consent of the Blackstone Representative, make or cause any of its Subsidiaries to make (or exercise any option with respect thereto), directly or indirectly, any payment or reimbursement of any kind to any counterparty to pursuant to any Permitted Additional Royalty Financing Documents, in each case except for: (i) any payments due and payable to such counterparty pursuant to the applicable Permitted Additional Royalty Financing Documents, but excluding in all cases, any advance payment, prepayment or similar payment that Borrower has the right, but not the obligation, to make pursuant to such Permitted Additional Royalty Financing Documents (if any) or that Borrower agrees to make pursuant to any amendment, restatement, amendment and restatement, supplement or modification thereto or any approval, consent or waiver in respect thereof; (ii) true-up payment or similar payment due and payable to any counterparty pursuant to any Permitted Additional Royalty Financing Documents; (iii) any indemnity payment due and payable to any counterparty pursuant to any Permitted Additional Royalty Financing Documents; (iv) any payment or reimbursement of any documented out-of-pocket costs or expenses of to any counterparty pursuant to any Permitted Additional Royalty Financing Documents; or (v) any late fees or interest payments due and payable to any counterparty pursuant to any Permitted Additional Royalty Financing Documents relating directly to any underpayment of any of the foregoing in sub-clauses (i) through (iv) above. The parties hereto agree that the foregoing clauses (a) through (c) shall, from and after discharge of the JPR Indenture pursuant to and in accordance with Section 11.1 thereof, apply to JPR Royalty Sub (in its capacity as a Subsidiary).

7.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1.Payment Default. Any Credit Party or any Subsidiary fails to (a) make any payment of any principal of the Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within [***] ([***]) Business Days after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable fees, the Yield Protection Premium (if applicable), or any other Obligations (which [***] ([***]) Business Day cure period shall not apply to any payments due on the Maturity Date or the date of acceleration pursuant to Section 8.1(a) or Section 2.2(b) hereof).

7.2.Covenant and Representations Default.

(a)The Credit Parties or their Subsidiaries fail or neglect to perform, keep or observe any term, provision, condition, covenant or agreement in Sections 5.1, 5.2(e)(i) or Section 6; or
(b)The Credit Parties or their Subsidiaries fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents (other than any representations and warranties) on its part to be performed, kept or observed, and such failure continues for [***] ([***]) days after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure and (ii) written notice thereof shall have been given to Borrower by the Agent (at the direction of the Blackstone Representative). The cure period provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above or Section 7.8 below.
7.3.[Reserved].

7.4.Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or any Subsidiary in excess of $[***] on deposit or otherwise maintained with the Agent, or (ii) a notice of lien or levy is filed against any material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within [***] ([***]) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any [***] ([***]) day cure period; or
(b)(i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Credit Party or any Subsidiary (other than an Excluded Subsidiary) from conducting any material part of their business, taken as a whole.
7.5.Insolvency.

(a)An involuntary proceeding shall be commenced, or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, court protection, receivership or similar law; (ii) the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary); or (iii) the winding-up or liquidation of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary), and in each case of sub-clause (i) through (iii) above, such proceeding or petition shall continue undismissed or unstayed for [***] ([***]) days, or an order or decree approving or ordering any of the foregoing shall be entered;

(b)Any Credit Party or any Subsidiary (other than an Immaterial Subsidiary) shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, court protection, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder); or
(c)Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, court protection, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary); (ii) a composition, compromise, assignment or arrangement with any creditor of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary); (iii) the appointment of a liquidator, receiver, administrative receiver, examiner, administrator, compulsory manager or other similar officer in respect of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary) or any of its assets; or (iv) enforcement of any security interest over any assets of any Credit Party or any Subsidiary (other than an Immaterial Subsidiary), or any analogous procedure or step is taken in any jurisdiction. The foregoing shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within [***] ([***]) days of commencement.
7.6.Other Agreements.

(a)Any Credit Party or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause (with or without the giving of notice, and taking into account any applicable grace periods or waivers), such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that this clause (ii) (A) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms) or (B) any conversion of (or trigger of conversion rights with respect to) Permitted Convertible Indebtedness in accordance with its terms, whether such conversion is to be settled in Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of Borrower’s common stock), cash or a combination thereof; provided further that, it shall not constitute an Event of Default pursuant to this Section 7.6(b) unless the aggregate principal amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $[***] at any one time.
7.7.Judgments. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $[***] (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier, or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties or any Subsidiary, and the same are not, within [***] ([***]) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

7.8.Misrepresentations. Any Credit Party or any Subsidiary or any Person acting for any Credit Party or any Subsidiary makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Agent or the Lenders or to induce the Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made, and such false or misleading representation, warranty, statement or information (other than any Specified Representation or Specified Acquisition Agreement Representation), to the extent capable of being cured, shall continue to be false, misleading or otherwise unremedied, or shall not be waived, for a period of [***] ([***]) days after receipt of written notice thereof from the Agent to the Borrower.

7.9.Loan Documents; Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any portion of the Collateral having a fair market value, together with all such Collateral that is not subject to a valid security interest, in excess of $[***] purported to be covered thereby, or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any portion of the Collateral having a fair market value, together with all such Collateral that is not subject to a valid security interest, in excess of $[***], subject only to Permitted Liens, in each case, other than as a direct result of any action by the Agent or any Lender or the failure of the Agent or any Lender to perform an obligation under the Loan Documents.

7.10.[Reserved].

7.11.ERISA. An ERISA Event occurs that, individually or together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change or the imposition of a Lien on any Collateral.

7.12.Regulatory Matters. If any of the following occurs: (A) any Credit Party or any Subsidiary of a Credit Party receives written notification from FDA, or, except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, with EMA or any other Governmental Authority equivalent to the FDA or EMA and recognized as the health authority with primary responsibility for granting marketing approval for drugs and biological products in jurisdictions outside the U.S., which written notification is reasonably likely to result in FDA or such other Governmental Authority ordering the withdrawal of the Regulatory Product from the market in the Territory and/or the Regulatory Product approval and/or marketing authorization to be withdrawn in the Territory, if the revenue attributable to the affected Regulatory Product in the Territory constitutes more than [***]% of consolidated revenues of the Borrower and its Subsidiaries, calculated as of the four fiscal quarter period most recently ended prior to the receipt of the written notification for which financial statements have been delivered pursuant to Section 5.2(a); (B) FDA, CMS or any other Governmental Authority in the U.S., or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, any foreign equivalents, initiates enforcement action, including without limitations, a warning letter, seizure, an injunction, or administrative procedure, against any Credit Party or any Subsidiary of a Credit Party with respect to the Regulatory Products or the manufacturing facilities therefor, that causes the Credit Party or Subsidiary of a Credit Party to discontinue or suspend the sale of, or withdraw, any of its Regulatory Products in the Territory or causes a delay in the approval or offering of any Regulatory Product in the Territory, which discontinuation, withdrawal or delay would reasonably be expected to last for more than [***] ([***]) days (or, if a resolution to such discontinuation, suspension of sale, withdrawal or delay is being pursued in good faith through appropriate proceedings diligently conducted, and solely if the applicable event or circumstance has not actually resulted in a Material Adverse Change at the time, an additional [***] ([***]) days thereafter), in each case if the impact on revenue resulting from such discontinuation, suspension, withdrawal or delay, would be more than [***]% of consolidated revenues of the Borrower and its Subsidiaries calculated as of the fourth (4th) fiscal quarter period most recently ended prior to the initiation of the enforcement action for which financial statements have been delivered pursuant to Section 5.2(a); (C) any Credit Party conducts a recall of any of its Regulatory Products that would reasonably be expected to result in a Material Adverse Change; or (D) any Credit Party enters into a settlement agreement with the FDA, CMS or any other Governmental Authority that would reasonably be expected to result in a Material Adverse Change.

7.13.Change in Control. A Change in Control shall occur.
7.14.Intercreditor Agreement. A material default or breach occurs under any subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or Permitted Convertible Indebtedness, or any creditor party to such an agreement with the Agent (or Lenders) and any Credit Party breaches any of the terms of such agreement in any material respect; provided, that material defaults or breaches for the purposes of this Section 7.14 shall include breaches of any payment, enforcement or subordination provisions or restrictions set forth in such agreement. For the avoidance of doubt, default or breaches by any Secured Party shall not constitute an Event of Default hereunder.

8.RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT
8.1.Rights and Remedies. While an Event of Default occurs and is continuing, the Agent shall, at the direction of the Required Lenders, take any or all of the following actions:

(a)declare all Obligations (including the Yield Protection Premium, as applicable) immediately due and payable and terminate all Commitments hereunder (but if an Event of Default described in Section 7.5 occurs all Obligations, including the Yield Protection Premium, as applicable, are automatically and immediately due and payable, all Commitments shall automatically and immediately terminate and the Lenders shall have no obligation to make any Loan to the Borrower hereunder, in each case, without any action by the Agent or the Required Lenders), whereupon all Obligations for principal, interest, premium or otherwise (including the Yield Protection Premium, as applicable) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;
(b)stop advancing money or extending credit for Borrower’s benefit under this Agreement;
(c)settle or adjust disputes and claims directly with account debtors for amounts on terms and in any order that Agent (at the direction of the Blackstone Representative) considers advisable, notify any Person owing the Credit Parties money of the Agent’s security interest in such funds, and verify the amount of all Accounts;
(d)make any payments and do any acts it considers necessary or reasonable to protect the Collateral or Agent’s security interest in favor and for the benefit of the Agent and the other Secured Parties in the Collateral. The Credit Parties shall assemble the Collateral if the Agent (at the direction of the Blackstone Representative) requests and make it available as Agent (at the direction of the Blackstone Representative) designates. The Agent (at the direction of the Blackstone Representative) or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest in favor and for the benefit of the Agent and the other Secured Parties and pay all expenses incurred. The Credit Parties grant the Agent a license to enter and occupy (and for its agents or representatives to enter and occupy) any of its premises, without charge, to exercise any of the Agent’s rights or remedies;
(e)apply to the Obligations (i) any balances and deposits of the Credit Parties it holds, or (ii) any amount held by the Agent or the Lenders owing to or for the credit or the account of any Credit Party;
(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned by any Credit Party and included in Collateral, upon the occurrence of and during the existence of an Event of Default, each Credit Party hereby grants to the Agent, for the benefit of all Secured Parties, as of the Closing Date, a non-exclusive, irrevocable, worldwide, freely sublicensable (through multiple tiers), royalty-free license or other right to use, without charge, such Intellectual Property for any purpose in connection with the

Agent’s exercise of its rights and remedies under this Agreement or any other Loan Document, including in advertising for sale and selling any Collateral, in connection with the Agent’s exercise of its rights under this Section 8.1, and the Credit Parties’ rights under all licenses and ensuring all franchise contracts (if any) inure to the benefit of all Secured Parties;
(g)place a “hold” on any account maintained with the Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(h)demand and receive possession of the Books of the Credit Parties regarding Collateral; and
(i)exercise all rights and remedies available to the Agent and each Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
(j)Each of the Agent and Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property existing on the Closing Date will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance). Without limitation to any other provision herein or in any other Loan Document, while an Event of Default occurs and continues, at the Agent’s or the Required Lenders’ request, representatives from Borrower and the Agent shall promptly meet (in person or telephonically) to discuss in good faith how to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Material Contract constituting Collateral, including in connection with any foreclosure or other exercise of the Agent’s or any Lender’s rights with respect thereto. If Borrower and the Agent (acting at the direction of the Blackstone Representative) do not mutually agree with respect thereto within [***] ([***]) Business Days after such request by the Agent (or such later date as agreed by the Agent (acting at the direction of the Blackstone Representative)), then the Agent may request Borrower to, and Borrower (promptly following the receipt of such request) shall, use reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Material Contract constituting Collateral, in form and substance reasonably satisfactory to the Agent (acting at the direction of the Blackstone Representative).
8.2.Power of Attorney. Each Credit Party hereby irrevocably appoints the Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Credit Party’s name on any checks or other forms of payment or security; (b) sign such Credit Party’s name on any invoice or bill of lading for any Account or drafts against account debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Agent (at the direction of the Blackstone Representative) determines reasonable; (d) make, settle, and adjust all claims under such Credit Party’s products liability or general liability insurance policies maintained in the United States regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Agent or a third party as the Code permits. Each Credit Party hereby appoints the Agent, any Related Party thereof and their designees as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Agent’s security interest in favor and for the benefit of the Agent and the other Secured Parties in the Collateral, regardless of whether an Event of Default has occurred, until all Obligations (other than inchoate indemnity obligations in respect of which no claim has been asserted) have been satisfied in full in cash in immediately available funds, any Lender is not under any further obligation to make Credit Extensions hereunder. The foregoing appointment of the Agent and any Related Party thereof as each Credit Party’s attorney in fact, and all of the Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations in respect of which no claim has been asserted) have been fully repaid in cash in immediately available funds and the Agent’s and each Lenders’ obligation to provide Credit Extensions terminates.

8.3.Application of Payments and Proceeds Upon Default. During the continuance of an Event of Default, Agent shall upon the direction of Required Lenders, apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through seventh below, subject in all respects to the Intercreditor Agreement. All payments received by Agent in respect of the Obligations after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows, subject in all respects to the Intercreditor Agreement:

(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and all other amounts (other than principal and interest, but including Lender and Agent Expenses) payable to the Agent in its capacity as such;
(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Yield Protection Premium and breakage and termination Obligations, but including Lender and Agent Expenses) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;
(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans and any Yield Protection Premium, ratably among the Lenders holding such Term Loans in proportion to the respective amounts described in this clause Third payable to them;
(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans and any breakage or termination Obligations, ratably among the Lenders holding such Term Loan in proportion to the respective amounts described in this clause Fourth payable to them;
(v)Fifth, to the payment of all other Obligations (other than to a Defaulting Lender) that are due and payable to Secured Parties (other than Agent) on such date, in each case, ratably based upon the respective aggregate amounts of all such Obligations owing to the Secured Parties on such date;
(vi)Sixth, to payment of any Obligations owed to Defaulting Lenders; and
(vii)Seventh, the balance, if any, after all of the Obligations have been paid in full, in cash in immediately available funds, to Borrower or as otherwise required by Law.
8.4.Agent’s Liability for Collateral. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with its own property consisting of similar instruments or interests. Neither the Agent nor any Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason. The Credit Parties bear all risk of loss, damage or destruction of the Collateral.

8.5.No Waiver; Remedies Cumulative. The Agent’s or the Lenders’ failure, at any time or times, to require strict performance by any Credit Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver, and then is only effective for the specific instance and purpose for which it is given. The Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. The Agent and the Lenders have all rights and remedies provided under the Code, by law, or in equity. The exercise by the Agent or any Lender of one right or remedy is not an election and shall not preclude the Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Agent (at the direction of the Blackstone Representative) or the Lenders of any Event of Default is not a

continuing waiver. The Agent’s or the Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

8.6.Demand Waiver. Each Credit Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Agent on which any Credit Party is liable.

9.NOTICES.
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated on Schedule 9 of the Disclosure Letter. Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.
The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Credit Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it shall use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders, and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or any other Credit Party or their securities for purposes of U.S. federal and state securities laws; (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender shall designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

10.CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER
THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Agent or any Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement, and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
11.GENERAL PROVISIONS
11.1.Successors and Assigns.

(a)This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.
(b)No Credit Party may, directly or indirectly, sell, transfer or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of all Lenders and any assignment in violation of the foregoing shall be null and void. Any Lender may at any time sell, transfer or assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) (any such sale, transfer or assignment, a “Lender Transfer”), subject to, except in the case of an assignment of Commitments or Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender (in each case, other than a Disqualified Institution) the prior written consent of (i) the Agent and (ii) so long as no Event of Default under Section 7.1 or clause (a) or (b) of Section 7.5 shall have occurred and be continuing (other than in the case of a proposed assignment to a Disqualified Institution, for which the Borrower’s consent shall always be required), the Borrower; provided, that (1) each such consent, in the case of each of the foregoing clauses (i) and (ii), is not to be unreasonably withheld, conditioned or delayed and (2) the Borrower’s consent to any such assignment of Commitments or Term Loans shall be deemed to have been given if the Borrower has not responded within 10 Business Days of a written request for such consent (the foregoing clauses (1) and (2), the “Consent Terms”); provided that (i) except in the case of a Lender Transfer to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans or Commitments, the amount of the Loan or Commitment of the assigning Lender subject to each such assignment shall not be less than $1,000,000 (unless otherwise consented to in writing by Borrower and Agent), provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or

Approved Funds, if any, (ii) the parties to each Lender Transfer shall execute and deliver to the Agent an Assignment and Assumption, and, except in the case of a Lender Transfer by a Lender that is a Blackstone Entity to another Blackstone Entity, together with a processing and recordation fee of $3,500 (unless waived or reduced by the Agent in its sole discretion), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent (x) an Administrative Questionnaire, (y) its applicable tax form under Section 2.6(e) and (z) all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act. Subject to acceptance and recording thereof by the Agent in the Register, from and after the effective date specified in each Assignment and Assumption by Agent, (1) the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 2.5, 2.6, and 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to be liable with respect to obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 12). Upon request, and the surrender by the assigning Lender of its Term Loan Note, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below.
(c)In the case of a participation granted by a Lender to any third party (it being understood and agreed that without the Borrower’s prior written consent, in no event shall any participation be granted to a Disqualified Institution), (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Agent and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) Borrower shall not have any rights to consent to such participation, and (v) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or other modification hereto, in each case subject to the terms and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(e) (it being understood that the documentation required under Section 2.6(e) shall be delivered to the Agent)) to the same extent as if it were a Lender that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the Lender (the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.
(d)The Agent shall record any Lender Transfer in the Register. Any Lender may grant a participation in all or any part of, or any interest in, Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents. If a Lender sells a participation it shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, however, that the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)Any Lender may, without the consent of, or notice to, the Agent or any Credit Party, at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, subscription-line credit facilities, NAV credit facilities or other financings; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void ab initio.
11.2.Indemnification; Lender and Agent Expenses.

(a)Each Credit Party agrees to indemnify and hold harmless each of the Agent, each other Agent-Related Person, each Lender and their respective Affiliates and Approved Funds (and its or their respective successors and assigns) and the officers, directors, principals, managers, members, partners, trustees, managed funds, accounts, clients managed, advised or sub-advised by the Lenders or their affiliates, employees, advisors, counsel, controlling persons, shareholders, agents and representatives of each of the foregoing and each of their successors and permitted assigns (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) no Credit Party shall have an obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith (other than with respect to the Agent and its Related Parties), gross negligence or willful misconduct of that Indemnified Person (or its Affiliates, Approved Funds or controlling Persons or their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) other than in the case of the Agent and its Related Parties, Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from a material breach of any funding obligation of such Indemnified Person hereunder (other than against the Agent in its capacity as such), (iii) no Credit Party shall have an obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person (other than against the Agent in its capacity as such) that does not relate to any act or omission of any Credit Party, and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claim.
(b)To the extent permitted by Requirements of Law, the Borrower and each Credit Party shall not assert, and hereby waives, any claim against the Agent (and any sub-agent thereof), any Lender and any Related Party of any of the foregoing Persons (each such Person being called an “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
(c)Borrower shall pay, promptly following written demand therefor, all Lender and Agent Expenses of the Agent and each Lender.
11.3.Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4.[Reserved].

11.5.Amendments in Writing; Integration.

(a)No amendment or modification of any provision of this Agreement or any other Loan Document (other than the Agent Fee Letter, which may be amended in writing by the Agent and the applicable Credit Party and the Blackstone Fee Letter, which may be amended in writing by the Lenders and the applicable Credit Party), or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party), the Required Lenders and the Agent (acting at the direction of the Required Lenders); provided, however, that no such amendment, modification, waiver, discharge or termination contemplated in clauses (i) through (vi) shall, unless in writing and signed by all the Lenders expressly set forth therein, in addition to the Required Lenders, the Agent (or by the Agent acting at the direction of the Required Lenders) and Borrower, do any of the following:
(i)extend or increase the Commitments or Loans of any Lender without the written consent of such adversely affected Lender (it being understood that a waiver of any condition precedent set forth in Section 3 or of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Loan or Commitment shall not constitute an extension or increase of the Loan or Commitment of any Lender);
(ii)postpone any date scheduled for, or reduce the amount of, any payment of principal, interest, fees, premiums (including the Yield Protection Premium), or other amounts payable hereunder or under any other Loan Documents, without the written consent of each adversely affected Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of any Loan shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(iii)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or any fees, premiums (including the Yield Protection Premium) or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each adversely affected Lender directly and adversely affected thereby; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest at the Default Rate;
(iv)amend, modify or eliminate (v) this Section 11.5, (w) the definition of “Required Lenders”, “Required Initial Term Loan Lenders” “or any other provision specifying the number of Lenders or portion of a Loan required to take any action under the Loan Documents, (x) any provision set forth in any Loan Document that alters the pro rata sharing provisions amongst the Lenders, (y) Section 8.3, or (z) the first sentence of Section 11.1(b), in each case, without the written consent of each Lender;
(v)(A) subordinate the Obligations hereunder to any other indebtedness or other obligation without the written consent of each Lender directly affected thereby or (B) subordinate the Liens granted pursuant to the Collateral Documents in favor of the Agent, for the benefit of the Secured Parties, in all or substantially all of the Collateral, without the written consent of each Lender whose Obligations are secured by such Collateral; in each case, except (x) as expressly permitted under this Agreement, (y) in the case of any “debtor in possession” financing (or any similar financing arrangement in an insolvency proceeding or other financing to be incurred after a bankruptcy Event of Default) or (z) any financing in which the Borrower offered the applicable Lenders that were directly and adversely affected by such subordination at the time of the applicable financing an opportunity to ratably participate (based on their pro rata share of affected Obligations) in the applicable financing on the same terms as the other lenders participating in such financing transaction, which offer shall remain open to such Lender for a period of not less than ten (10) Business Days;
(vi)unless otherwise permitted under the Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each applicable Lender; or

(vii)unless otherwise permitted under the Agreement, release all or substantially all of the Guarantors (or all or substantially all of the aggregate value of the guarantees provided by the Guarantors), without the written consent of each applicable Lender;
and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights, obligations, immunities, indemnities or duties of, or any fees or other amounts payable to, the Agent under this Agreement or any other Loan Document, or otherwise amend, modify or eliminate any provisions of Section 12.
(b)Notwithstanding anything to the contrary contained in this Section 11.5, if the Agent, Blackstone Representative and Borrower shall have jointly identified an obvious error (including an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Agent (at the direction of the Blackstone Representative) and Borrower or any other relevant Credit Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
(c)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
(d)Only the Required Initial Term Loan Lenders shall have the ability to waive, amend, restate, supplement or modify any conditions precedent in Section 3 herein with respect to a Borrowing of Initial Term Loans.
(e)The Borrower may, at its sole expense and effort, upon notice to a Non-Consenting Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.1), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment, or, solely in the case of Term Loans, the Borrower (in which case such Term Loans shall, after such assignment, be immediately deemed settled and cancelled for all purposes and no longer outstanding (and may not be resold) for all purposes of this Agreement and the other Loan Documents, and provided that nothing herein shall, if such Loan is acquired by the Borrower or a Subsidiary, be construed as preventing any legal steps necessary to give effect to actual settlement of the liability owed by the Borrower thereunder or amendment of the terms applying to such Loan)); provided that, (A) the Borrower or other assignee shall have paid to the Agent (unless waived by the Agent) the assignment fee (if any) specified in Section 11.1; (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable (including any Yield Protection Premium as if such assignment constituted a voluntary prepayment) to it hereunder in connection with any prepayment of its Loans and under the other Loan Documents from the assignee or the Borrower, (iii) such assignment does not conflict with applicable Requirements of Law; and (iv) the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, other than as a result of a waiver by such Lender, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding anything with respect to the foregoing, this Section 11.5(e) shall not apply in any case to any Blackstone Entity that is a Lender.
11.6.Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7.Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full in cash in immediately available funds. The obligation of Borrower or any other the Credit Parties in Section 11.2 and Section 11.8 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.8.Confidentiality. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Agent, any Lender or any of their respective Affiliates or Approved Funds or when disclosed to the Agent, a Lender or any of their respective Affiliates or Approved Funds, or becomes part of the public domain after disclosure to the Agent, a Lender or any of their respective Affiliates or Approved Funds, in each case, other than as a result of a breach by Agent, a Lender or any of their respective Affiliates or Approved Funds of the obligations under this Section 11.8; or (ii) disclosed to the Agent, any Lender or any of their Affiliates or Approved Funds by a third party if Agent, any Lender or any of their Affiliates and Approved Funds do not know that the third party is prohibited from disclosing the information. Each of the Agent and the Lenders shall not disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, each of the Agent and the Lenders may disclose Confidential Information: (a) to its and its Affiliates’ and Approved Funds’ directors, officers, members, managers, partners, current and prospective investors or funding sources, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such information and instructed to keep such Information confidential); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (including in connection with any proposed Lender Transfer); provided that no such disclosure to any Disqualified Institution shall be permitted hereunder without Borrower’ prior written consent; (c) as required by law, regulation, subpoena, or other order provided, that (x) prior to any disclosure under this clause (c), the Agent or Lender making such disclosure agrees to endeavor to provide Borrower with prior written notice thereof and with respect to any law, regulation, subpoena or other order, to the extent that the Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information required to be so disclosed (as reasonably determined by the Agent or such Lender, as applicable) by such law, regulation, subpoena or other order; (d) to the extent requested by regulators having jurisdiction over the Agent or any Lender or as otherwise required in connection with the Agent’s or any Lender’s examination or audit by such regulators; (e) as the Agent or any Lender considers reasonably necessary in exercising remedies under the Loan Documents; (f) to third-party service providers of the Agent or any Lender; (g) with the consent of Borrower; (h) in connection with public filings required to be made by the Agent or any Lender; (i) to any of Lender’s Related Parties or to any party to this Agreement; (j) to any rating agency in connection with rating Borrower or the facilities hereunder (including shadow ratings) and the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans (it being understood and agreed that any Lender may apply for the issuance of one or more CUSIP numbers with respect to any of the Loans without the consent of Borrower or the other Credit Parties); and (k) pursuant to periodic regulatory filings, including to any self-regulatory body such as the National Association of Insurance Commissioners; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and (j) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein. Nothing in any Loan Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement in Part II A 1 of Annex IV of Director 2011/16/EU.

11.9.Release of Collateral or Guarantors.

(a)Upon the payment in full of all Obligations, in cash in immediately available funds (other than inchoate indemnity obligations in respect of which no claim has been asserted), and subject to the reinstatement provisions set forth in Section 8.1 of the Security Agreement, (i) the Collateral shall be automatically released from the security interests and Liens created by the Collateral Documents in favor of the Agent, for the benefit of itself and the Secured Parties, and (ii) each Guarantor shall be automatically released from its obligations to guaranty the Obligations pursuant to Article 2 of the Security Agreement.
(b)At the time any Collateral is sold or to be sold in a sale expressly permitted (other than (i) a lease or license that is not an exclusive license that constitutes a Permitted Transfer of assets that do not constitute Product IP or Material IP, in each case, in the Territory and (ii) to a Person that is a Credit Party) hereunder and under the other Loan Documents, such Collateral shall be automatically released from the security interests and Liens created by the Collateral Documents in favor of the Agent, for the benefit of itself and the Secured Parties.
(c)No Guarantor shall be released from its guaranty of any Obligation prior to the payment in full of all Obligations, in cash in immediately available funds (other than inchoate indemnity obligations in respect of which no claim has been asserted) unless all of the Equity Interests of such Guarantor owned by any Credit Party are sold or transferred (in a transaction or series of transactions) to a Person that is not a Credit Party in any sale or transaction expressly permitted hereunder and under the other Loan Documents.
(d)The Agent shall (at the direction of the Blackstone Representative) enter into such non-disturbance agreements reasonably requested by licensees under Permitted Out Licenses.
11.10.Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, the Agent is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Agent or any Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to the Agent or any Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Agent or any Lender shall have made any demand hereunder, or (b) the principal of or the interest on any Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. The Agent agrees promptly to notify Borrower after any such set off and application made by the Agent; provided that the failure to give such notice shall not affect the validity of such set off and application.

11.11.Marshalling; Payments Set Aside. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made, or such enforcement or setoff had not occurred. Each Lender severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, and Agent’s Liens securing such obligation shall be effective, revived, and remain in full force and effect, in each case, as fully as if such recovered payment had not been made. The provisions of this Section 11.11 shall survive the payment in full of the Obligations and the termination of this Agreement.

11.12.Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.

11.13.Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14.Construction of Agreement. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

11.15.Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16.No Advisory or Fiduciary Duty. The Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise shall be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Agent and the Lenders, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Agent and the Lenders, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand; (ii) in connection therewith and with the process leading to such transaction, each of the Agent and the Lenders are acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person; (iii) neither the Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent, any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents; and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it shall not claim that either the Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

11.17.Contractual Recognition of Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and

(b)a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
11.18.Currency Equivalents Generally.
(a)For purposes of determining compliance with the provisions of this Agreement generally, any amount in a currency other than Dollars shall be converted to Dollars in a manner consistent with that used in calculating net income in Borrower’s annual financial statements delivered pursuant to Section 5.2(a) at the time of determination; provided that no Default or Event of Default shall be deemed to have occurred thereafter solely as a result of such changes in rates of exchange thereafter.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Blackstone Representative may from time to time specify with Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.
11.19.Reinstatement. Each Credit Party agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Credit Party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral granted pursuant to the Collateral Documents securing such Credit Party’s liability hereunder shall have been released or terminated by virtue of the foregoing, or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect, and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Credit Party in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

11.20.Restricted Licenses. Each Credit Party hereby agrees that, following the Closing Date, it shall not enter into, and shall not permit its Subsidiaries to enter into, as licensor any license agreement with any other Credit Party or a Subsidiary of a Credit Party as licensee, in each case with respect to Product IP in the Territory, which prohibits or otherwise restricts the licensee from granting a security interest to the Agent in such licensee’s interest in such license agreement in a manner enforceable under Requirements of Law, except to the extent the licensee is otherwise prohibited from permitting such security interest.

12.AGENT
12.1.Appointment and Authority.

(a)Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent, through its agents or employees, to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.6 (solely with respect to the removal and consent rights of Borrower set forth therein) and Section 12.10 (solely with respect to the requirement for execution, filing and other actions with respect to the Collateral Documents and other collateral documentation set forth therein)) are solely for the benefit of the Agent and the Lenders, and no Credit Party shall have rights as a third party beneficiary of any of such provisions.
(b)The Agent shall also act as the secured party and collateral agent under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, administering, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations (including in trust, if applicable) for itself and the Lenders, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as secured party and collateral agent , and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 12.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent, shall be entitled to the benefits of all provisions of Section 11 (including Section 11.2), and this Section 12, as though such co-agents, sub-agents and attorneys-in-fact were the secured party and collateral agent under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agent, including in its capacity as collateral agent for itself and the Lenders, to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Agent, including in its capacity as collateral agent for itself and the Lenders, shall bind the Lenders, and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement shall be binding upon each Lender.
(c)Any corporation or association into which the Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Agent is a party, shall be and become the successor Agent under this Agreement and the other Loan Documents and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
12.2.[Reserved].

12.3.Exculpatory Provisions. Neither the Agent nor any Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. The permissive rights of the Agent and each Agent-Related Person to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Agent and each Agent-Related Person shall not be liable for any action taken or not taken other than its gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent and each Agent-Related Person:

(a)shall not be subject to any fiduciary or other implied duties or obligations, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) duties or obligations arising under any agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Blackstone Representative or the Required Lenders, Lenders or Required Initial Term Loan Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and in all cases the Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents, unless it shall receive written instructions from the Blackstone Representative or the Required Lenders, Lenders or Required Initial Term Loan Lenders, as applicable (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), specifying the action to be taken and, provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including refraining from any action that, in its opinion or the opinion of its counsel, may be a violation of automatic stay under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, assignment for the benefit of creditors, moratorium, rearrangement, or similar law, or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any federal, state or foreign bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, assignment for the benefit of creditors, moratorium, rearrangement, or similar law; the instructions as aforesaid and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders;
(c)shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Blackstone Representative or the Required Lenders, Lenders or Required Initial Term Loan Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided herein or any other applicable Loan Document), (ii) in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction (iii) in good faith or (iv) in accordance with an order of a court, or any order, judgment or decree made or entered by any court order;
(e)shall be deemed not to have knowledge of any Default unless and until written notice stating it is “notice of default” and referring to this Agreement and describing such Default is given to the Agent by Borrower or a Lender;
(f)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, opinion, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance, nonperformance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the calculation of the Yield Protection Premium, or (vii) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent;
(g)shall not be responsible for nor have any duty to monitor the performance or any action of the Credit Parties, Lenders, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party; provided, that the Agent and the Agent-Related Person may assume performance by all such Persons of their respective obligations and shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person;
(h)shall not be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than the Loan Documents to which it is a party, whether or not an original or a copy of such agreement has been provided to the Agent or any Agent-Related Person;
(i)shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or Governmental Authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;
(j)shall not be responsible for the negligence or misconduct of any sub-agent that it selects as provided in Section 12.5 absent gross negligence or willful misconduct by the Agent (as determined in a final non-appealable judgment by a court of competent jurisdictions) in the selection of such sub-agents;

(k)shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, the Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Competitor or (ii) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to any Competitors; and
(l)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its branches or Affiliates in any capacity.
(m)The Agent shall be entitled to request and receive written instructions from the Blackstone Representative or the Required Lenders, Lenders or the Required Initial Term Loan Lenders, and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Agent in accordance with the written direction of the Blackstone Representative or the Required Lenders, Lenders or the Required Initial Term Loan Lenders. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice, direction or concurrence of the Blackstone Representative or the Required Lenders, Lenders or the Required Initial Term Loan Lenders as it deems appropriate, and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
(n)Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates or Approved Funds, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, Approved Funds’ participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to any Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates, Approved Funds or agents, the Loan Documents or the transactions hereunder: (i) any identity verification procedures; (ii) any record keeping; (iii) any comparisons with government lists; (iv) any customer notices; or (v) any other procedures required under any Anti-Terrorism Law. No Agent-Related Person shall have any liability to any Lender or any of their respective Affiliates or Approved Funds if any request for a Loan or other extension of credit was not authorized by Borrower.
(o)The Agent shall have no obligation to give, execute deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Agent pursuant to the Loan Documents or (ii) enable the Agent to exercise and enforce its rights under the Loan Documents with respect to such pledge and security interest. In addition, the Agent shall have no responsibility or liability (i) in connection with the acts or omissions of the Credit Parties in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. Each party to this Agreement acknowledges and agrees that the Blackstone Representative may from time to time use one or more outside service providers for the tracking of all UCC-1 financing statements (or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Collateral Documents and the notification to the Blackstone Representative, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers shall be deemed to be acting at the request and on behalf of Borrower and the other Credit Parties. The Agent shall not be liable for any action taken or not taken by any such service provider. Neither the Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Agent under or in connection with any of the Loan Documents.
12.4.Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, opinion, request, certificate, consent, statement, instrument, order, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender, unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5.Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

12.6.Resignation of Agent. The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Blackstone Representative shall have the right to appoint a successor. If no such successor shall have been so appointed by the Blackstone Representative and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Blackstone Representative) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent; provided that in no event shall any such successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

The Required Lenders may remove the Agent as agent upon ten (10) days prior notice in writing to the Borrower and the Agent. Upon such removal, the Required Lenders shall appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within ten (10) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retired or removed Agent shall continue to hold such security until such time as a successor Agent is appointed), and (ii) except for any indemnity and expense reimbursement payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Blackstone Representative or the Required Lenders, as applicable, appoints a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity or expense reimbursement payments owed to the retiring or removed Agent). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 12 and Section 11.2 shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
12.7.Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein, and (ii) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

12.8.No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Agent shall have no powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

12.9.Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, assignment for the benefit of creditors, moratorium, rearrangement, or similar law or any other judicial proceeding relative to any Credit Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on Borrower) shall be entitled and empowered (if directed by the Required Lenders), by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid, and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.4 and 11.2) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.4 and 11.2.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any reorganization plan, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agent to vote in respect of the claim of any Lender or in any such proceeding.
12.10.Collateral and Guaranty Matters. The Lenders irrevocably authorize the Agent:

(a)to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;
(b)to automatically release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations, in cash in immediately available funds, (ii) at the time the property subject to such Lien is disposed or to be disposed as part of or in connection with any disposition or sale permitted (other than a lease and other than to a Person that is a Credit Party) hereunder or under any other Loan Document, (iii) subject to Section 11.5, if the release of such Lien is approved, authorized or ratified in writing by the applicable Lenders required pursuant to Section 11.5, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the Security Agreement, to the extent permitted hereunder; and
(c)to release or subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is securing Indebtedness of the type contemplated by clause (d) of the definition of “Permitted Indebtedness” to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens.
Upon request by the Agent at any time, the Required Lenders shall confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 12.10. In each case as specified in this Section 12.10, the Agent shall (and each Lender irrevocably authorizes the Agent to), at Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Security Agreement, in each case in accordance with the terms of the Loan Documents and this Section 12.10; provided that if requested by the Agent, Borrower shall deliver to the Agent a certificate executed by a Responsible Officer of the Borrower certifying that the transaction giving rise to such release or subordination, as applicable, is permitted by the Loan Documents (and the Agent may, at the direction of the Blackstone Representative, rely on such certificate in performing its obligations under this sentence).
Agent shall have no obligation whatsoever to any of the Lenders or other Secured Parties (i) to verify or assure that the Collateral exists or is owned by a Credit Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner.
The Credit Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent (at the direction of the Required Lenders) in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the other Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the other Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of any of the entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase, and in connection therewith Agent may reduce the Obligations owed to the Lenders and the other Secured Parties (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.

12.11.Indemnification by Lenders. To the extent required by any applicable Laws, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.6, to the extent not otherwise indemnified by the Credit Parties pursuant to the terms of this Agreement, each Lender shall severally indemnify and hold harmless the Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, (i) any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), (ii) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (iii) any Taxes attributable to such Lender’s failure to comply with the provision of Section 11.1 relating to the maintenance of a Participant Register and (iv) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Agent to such Lender from any other source against any amount due the Agent under this Section 12.11.

12.12.Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations: (i) within ten (10) days after the Closing Date; and (ii) at such other times as are required under the Patriot Act.

12.13.Costs and Expenses; Indemnification. Agent may incur and pay Lender and Agent Expenses in connection with the performance and fulfillment of Agent’s functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses and, to the extent Agent, in consultation with the Blackstone Representative, reasonably deems necessary or appropriate for the performance and fulfillment of Agent’s functions, powers, and obligations pursuant to the Loan Documents, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by the Credit Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s pro rata share (determined as of the time that the applicable payment is sought (or if such payment is sought after the date on which the Loans have been paid in full and the Commitments have been terminated, determined as of the day immediately prior to the date on which the Loans were paid in full and the Commitments were terminated)) thereof. Each of the Lenders, in accordance with their respective pro rata shares (determined as of the time that the applicable payment is sought (or if such indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments have been terminated, determined as of the day immediately prior to the date on which the Loans were paid in full and the Commitments were terminated)), shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided, further that no action taken in accordance with the directions of the Blackstone Representative or the Required Lenders, Lenders or the Required Initial Term Loan Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.13). Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s pro rata share (determined as of the time that the applicable payment is sought (or if such payment is sought after the date on which the Loans have been paid in full and the Commitments have been terminated, determined as of the day immediately prior to the date on which the Loans were paid in full and the Commitments were terminated)) of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants’ fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. For purposes hereof, “pro rata share” shall mean with respect to any Lender at any time, the percentage obtained by dividing (x) the sum of the aggregate outstanding principal amount of the Loans of such Lender at such time and its unused Commitments at such time by (y) the sum of the aggregate outstanding principal amount of the Loans of all Lenders at such time and the aggregate unused Commitments of all Lenders at such time. The undertaking in this Section 12.13 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

12.14.Survival. This Section 12 shall survive the termination of this Agreement, the repayment, satisfaction or discharge of all Obligations, and the resignation or replacement of the Agent.

12.15.Erroneous Payments.

(a)If the Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within twenty (20) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 12.15 and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than five (5) Business Days thereafter (or such later date as the Agent may, in its reasonable discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent, in its sole discretion) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), hereby further agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)such Lender acknowledges and agrees that (A) in the case of the immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of the date of its knowledge of the occurrence of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 12.15(b). The failure to deliver a notice to the Agent pursuant to this Section 12.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.15(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender, or Secured Party from any source, against any amount due to the Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with the immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all of the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender as the case may be) under the Loan Documents with respect to such Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). Notwithstanding anything to the contrary contained herein, and in no event shall the occurrence of an Erroneous Payment (or any Erroneous Payment Subrogation Rights or other rights of the Agent in respect of an Erroneous Payment) result in the Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 12.15 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
12.16.Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.1 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) [reserved], (iii) any Lender from exercising setoff rights in accordance with Section 11.10 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Credit Parties under any debtor relief law; provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Agent pursuant to Section 8.1 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

12.17.Intercreditor Agreement. Each Lender (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (b) authorizes and directs the Agent to enter into the Intercreditor Agreement on behalf of such Lender.

13.GUARANTY
13.1.Guaranty. To induce the Lenders to make one or more Loans to Borrower from time to time, each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of Borrower existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Secured Party hereunder or under any other Loan Document.

13.2.Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder (the “Maximum Guaranteed Amount”) shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 13.7 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

13.3.Authorization; Other Agreements. Agent on behalf of itself and the other Secured Parties is hereby authorized, without notice, to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following but subject in all cases to the terms and conditions of the other Loan Documents:

(a)subject to compliance with Section 11.5, (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;
(b)apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;
(c)refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)(i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and
(e)settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.
13.4.Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense (other than the indefeasible payment in full, in cash in immediately available funds, of the Guaranteed Obligations as specified in clause (f) below), whether arising in connection with or in respect of any of the following clauses (a) through (f) or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following clauses (a) through (f) (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Blackstone Representative):

(a)the invalidity or unenforceability of any obligation of Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;
(b)the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;
(c)the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;
(d)any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Borrower, any other Guarantor or any of Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;
(e)any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default and during the continuance thereof by Agent on behalf of itself and any other Secured Party to proceed separately against any Collateral in accordance with Agent’s and any other Secured Party’s rights under any applicable Requirements of Law; or
(f)any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Borrower, any Guarantor or any other Subsidiary of Borrower, in each case other than the indefeasible payment in full in cash in immediately available funds of the Guaranteed Obligations (other than inchoate indemnity obligations).
13.5.Waivers. To the fullest extent permitted by Requirements of Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of Borrower or any Guarantor. Until the indefeasible payment in full, in cash in immediately available funds, of the Guaranteed Obligations (other than inchoate indemnity obligations), each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Borrower or any Guarantor by reason of any Loan Document or any payment made thereunder, or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor; provided, that such claims, rights and remedies shall remain waived and released at any time the Agent or any of the other Secured Parties (with or through their designees) have acquired all or any portion of the Collateral by credit bid, strict foreclosure or through any other exercise of remedies available to the Agent or the other Secured Parties pursuant to this Agreement or the other Loan Documents. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirements of Law to require any Secured Party to seek recourse first against Borrower or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

13.6.Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, each Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that reasonable and diligent inquiry would reveal, and each Guarantor hereby agrees that neither Agent nor any other Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event Agent, or any other Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Person shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that Agent or any other Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

13.7.Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

14.DEFINITIONS
14.1.Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with GAAP; (k) references to any time of day shall be to Eastern Standard time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; (m) where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or, to the knowledge of such Person, indirectly; and (n) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this

Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:

“75% Cash Consideration Basket” is defined in the definition of “Permitted Transfers”.
“Account” means any “Account” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made.
“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.
“Acquisition Consideration” is defined in the definition of “Permitted Acquisition”
“Acquisition Deferred Payments” means, with respect to an Acquisition, any “earnouts,” holdbacks, performance based-milestones, royalties, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts, indemnifications, non-competition agreements, incentive payments, and other similar payment obligations, and other contingent obligations and agreements consisting of the adjustment of purchase price or similar adjustments.
“Additional PIK Rate” is defined in the definition of “Applicable Margin”.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of the Credit Parties, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.
“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least ten percent (10%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other Equity Interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Agent or any Blackstone Entity be deemed to be an Affiliate of Borrower or any of its Subsidiaries.
“Agent” means Wilmington Trust, National Association, solely in its capacity as administrative agent and collateral agent under this Agreement and any other Loan Document, and includes any successor administrative agent or collateral agent.
“Agent Fee Letter” means that certain fee letter, dated the date hereof, by and among Borrower and the Agent.
“Agent Parties” is defined in Section 9.
“Agent-Related Person” means the Agent, together with each of its respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.
“Agreement” is defined in the preamble hereof.
“Anti-Corruption Laws” is defined in Section 4.18(a).
“Anti-Money Laundering Laws” is defined in Section 4.18(b).

“Anti-Terrorism Laws” means any Anti-Money Laundering Laws or other laws relating to terrorism or money laundering, including (a) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the Patriot Act, (c) the Requirements of Law, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (d) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (e) the Requirements of Law, regulations and orders administered by the UK Office of Financial Sanctions Implementation, (f) any Requirements of Law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar Requirements of Law enacted in the United States, the United Kingdom, the European Union or any other jurisdictions in which the parties to this agreement operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.
“Applicable IP Office” has the meaning set forth in the Security Agreement.
“Applicable Mandatory Prepayment” is defined in Section 2.2(e).
“Applicable Margin” means a percentage per annum equal to four and one-half percent (4.50%); provided that, in the event the Borrower makes a PIK Election with respect to any portion of the Term Loans in respect of any Interest Period, then the Applicable Margin for such portion of such Term Loans for such Interest Period shall be increased by 0.50% per annum (such 0.50% increase, the “Additional PIK Rate”).
“Approved Fund” means (x) any Blackstone Entity and (y) any other Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any transaction or series of related transactions by which the Borrower or any of its Subsidiaries directly or indirectly purchases, in-licenses or otherwise acquires any properties or assets of any other Person constituting a business unit, line of business or division of such Person or any acquisition of the right to use, make, have made, import, export, develop, sell or offer for sale (in each case, including through a license), any product, product line or Intellectual Property constituting all or substantially all of a product or product line, of or from any other Person (other than commercially available off-the-shelf software or licenses to other commercially available Intellectual Property licensed or otherwise made available pursuant to a click-wrap, shrink wrap or similar agreement or on a subscription basis). “Asset Acquisition” shall include any co-promotion or co-marketing arrangement pursuant to which the Borrower or any Subsidiary acquires rights to promote or market the products of another Person.
“Asset Sale” means any non-ordinary course Transfer pursuant to the 75% Cash Consideration Basket, the Non-Core Product Dispositions Basket and the Ex-U.S. Dispositions Basket.
“Asset Sale Threshold” is defined in Section 2.2(c)(iv).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit G hereto or any other form approved by the Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.
“Bail-In Legislation” means:

(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)in relation to the United Kingdom, the U.K. Bail-In Legislation; and
(c)in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.9.
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent, the Blackstone Representative and Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent, the Blackstone Representative and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment shall be determined by reference to the most recent statement or publication referenced in such clause (c).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or shall cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or shall cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date shall not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230, as amended.
“Blackstone Credit” means Blackstone Alternative Credit Advisors LP (on behalf of funds, accounts and clients managed, advised or sub-advised by it or its affiliates).
“Blackstone Entity” means each of (a) Blackstone Credit, (b) Blackstone Life Sciences, (c) Blackstone Finance, (d) any Affiliate of any of the foregoing and (e) any fund or account managed, advised or sub-advised by any of the foregoing.
“Blackstone Fee Letter” means that Fee Letter dated October 14, 2025, between the Borrower and the Blackstone Representative.
“Blackstone Finance” means Blackstone Holdings Finance Co. L.L.C.
“Blackstone Life Sciences” means Blackstone Life Sciences Advisors L.L.C.
“Blackstone Representative” means, collectively Blackstone Alternative Credit Advisors LP and Blackstone Life Sciences Advisors L.L.C. and, after the Closing Date, any successor or assign that is a Blackstone Entity appointed by the previous Blackstone Entity(ies) that fulfilled the role as Blackstone

Representative hereunder, effective upon written notice of such appointment to Borrower and the Agent; provided, that if no Lender under this Agreement is a Blackstone Entity, then “Blackstone Representative” shall mean a Lender appointed by the Required Lenders and notified to the Agent and Borrower to fulfill the role as the Blackstone Representative or, in the absence of any such appointment, shall mean the Required Lenders.
“Blocked Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Government (including OFAC), the United Nations Security Council or other relevant sanctions authority, (b) any Person organized or resident in a Designated Jurisdiction or (c) any Person fifty percent (50%) or more owned or is controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Bona Fide Debt Fund Affiliate” means, as it relates to a Competitor, a debt fund, investment vehicle, regulated bank entity or unregulated entity primarily engaged in, or that advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business for financial investment purposes and with respect to which persons involved with the investment in the relevant Competitor, or the management, control or operation thereof, directly or indirectly, possesses the power to direct or cause the investment policies of such fund, vehicle or entity are independent from the Disqualified Institution.
“Books” means all books and records including ledgers, records regarding a Credit Party’s and its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrower” is defined in the preamble hereof.
“Borrower Materials” is defined in Section 9.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same type and, in the case of SOFR Loans, having the same Interest Period made by the applicable Lenders.
“Borrowing Notice” is defined in Section 2.2(a)(iii).
“Budget” is defined in Section 5.2(b).
“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York; provided that when used in connection with a SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.
“Business IT Assets” is defined in Section 4.22(a).
“Cash Equivalents” means
(a)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of any other member country of the Organisation for Economic Co-operation and Development (“OECD”) (provided that the full faith and credit of the United States or such other member country of OECD, as applicable, is pledged in support of those securities) or any agency or instrumentality of the OECD, in each case, having maturities of not more than two (2) years from the date of acquisition;
(b)certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or a rating for its long-term unsecured and noncredit enhanced debt obligations of “A” or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or “A2” or higher by Moody’s Investors Service Limited;
(c)commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, and, in each case, maturing within two (2) years after the date of acquisition;
(d)repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(e)investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;
(f)investments in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited (or, if at any time none of Fitch Ratings Ltd, Moody’s Investors Service Limited or Standard & Poor’s Rating Service shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and
(g)other investments in accordance with Borrower’s investment policy provided to the Blackstone Representative in writing prior to the Closing Date or otherwise approved in writing by the Blackstone Representative (such approval not to be unreasonably withheld, conditioned or delayed).
“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation involving the Borrower) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of greater than thirty-five percent (35%) of the shares of the then-outstanding capital stock of Borrower ordinarily entitled to vote in the election of directors (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); (b) a sale of all or substantially all of the consolidated assets of Borrower and its Subsidiaries in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); or (c) a merger or consolidation involving Borrower in which Borrower is not the surviving Person.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” is defined in the preamble hereof.

“Closing Date Acquisition” means the transactions pursuant to which the Borrower will acquire directly or indirectly the Target through the merger of Merger Sub with and into the Target, with the Target surviving and becoming a wholly owned subsidiary of the Borrower.
“Closing Date Acquisition Agreement” means that certain Agreement and Plan of Merger, dated October 14, 2025, as amended from time to time, by and among the Borrower, Merger Sub, and Target.
“Closing Date Acquisition Documents” shall mean the Closing Date Acquisition Agreement and all material documents and agreements related thereto or contemplated thereby.
“CMS” means the Centers for Medicare & Medicaid Services.
“COBRA” is defined in Section 4.13.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Agent’s Lien in favor and for the benefit of the Agent and the other Secured Parties on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means all property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is created, granted or purported to be created or granted by the Collateral Documents, but in any event excluding all Excluded Assets.
“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, any Securities Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, or any Commodity Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, in each case, other than an Excluded Account.
“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.
“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Initial Term Loan Commitment.
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Communications” is defined in Section 9.
“Competitor” means, at any time of determination, (i) any direct competitor of the Borrower or any of its Subsidiaries primarily operating in the same, substantially the same or similar line of business as the Borrower or any of its Subsidiaries identified to the Agent and Blackstone Representative in writing prior to the Closing Date or from time to time after the Closing Date and (ii) any of such competitor’s Affiliates that are either clearly identifiable as an Affiliate of any such competitor on the basis of such Person’s name or identified by name in writing by the Borrower to the Agent from time to time. Notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitor, (b) the Credit Parties acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Competitor and that the Agent shall have no liability with respect to any assignment or participation made to a Competitor and (c) no Affiliate of Blackstone Inc. that operates as a fund or account (or manager or adviser to a fund or account) within the credit division of Blackstone Inc. shall be considered a “Competitor” under this Agreement.
“Compliance Certificate” has the meaning set forth in Section 5.2(c)(i).
“Confidential Information” is defined in Section 11.8.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.5 and other technical, administrative or operational matters) that the Agent (acting at the direction of the Blackstone Representative and in consultation with Borrower) decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent (acting at the direction of the Blackstone Representative and in consultation with Borrower ) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent and the Blackstone Representative (in consultation with Borrower) decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent Terms” is defined in Section 11.1(b).
“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligation for undrawn letters of credit for the account of that Person; or (c) any obligation of that Person to pay an earn-out, milestone payment, royalties, purchase price adjustment, profit sharing arrangement or similar contingent or deferred consideration to a counterparty incurred or created in connection with an Acquisition, Transfer, Investment or other sale or disposition, including, with respect to any purchase price holdback in respect of a portion of the purchase price of an asset sold to that Person to satisfy unperformed obligations of the seller of such asset, any obligation to pay such seller the excess of such holdback over such obligations. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, the Agent and, in the case of a Deposit Account located in the United States, the bank or other depository or financial institution at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account located in the United States, the securities intermediary or commodity intermediary at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Agent obtains control (within the meaning of the Code) over such Collateral Account.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not copyrightable or the same also constitutes a trade secret (and all extensions or renewals thereof and related common law rights, moral rights, rights of attribution or paternity and IP Ancillary Rights thereto or therein).
“Credit Extension” means the Initial Term Loans or any other extension of credit by any Lender for Borrower’s benefit pursuant to this Agreement.
“Credit Party” means Borrower and each Guarantor.
“Credit Party Minimum Coverage Requirement” shall mean the requirement set forth in Section 5.16.
“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” means any Lender that, as reasonably determined by the Blackstone Representative (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) has notified Borrower or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Agent (at the direction of the Blackstone Representative), to confirm in a manner reasonably satisfactory to the Blackstone Representative that it shall comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Blackstone Representative that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower, the Agent and each Lender.
“Default Rate” is defined in Section 2.3(b).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of country- or territory-wide Sanctions.
“Disclosure Letter” means the disclosure letter, dated as of the Closing Date, delivered by the Credit Parties to the Agent.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for

Qualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except to the extent redeemable or convertible into other Equity Interests that would not constitute Disqualified Equity Interests or as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for scheduled payments of cash dividends or other distributions in cash or other assets other than Qualified Equity Interests or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is [***] days after the Maturity Date at the time of issuance of such Equity Interests; provided that, if any such Equity Interest is issued pursuant to any plan for the benefit of any employee, director, manager or consultant of Borrower or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interest shall not constitute a “Disqualified Equity Interest” solely because it may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.
“Disqualified Institution” means, on any date, (a) certain banks, financial institutions, other institutional lenders and investors and other entities that were designated in writing to the Agent and the Lenders by the Borrower as a Disqualified Institution on or prior to the Closing Date, (b) certain banks, financial institutions, other institutional lenders and investors and other entities that are from time to time after the Closing Date designated in writing to the Agent and the Lenders by the Borrower as a Disqualified Institution (with such updates to occur (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) no more frequently than twice per year and (iii) subject to the consent of the Blackstone Representative, not to be unreasonably withheld, conditioned or delayed), (c) any Competitor that are from time to time designated in writing to the Agent and the Lenders (other than Bona Fide Debt Fund Affiliates) and (d) as to any Disqualified Institution referenced in clause (a), (b) or (c) above, such Disqualified Institution’s Affiliates that are either clearly identifiable as an Affiliate of any such Disqualified Institution on the basis of such Person’s name or identified by name in writing by the Borrower to the Agent from time to time . The Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of Confidential Information, to any Disqualified Institution. For the avoidance of doubt, (1) any designation of a Person as a Disqualified Institution after the Closing Date will not apply retroactively to disqualify the transfer of an interest in the Commitments or Loans, as applicable, that was effective prior to the effective date of such designation, and (2) “Disqualified Institutions” shall exclude any person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Agent. For the avoidance of doubt, no fund or account operating as part of the credit or insurance division of Blackstone, Inc. shall constitute a Disqualified Institution.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, and Norway.
“Eligible Assignee” means (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund, and (vi) any other person approved by the Blackstone Representative and the Borrower (each such consent not to be unreasonably withheld or delayed; it being understood that the Borrower prohibiting assignments to Disqualified Institutions is reasonable and that the Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable Requirements of Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority); provided that, in the case of the foregoing, (1) no approval of the Borrower (other than with respect to Disqualified Institutions) shall be required in connection with any such assignment during the continuance of an Event of Default under Sections 7.1 and 7.5 herein, (2) for the avoidance of doubt, to the extent the consent of the Borrower is required for any assignment, no such consent shall be deemed to have been given unless the Borrower has failed to respond to a written request for such consent for 10 Business Days after receipt thereof (and, for the avoidance of doubt, no such consent shall be deemed to be given on account of the passage of time with respect to any assignment to any Disqualified Institution (with respect to which consent must be affirmatively provided by the Borrower)) and (3) notwithstanding anything to the contrary herein, “Eligible Assignee” shall not include at any time (including, for the avoidance of doubt, after the occurrence of any Default or Event of Default) any Disqualified Institutions (unless consented to in writing by the Borrower in its sole discretion), any Defaulting Lender, or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons).
“EMA” means the European Medicines Agency.
“Employee Benefit Plan” means any employee benefit plan, as defined in Section 3(3) of ERISA, maintained for employees of Borrower or any of its Subsidiaries, or any such plan to which Borrower or any of its Subsidiaries contributes or is required to contribute, or with respect to which Borrower or any of its Subsidiaries has any liability.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) pollution or protection of the environmental matters, including matters relating to any Hazardous Materials Activity; (ii) the generation, use, storage, treatment, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.
“Equity Funded Consideration” is defined in the definition of “Permitted Acquisition”.
“Equity Interests” means, with respect to any Person, collectively, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided, however, that any Indebtedness convertible into Equity Interests (or into any combination of cash and Equity Interests based on the value of such Equity Interests) shall not constitute Equity Interests unless and until (and solely to the extent) so converted into Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and regulations issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is, or within the last six (6) years was, treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) a Plan is in “at risk” status (as defined in Section 430 of the IRC or Section 303 of ERISA); (c) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (d) the failure to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (f) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (g) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence, or the reasonable likelihood of incurrence, by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (i) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, or in endangered, critical or critical and declining status, in each case, within the meaning of Title IV of ERISA; (j) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (k) the imposition on account of any Plan of a lien under the IRC or ERISA on the assets of Borrower or its Subsidiaries or any of their respective ERISA Affiliates, or notification to Borrower or its Subsidiaries or any of their respective ERISA Affiliates that such a lien shall be imposed, or the posting of a bond or other security in lieu thereof; (l) the occurrence of an event, circumstance, transaction or failure which results in, or which would reasonably be expected to result in, material liability to a Credit Party or Subsidiary under Title I of ERISA or a material tax under any of Sections 4971 through 5000 of the IRC.
“Erroneous Payment” is defined in Section 12.15(a).
“Erroneous Payment Return Deficiency” is defined in Section 12.15(d).
“Erroneous Payment Subrogation Rights” is defined in Section 12.15(d).
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Event of Default” is defined in Section 7.
“Event of Loss” means, with respect to any property or asset, any of the following: (a) any loss, destruction or damage of such property or asset; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.
“Event of Loss Threshold” is defined in Section 2.2(c)(v).
“Ex-U.S. Dispositions Basket” is defined in clause (m)(i) of the definition of Permitted Transfers.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Act Documents” is defined in Section 4.8(a).
“Excluded Accounts” means (i) Deposit Accounts, Securities Accounts and Commodity Accounts located outside of the United States (other than with respect to any Foreign Subsidiary required to become a Guarantor for purposes of complying with the Credit Party Minimum Coverage Requirement), (ii) Deposit Accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees; provided, that with respect to payroll accounts, the amounts in such accounts shall not exceed the amount necessary for the applicable Credit Party to fully fund its next three complete payroll cycles in the ordinary course and such minimum amount as may be required by any applicable Law or as customary by the applicable financial institution with respect to such account, (iii) zero balance accounts swept no less frequently than weekly to Collateral Accounts of the Credit Parties which are subject to a Control Agreement, (iv) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (v) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (vi) accounts which constitute cash collateral in respect of a Permitted Lien, (vii) any account owned by JPR Royalty Sub, (viii) as of the end of any fiscal quarter (commencing with the quarter ended prior to the Closing Date), any other account used in the ordinary course of business or in furtherance of a bona fide general corporate purpose that has a cash balance (based on the average weekly cash balance held in such account during such fiscal quarter) that does not, together with other such accounts excluded pursuant to this sub-clause (viii), exceed $[***] in the aggregate.
“Excluded Assets” means, collectively,
(i)any fee interests in real property with a value in excess of $[***] and any leasehold interests in real property;
(ii)motor vehicles and other assets subject to certificates of title (except as to which perfection of the security interest therein can be accomplished solely by the filing of a UCC financing statement), letter of credit rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished automatically without further action or by the filing of a UCC financing statement) and commercial tort claims below $[***];
(iii)pledges and security interests prohibited or restricted by Requirements of Law after giving effect to the applicable anti-assignment provisions of the Code;
(iv)Excluded Equity Interests;
(v)“intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;
(vi)any intellectual property, lease, license, or other agreement to the extent that a grant of a security interest therein would violate or invalidate, or render unenforceable any right, title or interest of Borrower or any Guarantor in, such intellectual property, lease, license, or agreement, or create a right of termination in favor of any other party thereto (other than Borrower or a Guarantor), after giving effect to the applicable anti-assignment provisions of the Code (and subject to anti-evasion language); provided, that no Product IP or Product Permits in the United States shall be excluded under this clause (vi);
(vii)any property and assets the pledge of which would require governmental consent, approval, license or authorization that has not been obtained, after giving effect to the applicable anti-assignment provisions of the Code;
(viii)any governmental lease, licenses or state or local franchises, charters and authorizations if and for so long as the grant of a security interest therein is prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the Code;
(ix)any acquired property (including property acquired through acquisition or merger of another entity that is not Borrower or a Guarantor) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement binding on such property (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge after giving effect to the applicable anti-assignment provisions of the Code or other applicable Law;
(x)if Borrower and the Required Lenders in good faith determine the cost, burden or consequences of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby;
(xi)any payroll and other employee wage and benefit accounts, tax accounts (including, without limitation, sales tax accounts), escrow accounts and fiduciary or trust accounts maintained for the benefit of unaffiliated third parties and the Excluded Accounts;
(xii)any property subject to any purchase money security interest or capital lease, in each case, permitted under the Loan Documents to the extent and for so long as such contract or other agreement prohibits such security interest or pledge;
(xiii)any assets to the extent a security interest in such assets would result in material adverse Tax consequences as mutually determined by Borrower and the Required Lenders in good faith; and
(xiv)Intellectual Property that is not registered with the US Patent and Trademark Office or US Copyright Office, subject to the Neopharmed License Agreements, as amended from time to time in a manner not adverse to the Secured Parties.
“Excluded Equity Interests” means, collectively: (i) any Equity Interests of any Subsidiary with respect to which the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Equity Interests of any Subsidiary with respect to which the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests in any Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only (x) to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect and (y) to the extent such prohibition shall have been in place at the Closing Date or at the time such Subsidiary is acquired and is not created in contemplation of or in connection with such Person becoming a non-Wholly-Owned Subsidiary or to evade the requirements in the Loan Documents; (iv) Equity Interests constituting Margin Stock; (v) Equity Interests in any not-for-profit Subsidiary or captive insurance entity; (vi) all or a portion of the Equity Interests in a Foreign Subsidiary the pledge of which would, including as a result of a change in Requirements of Law following the date hereof, causes a material adverse tax consequence to Borrower and its Subsidiaries, taken as a whole, (vii) until the termination or expiration of the below described prohibition or termination of, or payment in full of the “Secured Obligations” under the JPR Indenture, the equity interests in JPR Royalty Sub to the extent that Borrower is prohibited from pledging such interests pursuant to the terms of the JPR Pledge and Security Agreement; (viii) Equity Interests in a joint venture which cannot be pledged without the consent of third parties, or the pledge of which is prohibited by the terms of, or would create a right of termination of one or more third parties under, any applicable Operating Documents, joint venture agreement or shareholders’ agreement (by any agreement binding on such Equity Interests at the time of acquisition thereof (or on the Closing Date, as applicable) and not entered into in contemplation of avoiding the

Obligations hereunder, in each case, after giving effect to the applicable anti-assignment provisions of the Code or other applicable law; (ix) any Equity Interests of any other Subsidiary with respect to which, Borrower and the Blackstone Representative reasonably determine by mutual agreement that the cost of granting the Agent in favor and for the benefit of the Agent and the other Secured Parties a security interest, in and Lien upon, and pledging to the Agent in favor and for the benefit of the Agent and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby and (xi) any other Equity Interests expressly included in the definition of “Excluded Assets”.
“Excluded Foreign Subsidiaries” mean Foreign Subsidiaries to the extent that the consolidated total assets and revenue of the Credit Parties, taken as a whole, equal or exceed [***]% of the consolidated total assets and revenue of the Borrower and its Subsidiaries as of the end of any fiscal quarter (commencing with the fiscal quarter ending March 31, 2026), for which a Compliance Certificate has been delivered to the Agent and the Blackstone Representative, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, the consolidated total assets and revenue of the Credit Parties, taken as a whole, do not equal or exceed [***]% of the consolidated total assets and revenue of the Borrower and its Subsidiaries as of the end of such fiscal quarter, then Borrower shall (i) designate in writing to Agent one or more of such Excluded Foreign Subsidiary(ies) as no longer an Excluded Foreign Subsidiary(ies) to the extent required such that the foregoing condition ceases to be true.
“Excluded Subsidiaries” means, collectively: (i) any Subsidiary with respect to which the grant to the Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law (for the avoidance of doubt, not including the Operating Documents of such Subsidiary, except to the extent covered in sub-clause (ii) or (iii) below); (ii) any Subsidiary with respect to which the grant to the Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and any such consent, approval or waiver has not been obtained, directly or indirectly, by Borrower following Borrower’s direct and indirect commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to the Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Agent, for the benefit of Lenders and the other Secured Parties, of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) subject to Section 5.16, any Immaterial Subsidiary; (v) subject to Section 5.16, any Foreign Subsidiary; (vi) JPR Royalty Sub; (vii) any Subsidiary if the guarantee of the Obligations by such Subsidiary would result in material adverse Tax consequences to the Borrower and/or its Subsidiaries (taken as a whole) (as reasonably determined by the Borrower in good faith); (viii) any Subsidiary such that the inclusion of such Subsidiary would result in, or would reasonably be expected to result in, a risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of the relevant Subsidiary; and (vii) any other Subsidiary with respect to which, Borrower and the Blackstone Representative reasonably determine by mutual agreement in good faith that the cost of granting the Agent in favor and for the benefit of the Agent and the other Secured Parties a security interest in and Lien upon, and pledging to the Agent in favor and for the benefit of the Agent and the other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby.
“Excluded Subsidiary Conversion” is defined in Section 5.16.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Agent or a Lender or required to be withheld or deducted from a payment to the Agent or a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) such Lender acquires an interest in such Obligation or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the Agent or a Lender’s failure to comply with Section 2.6(e), and (d) any withholding Taxes imposed under FATCA.
“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates, in each case in any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale distribution or sale of Product in the Territory.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such Sections of the IRC.
“FCPA” is defined in Section 4.18(a).
“FDA” means the United States Food and Drug Administration or any successor agency thereto.
“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210, 211, and 600 through 680 (and any foreign equivalents).
“FDA Laws” means all applicable Requirements of Law administered or issued by FDA.
“FDCA” is defined in Section 4.19(b)(i)
“Federal Funds Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Finance Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a finance lease on the balance sheet of that Person.
“Floor” means a rate per annum equal to 1.75%.

“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means, with respect to any Credit Party, any Subsidiary of such Credit Party that is not a Domestic Subsidiary.
“Fraudulent Transfer Laws” is defined in Section 13.2.
“Funding Date” means, with respect to any Commitment, the date on which the applicable conditions precedent set forth in Section 3 have been satisfied or waived in accordance with the terms of this Agreement (or such later date as agreed to by the Blackstone Representative) and a Borrowing is made in respect of such Commitment.
“Funding Direction Letter” means that certain Funding Direction Letter, dated as of January 23, 2026, by the Borrower directing the Agent to distribute the proceeds of the Loans made on the Closing Date in accordance with the funds flow memorandum attached thereto.
“GAAP” means with respect to Borrower and its Subsidiaries, generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. All references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 5.2.
“Generic” means a generic product (i) approved pursuant to Section 505(j) or 505(b)(2) of the FD&C Act (in relation to the United States), (ii) within the meaning of Art. 10 III of Directive EU 2001/83 (in relation to the EU), (iii) in relation to any other countries in world, any applicable equivalent law and (iv) shall also include an authorized generic product licensed in connection with the settlement of any claim of actual or alleged infringement, misappropriation or other violation of any Patents by any third party.
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other federal, state or foreign health care programs.
“Guaranteed Obligations” is defined in Section 13.1.
“Guarantor” means each Subsidiary of Borrower, other than any Excluded Subsidiary.
“Guaranty” means the guaranty of the Guaranteed Obligations made by Guarantors as set forth in this Agreement.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or, to the Knowledge of the Credit Parties, threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, (to the Knowledge of the Credit Parties) threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Health Care Laws” means, collectively, all Requirements of Law, including FDA Laws and Public Health Laws, relating to the health care activities applicable to any Credit Party, including: (a) the FDCA, (b) the Public Health Service Act (42 U.S.C. §§ 201 et. seq); (c) any and all federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (d) federal and U.S. state laws and regulations governing the confidentiality of patient information, including HIPAA; (e) accreditation standards and requirements of all applicable state laws or regulatory bodies; (f) any and all federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (g) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (h) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (i) all reporting and disclosure requirements under the Medicaid Drug Rebate Program (e.g., Monthly and Quarterly Average Manufacturer Price, Baseline Average Manufacturer Price, and Rebate Per Unit, as applicable), Medicare Part B (Quarterly Average Sales Price), Section 602 of the Veteran’s Health Care Act (Public Health Service 340B Quarterly Ceiling Price), Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (j) all other applicable health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, policies, administrative guidance and requirements pertaining to Medicare or Medicaid; in each case, in any manner applicable to any Credit Party or any of its Subsidiaries; (k) any and all federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (A) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (B) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud, and (C) any insurance, health maintenance organization or managed care Requirements of Law; and (l) any and all foreign health care laws, rules, codes, regulations, manuals, orders, ordinances, statutes, guidelines, requirements and policies which, in each case, are analogous to any of the foregoing and applicable to any Credit Party or any of its Subsidiaries in any manner.
“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement; provided that “Hedging Agreement” shall not include (w) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries, (x) any accelerated share repurchase, share forward purchase contract or similar contract with respect to the Equity Interests of the Borrower entered into to consummate any repurchase of the Borrower’s common Equity Interests permitted hereunder, (y) any share forward sale contract in respect of any issuance and sale of the Borrower’s common Equity Interests or (z) any Permitted Convertible Indebtedness, Permitted Hedge Transaction or Permitted Warrant Transaction.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended (including by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009)), any and all rules or regulations promulgated from time to time thereunder, and any state laws with regard to the security and privacy of health information which are not preempted by the Health Insurance Portability and Accountability Act of 1996 pursuant to 45 C.F.R. Part 160, Subpart B.

“Immaterial Subsidiary” means, at any date of calculation, any of Borrower’s Subsidiaries (a) whose total assets for the four (4) fiscal quarter period ending on the date most recently ended for which financial statements have been delivered to Agent and the Blackstone Representative pursuant to Section 5.2(a)(i) or (ii) (whichever was most recently delivered to Agent and the Blackstone Representative) was less than [***]% of the total assets of Borrower and its Subsidiaries, (b) whose contribution to the consolidated revenues of Borrower and its Subsidiaries for such period was less than [***]% of the consolidated revenues of Borrower and its Subsidiaries for such period, in each case, determined in accordance with GAAP and (c) that does not own or hold rights to any Product IP or Material IP; provided that if, at any time and from time to time after the Closing Date, Immaterial Subsidiaries that are not Guarantors solely because they do meet the thresholds set forth in clauses (a) and (b) comprise in the aggregate more than [***]% of total assets as of the end of the most recently ended fiscal quarter of Borrower for which financial statements have been delivered to Agent and the Blackstone Representative pursuant to Section 5.2(a)(i) or (ii) (whichever was most recently delivered to Agent and the Blackstone Representative) or more than [***]% of the consolidated revenues of Borrower and its Subsidiaries for such applicable period, then Borrower shall (i) designate in writing to Agent one or more of such Immaterial Subsidiary(ies) as no longer an Immaterial Subsidiary(ies) to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.12 and Section 5.13 applicable to any such designated Subsidiary (in each case, in the time periods applicable as if such Immaterial Subsidiary(ies) had become Guarantors at such time).
“Incremental Term Facilities” is defined in Section 2.10(a).
“Incremental Term Loans” is defined in Section 2.10(a).
“Incremental Term Supplement” is defined in Section 2.10(d).
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than accrued expenses and trade payables which are not more than [***] ([***]) days past due or being contested in good faith) entered into in the ordinary course of business, including any obligation or liability to pay deferred or contingent purchase price or other consideration for such assets, properties, services or rights; (c) the face amount of all letters of credit or similar obligations issued for the account of such Person (whether or not drawn) and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Finance Lease obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) Disqualified Equity Interests; (i) all indebtedness referred to in clauses (a) through (h) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (j) all Contingent Obligations of such Person to the extent the underlying obligations otherwise constitute Indebtedness under clauses (a) through (j) above; provided that obligations in respect of earn-outs, milestone payments, royalties, purchase price adjustments, profit sharing arrangements or similar contingent or deferred consideration to a counterparty shall only be considered Indebtedness to the extent the same would be required to be shown as a liability on the balance sheet of such Person prepared in accordance with GAAP. “Indebtedness” shall include Permitted Convertible Indebtedness, but shall not include Permitted Warrant Transactions or Permitted Hedge Transactions.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket expenses and disbursements of any kind or nature whatsoever

(including but not limited to reasonable and documented legal fees and expenses (such legal fees and expense to be limited (absent an actual or bona fide potential conflict of interest) to the reasonable and documented fees and expenses of one primary outside counsel and one intellectual property outside counsel for all Lenders, taken as a whole, and one primary outside counsel for the Agent and its Related Parties, taken as a whole (and reasonable regulatory and local counsel for the Agent-Related Persons and for all other Indemnified Persons in each relevant jurisdiction), and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons with respect to the Agent and one additional counsel for such affected Indemnified Persons with respect to the Lenders, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing the indemnity hereunder), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the agreement of the Lenders to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).
“Indemnified Person” is defined in Section 11.2(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Information Privacy or Security Laws” means HIPAA and any regulations promulgated thereunder, and all other Laws concerning the privacy or security of personal information, including any applicable foreign Laws, state data breach notification Laws, and state health information privacy Laws.
“Initial Term Lender” means the Persons holding Initial Term Loan Commitments or Initial Term Loans and any other Person that shall have become party hereto holding Initial Term Loans pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto holding Initial Term Loans pursuant to an Assignment and Assumption.
“Initial Term Loan” is defined in Section 2.2(a)(i).
“Initial Term Loan Commitment” with respect to each Initial Term Lender, the commitment of each such Initial Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Initial Term Lender’s name on Annex 1. The aggregate amount of the Initial Term Lenders’ Initial Term Loan Commitments on the Closing Date is $400,000,000.
“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the Bankruptcy Code, or any other domestic or foreign bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, examinership or other relief; provided, however, that, solely with respect to any Person incorporated, organized or formed in any jurisdiction other than the United States, “Insolvency Proceeding” shall not include any winding-up petition against such Credit Party which is frivolous or vexatious and is discharged or dismissed within [***] ([***]) days of the commencement thereof.
“Intellectual Property” means all:
(a)Copyrights, Trademarks, and Patents;
(b)trade secrets and trade secret rights, including confidential business information, unpatented inventions, know-how, show-how, research and development information, formulations, methods, processes, procedures, protocols, techniques, designs, drawings, schematics, blueprints, flow charts, models, strategies, techniques, prototypes, algorithms, specifications, materials, formulae, operating manuals and the results of experiments and testing, including samples, in each case, excluding any Copyrights or Patents that may cover or protect any of the foregoing (“Trade Secrets”);
(c)(i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);
(d)all right, title and interest arising under any contract or Requirements of Law in or relating to Internet domain names;
(e)design rights;
(f)IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and
(g)any similar or equivalent rights to any of the foregoing anywhere in the world.
“Intercompany Subordination Agreement” means an intercompany subordination agreement executed and delivered by each Credit Party, each of its applicable Subsidiaries and the Agent, in form and substance reasonably satisfactory to the Agent and the Blackstone Representative, as amended, restated, supplemented or otherwise modified and in effect from time to time.
“Intercreditor Agreement” means that certain New York law-governed intercreditor agreement, dated as of November 19, 2021, among RPI and OMERS, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Interest Date” means March 31, June 30, September 30 and December 31 of each year (or, if any such date is not a Business Day, the next Business Day).
“Interest Period” means, with respect to any Interest Date, the period from, and including, the immediately preceding Interest Date (or, with respect to the first Interest Date, from, and including, the Closing Date), to but excluding the Interest Date in which payment for such Interest Period is made.
“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” means (a) any beneficial equity or ownership interest in any Person, (b) the acquisition (whether for cash, property, services or securities or otherwise) of any debt or Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (c) any Acquisition, (d) the making by such Person of any advance, loan, extension of credit or capital contribution in or to, any Person and (e) the guarantee, endorsement or otherwise becoming contingently liable in respect of the Indebtedness of any other Person. The amount of an Investment shall be the amount actually invested (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the good faith estimate of the fair market value of such asset or property at the time such Investment is made as reasonably determined in good faith by a Responsible Officer of such Credit Party), less the amount of cash received or returned for such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto; provided that in no event shall such amount be less than zero or increase any basket or amount set forth in the definition of “Permitted Investments” above the fixed amount set forth therein.
“IP Agreements” means, collectively, (a) those certain Intellectual Property Security Agreements entered into by and between the Credit Parties, as the case may be, and the Agent, each dated as of the Closing Date, and (b) any Intellectual Property Security Agreement entered into by and between the

Credit Parties, as the case may be, and the Agent after the Closing Date in accordance with the Loan Documents.
“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.
“IRC” means the Internal Revenue Code of 1986, as amended.
“IRS” means the U.S. Internal Revenue Service.
“IT Assets” means technology devices, computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all data stored therein or processed thereby, and all associated documentation.
“JPR Indenture” means that certain Indenture, dated as of March 9, 2011, by and between JPR Royalty Sub and U.S. Bank, National Association, as in effect on the date hereof.
“JPR Pledge and Security Agreement” means the “Pledge and Security Agreement” as defined in the JPR Indenture.
“JPR Royalty Sub” means JPR Royalty Sub LLC, a Delaware limited liability company. The parties hereto agree that, until discharge of the JPR Indenture pursuant to and in accordance with Section 11.1 thereof, JPR Royalty Sub shall be deemed not to be a “Subsidiary” for purposes of the provisions hereunder relating to Subsidiaries generally, except as otherwise expressly provided herein or for purposes of any provisions herein specific to JPR Royalty Sub.
“Junior Indebtedness” is defined in Section 6.10.
“Knowledge” or to the “knowledge” and similar qualifications or phrases means the actual knowledge, after commercially reasonable investigation, of any Responsible Officer of Borrower or such other Credit Party, as the context dictates.
“LCA Election” is defined in Section 1.5.
“LCA Test Date” is defined in Section 1.5.
“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.
“Lender and Agent Expenses” means (i) all reasonable and documented out-of-pocket fees and expenses of the Agent, the Blackstone Representative, the Lenders and their respective Related Parties for developing, preparing, amending, modifying, negotiating, executing and delivering, and administering the Loan Documents or any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses (including reasonable and documented attorneys, accountants, consultants, financial advisors and other advisors fees and expenses, but limited to the reasonable and documented out-of-pocket fees and expenses of one legal counsel to the Agent and its Related Parties (taken as a whole), and one legal counsel to the Blackstone Representative and the Lenders and each of their Related Parties (taken as a whole) (plus, if required, (x) one local legal counsel to the Agent and its Related Parties (taken as a whole) in each relevant material jurisdiction, and one local legal counsel to the Blackstone Representative and the Lenders and their Related Parties (taken as a whole) in each relevant material jurisdiction) and (y) one specialty counsel to the Agent and its Related Parties (taken as a whole) and one specialty counsel to the Blackstone Representative and the Lenders and each of their Related Parties (taken as a whole); provided, that such documentation shall not include legal time entries), and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Agent, the Blackstone Representative, the Lenders and their respective Related Parties (including reasonable and documented attorneys, accountants, consultants, financial advisors and other advisors fees and expenses, but limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees and expenses of one primary counsel for the Agent and its Related Parties (taken as whole) and one primary counsel for the Blackstone Representative and the Lenders and each of their Related Parties (taken as a whole), one local legal counsel to the Agent and its Related Parties (taken as a whole) in each relevant material jurisdiction and one local legal counsel to the Blackstone Representative and the Lenders and each of their Related Parties (taken as a whole) in each relevant material jurisdiction, and one specialty counsel to the Agent and its Related Parties (taken as a whole) and one specialty counsel to the Blackstone Representative and the Lenders and each of their Related Parties (taken as a whole)) (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs Borrower of such conflict and thereafter retains its own counsel, of one additional primary firm of counsel for all such affected parties (taken as a whole) and one additional firm of local counsel for all such affected parties (taken as a whole) in each relevant material jurisdiction); provided, that such documentation shall not include legal time entries), in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto.
“Lender Transfer” is defined in Section 11.1(b).
“Lien” means (a) a claim for security purposes, mortgage, lien, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets and whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to, give any financing statement under the Code (or equivalent statutes) of any jurisdiction or any preferential arrangement that has the practical effect of creating a security interest and (b) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.
“Limited Condition Acquisition” means any Permitted Acquisition, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Liquidity” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents held in Collateral Accounts of the Credit Parties which are subject to a Control Agreement; provided, that until [***] ([***]) days after the Closing Date (or such longer period as the Blackstone Representative may agree in its sole discretion), the Borrower shall be permitted to include the unrestricted cash and Cash Equivalents in an amount as of the Closing Date for which it intends to put in place Control Agreements during such period.
“Liquidity Compliance Certificate” is defined in Section 5.2(c)(ii).
“Loan” means each Term Loan.
“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Agent Fee Letter, the Funding Direction Letter, the Security Agreement, the Intercreditor Agreement, the IP Agreements, the Perfection Certificates, any Control Agreement, any other Collateral Document, any Intercompany Subordination Agreement, any guaranties executed by a Guarantor in favor of the Agent for the benefit of the Secured Parties in connection with this Agreement, and any other present or future agreement between or among a Credit Party and the Agent or any Lender, as the case may be, in connection with this Agreement, including in each case, any annexes, exhibits or schedules thereto.

“Malicious Code” means disabling codes or instructions, spyware, malware, Trojan horses, worms, viruses or other software routines that (a) facilitate or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, or (b) are designed to compromise the privacy or data security of, in each case of (a) and (b), any IT Assets, data or other materials.
“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.
“Margin Stock” is defined in Section 4.14.
“Material Adverse Change” means any material adverse change in or material adverse effect on: (i) the business, financial condition, properties or assets (including all or any portion of Collateral), liabilities (actual or contingent), operations, or performance of the Credit Parties, taken as a whole, since December 31, 2025; (ii) the ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; or (iii) the binding nature or validity of, or the ability of the Agent or any Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents.
“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets or properties are bound, in each case, relating to the research, licensing, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, for which, individually or in the aggregate, the breach of, default or nonperformance under, cancellation or termination of or the failure to renew would reasonably be expected to result in a Material Adverse Change.
“Material IP” means any (i) Product IP and (ii) any other Intellectual Property that is material to the conduct of the business of the Borrower and its Subsidiaries (taken as a whole) as currently conducted or currently expected to be conducted, or is otherwise of material value to the business of the Borrower and its Subsidiaries (taken as a whole).
“Maturity Date” means January 23, 2031.
“Maximum Guaranteed Amount” is defined in Section 13.2.
“Maximum Incremental Term Amount” is defined in Section 2.10(a).
“Medicaid” means, collectively, the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.) and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law).
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.) and all laws, rules, regulations, manuals, or orders pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the SSA or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law).
“Merger Sub” means Axel Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Borrower.
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or any of their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or any of their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries could incur material liability.
“Navenibart” means Navenibart (STAR-0215).
“Neopharmed License Agreements” means the license agreements entered into in connection with the sale of assets pursuant to the Stock Purchase Agreement, by and among BioCryst Pharmaceuticals, Inc., BioCryst Ireland Limited and Neopharmed Gentili S.p.A., dated as of June 27, 2025.
“Net Issuance Proceeds” means, in respect of any issuance of Indebtedness, the excess of: (a) the gross cash proceeds received by the issuer of such Indebtedness from such incurrence or issuance, over (b) all underwriting discounts, fees, commissions and reasonable out-of-pocket costs and expenses actually paid in connection therewith in favor of any Person not an Affiliate of Borrower.
“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Transfer and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Transfer (i) the transaction costs, fees and expenses relating to such Transfer excluding amounts payable to Borrower or any Affiliate of Borrower, (ii) any Taxes paid or reasonably estimated to be payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and premiums and penalties on Indebtedness secured by a superior Lien on the asset which is the subject of such Transfer, (iv) any reserve reasonably established by Borrower and its Subsidiaries in respect of any liabilities or other obligations associated with such asset or assets and retained by Borrower or any of its Subsidiaries after such sale or other Transfer thereof, including pension and other post-employment benefit liabilities and liabilities related to any indemnification obligations or purchase price adjustments associated with such transaction or commitments or undertakings of Borrower and its Subsidiaries pursuant to the agreement entered into in connection with such Transfer; provided, however, that upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (iv), the amount of such reversal shall be included in Net Proceeds and (v) the amount of any cash escrow from the sale price for any relevant Transfer (until released from escrow), and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged asset or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, (iii) any Taxes paid or reasonably estimated to be payable as a result thereof, and (iv) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments. For the purposes of determining the Net Proceeds received by any Credit Party or Subsidiary thereof in connection with a license arrangement which constitutes an Asset Sale, each payment from time to time received by the Credit Parties and their Subsidiaries in connection with such license arrangement shall be included in the aggregate Net Proceeds determination.
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.5 and (ii) has been approved by the Required or adversely affected Lenders. Notwithstanding anything with respect to the foregoing, no Blackstone Entity that is a Lender shall, in any case, be a Non-Consenting Lender or be subject to the provisions of Section 11.5(e).
“Non-Core Product Dispositions Basket” is defined in clause (m)(ii) of the definition of Permitted Transfers.
“Obligations” means, collectively, the Credit Parties’ obligations that arise under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, including debts, principal, interest, Lender and Agent Expenses, the Yield Protection Premium and any other fees, premiums expenses, indemnities and amounts any Credit Party owes to the Agent, the Lenders and the Secured Parties now or later, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents.
“OECD” is defined in the definition of “Cash Equivalents”.
“OFAC” is defined in the definition of “Anti-Terrorism Laws”.
“OMERS” means OCM IP Healthcare Holdings Limited.
“Operating Documents” means, collectively with respect to any Person such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than [***] ([***]) days prior to the date on which such documents are due to be delivered under this Agreement and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), in each case, with all current amendments, restatements, supplements or modifications thereto.
“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, consistent with past practice, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.
“ORLADEYO®” means, collectively: (a) the pharmaceutical product known as ORLADEYO® (berotralstat) used for the prevention or treatment of attacks of hereditary angioedema (HAE), or for prevention or treatment of any angioedema-related condition or disorder, including the product approved by the FDA under NDA 214094 and any supplements thereto, or any other approval of a product owned or controlled by Borrower or any of its Subsidiaries that contains berotralstat, in any dosage form, dosing regimen, strength or route of administration and (b) any other approved pharmaceutical product owned or controlled by Borrower or any of its Subsidiaries that contains as an active ingredient the chemical compound known as berotralstat in any form, and any successors thereto, for any indication (including prevention or treatment of angioedema and related conditions or any other swelling disease, disorder or condition), in any dosage form, dosing regimen, strength or route of administration.
“Other Connection Taxes” means, with respect to Lender or the Agent, Taxes imposed as a result of a present or former connection between Lender or the Agent and the jurisdiction imposing such Tax (other than connections arising from Lender or the Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Obligation or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant Register” is defined in Section 11.1(d).
“Patents” means all patents and patent applications (including any improvements, applications for letter patent, continuations, continuations-in-part, divisionals, provisionals or any substitute applications), any patent issued with respect to any of the foregoing, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing. Patents and patent applications under this definition include all those filed with the U.S. Patent and Trademark Office.
“Patriot Act” is defined in Section 3.1(f).

“Payment Recipient” is defined in Section 12.15(a).
“Payment/Advance Form” means that certain form attached hereto as Exhibit A.
“PCI Cap” means, as of any date of termination, an aggregate principal amount not to exceed $[***].
“Perfection Certificate” is defined in Section 4.6.
“Periodic Term SOFR Determination Day” has the meaning specific in the definition of “Term SOFR”.
“Permitted Acquisition” means any Acquisition so long as the Borrower has received prior written consent therefor from the Required Lenders, or:
(a)both before and immediately after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing;
(b)the properties or assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same, similar or a related line of business as that then-conducted by Borrower or its Subsidiaries, or (ii) a line of business that is related or ancillary to or in furtherance of a line of business as that then-conducted by Borrower or its Subsidiaries;
(c)in the case of an Asset Acquisition, the subject assets are being acquired or licensed by Borrower or a Subsidiary of Borrower, and (i) if acquired or licensed by a Credit Party or any of its Subsidiaries, the applicable Person shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by the Blackstone Representative in order to include the newly acquired or licensed assets within the Collateral, as applicable, to the extent required by Section 5.12, and (ii) if acquired or licensed by a Subsidiary of Borrower that is not a Credit Party, or if such subject assets do not constitute Collateral, then the total consideration paid or payable (including all transaction costs, assumed Indebtedness, and the maximum amount of all Acquisition Deferred Payments (other than royalty payments based solely on a percentage of sales or revenues attributable to the assets or Person being acquired), but disregarding any working capital adjustments) (such amounts, collectively the “Acquisition Consideration”) for all such assets, together with the Acquisition Consideration paid or payable for Stock Acquisitions described in clauses (d)(ii)(B) and (C) below and Investments made pursuant to clause (o) of the definition of “Permitted Investment”, shall not exceed $[***] in the aggregate;
(d)in the case of a Stock Acquisition, (i) [***]% of the Equity Interests issued by the target are acquired by Borrower or a Subsidiary and (ii) either (A) the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party and the relevant Credit Party shall have complied with its obligations under Sections 5.12 and 5.13 and caused the target to become a Guarantor if required, (B) the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party, but the target of the Stock Acquisition does not become a Guarantor and otherwise complies with Sections 5.12 and 5.13 or (C) the subject Equity Interests are not acquired in such acquisition directly by a Credit Party; provided, that the aggregate Acquisition Consideration paid or payable in connection with Stock Acquisitions described in subclauses (B) and (C) above, together with the Acquisition Consideration paid or payable for Asset Acquisitions described in clause (c)(ii) above and Investments made pursuant to clause (o) of the definition of “Permitted Investment”, shall not exceed $[***] in the aggregate;
(e)any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively; and
(f)both before and after giving effect to such Acquisition, the Credit Parties are in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.16.
(g)in connection with any Acquisition for which (x) such Acquisition Consideration is paid solely with the proceeds of Equity Funded Consideration and (y) the Acquisition Consideration paid or payable with respect to such Acquisition is greater than $[***], Borrower shall have delivered to Agent and the Blackstone Representative (and Agent shall have in turn delivered to the Lenders) notice of such Acquisition, together with all such other materials which have been delivered or presented to the transaction committee of the Borrower (or if no such materials have been presented or delivered to any such transaction committee, those materials which have been presented or delivered to the Board of Directors of the Borrower); provided that the Borrower shall not be required to deliver any such materials to the extent it is expressly prohibited from doing so in accordance with the binding confidentiality provisions applicable to such Acquisition or that is reasonably subject to the assertion of attorney-client privilege or attorney work-product; and
(h)the total Acquisition Consideration paid or payable for all Permitted Acquisitions shall not exceed $[***] in the aggregate; provided, that the aggregate amount of Acquisition Consideration other than Post-Approval Acquisition Deferred Payments shall not exceed $[***] in the aggregate; provided, further that any Acquisition Consideration which is (A) paid in the form of Qualified Equity Interests in Borrower, (B) funded with the proceeds of Qualified Equity Interests in Borrower issued after the date hereof (to the extent not otherwise applied to payments pursuant to Section 6.10(iii) or to Permitted Distributions pursuant to clause (c) of the definition thereof) (collectively, “Equity Funded Consideration”) or (C) funded with the cash proceeds of Permitted Convertible Indebtedness shall not be subject to the foregoing cap in this clause (h).
“Permitted Additional Royalty Financing” means any direct or indirect royalty or similar financing (including any royalty sale or any synthetic royalty financing) for the sale of revenues or royalties relating to product (other than Product) (each a “Royalty Financing Product”) entered into after the Closing Date and includes the payment of royalties or similar payments based on a percentage of the net sales of such product (other than Product, unless consented to by the Blackstone Representative in its sole discretion); provided, however, that (i) such royalty or similar financing is structured as a “true sale” of revenues or royalties relating to product other than Product and (ii) with respect to any Royalty Financing Product, all such financings shall be subject to a net sales cap of [***]% in the aggregate with respect to such Royalty Financing Product.
“Permitted Additional Royalty Financing Documents” means the documents governing or evidencing any Permitted Additional Royalty Financing.
“Permitted Affiliate Transaction” means (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) [reserved], (d) compensation and reimbursement of expenses of officers and directors, (e) transactions that are on terms that are not less favorable any Credit Party in any material respect than would be obtainable by such Credit Party at such time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined in good faith by the senior management, the board of directors or the audit committee of the Borrower; provided, that such approval shall be by the board of directors or the audit committee of the Borrower, if the fair market value of such transaction or series of related transactions is in the aggregate above $[***]), (f) any (i) employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Credit Parties with current, former or future officers, directors, employees, managers, consultants and independent contractors, (ii) subscription agreement or similar agreement pertaining to the repurchase of Equity Interests (not constituting Disqualified Equity Interests) pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Credit Parties and (iii) payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of the Credit Parties (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the board of directors of the applicable Credit Party, and (g) transactions and payments that were in existence or required of a third party acquired in a Permitted Acquisition, at the time such Permitted Acquisition was consummated and did not arise in contemplation thereof and do not involve the Borrower and its Subsidiaries.
“Permitted Convertible Indebtedness” means Indebtedness of Borrower having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into common

Equity Interests in Borrower; provided, that (a) such Indebtedness shall be unsecured, (b) no Subsidiary of the Borrower or other Person shall guarantee or otherwise be an obligor in respect of Permitted Convertible Indebtedness, (c) such Indebtedness shall bear interest at a rate per annum not to exceed [***] percent ([***]%), (d) such Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans, as determined by Borrower in its good faith judgment) that are, taken as a whole, more restrictive on the Credit Parties than the provisions of this Agreement (as determined by Borrower in its good faith judgment), (e) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to occur as a result therefrom (after giving effect to this Agreement), (f) such Indebtedness shall not (i) mature or be mandatorily redeemable or repurchased, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable or repurchaseable at the option of the holder thereof, in whole or in part or (iii) provide for the scheduled payment of dividends or distributions in cash (in each case for clause (i)-(iii), other than in connection with a customary conversion, change of control or “fundamental change” provision) earlier than six (6) months after the Maturity Date; provided, that any right to require the scheduled repurchase or redemption of such Indebtedness shall be subject to the prior repayment in full in cash of the Loans and the other Obligations that are accrued and payable and the termination of the Commitments; (g) immediately after giving effect to the incurrence of any such Indebtedness, the amount of all Permitted Convertible Indebtedness permitted hereunder and then outstanding shall not exceed the PCI Cap; and (h) Borrower shall have delivered to the Agent a certificate of a Responsible Officer of Borrower certifying as to the foregoing clauses (a) through (g) with respect to any such Indebtedness.
“Permitted Convertible Cash Prepayment Cap” means an amount equal to $[***], minus any applicable amounts utilized pursuant to Section 6.10 and clauses (e) and (g) of the definition of “Permitted Distributions”.
“Permitted Convertible Transaction” means (x) the conversion to Equity Interests by holders of Permitted Convertible Indebtedness (including any cash payment upon conversion) or required payment of any interest with respect to any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other documentation governing such Permitted Convertible Indebtedness; (y) the exchange of existing Permitted Convertible Indebtedness for, redemption of existing Permitted Convertible Indebtedness with or inducement of holders of Permitted Convertible Indebtedness to convert such Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness with (1) new Permitted Convertible Indebtedness (the “Refinancing Convertible Debt” (or the cash proceeds from the issuance of such Refinancing Convertible Debt) to the extent such Refinancing Convertible Debt is permitted to be issued under the terms of this Agreement, (2) common Equity Interests, (3) the cash proceeds, if any, received pursuant to the exercise, early unwind or termination of any Permitted Hedge Transaction entered into in connection with such existing Permitted Convertible Indebtedness, or (4) cash in respect of accrued and unpaid interest on such exchanged existing Permitted Convertible Indebtedness; or (z) delivery of common Equity Interests, Permitted Convertible Indebtedness and/or cash in lieu of fractional shares or in respect of accrued and unpaid interest to any holder of Permitted Convertible Indebtedness.
“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:
(a)dividends, distributions or other payments by any Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Wholly-Owned Subsidiary;
(b)dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;
(c)exchanges, redemptions or conversions by Borrower in whole or in part of any of its Qualified Equity Interests for or into another class of its Qualified Equity Interests or rights to acquire its Qualified Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Qualified Equity Interests (to the extent not otherwise applied to Equity Funded Consideration or payments pursuant to Section 6.10(iii));
(d)[reserved];
(e)the conversion by Borrower of any Permitted Convertible Indebtedness into or in exchange for Qualified Equity Interests of Borrower (and cash in lieu of fractional shares subject to the Permitted Convertible Cash Prepayment Cap);
(f)[reserved]
(g)cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests, subject to the Permitted Convertible Cash Prepayment Cap;
(h)in connection with any Permitted Acquisition or other Permitted Investment by Borrower or any of its Subsidiaries, (i) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;
(i)the distribution of rights to Qualified Equity Interests pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;
(j)dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;
(k)cash dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;
(l)purchases of Equity Interests of Borrower or, solely to the extent required pursuant to the terms of the Closing Date Acquisition Agreement and each Company Common Warrant and Company Pre-Funded Warrant (each as defined in the Closing Date Acquisition Agreement), any of its Subsidiaries deemed to occur upon the “cashless” exercises of options and warrants or the settlement or vesting of other equity awards, provided that such Equity Interests purchased represent only the portion required to cover the exercise price of such options or warrants, or similar equity incentive awards or vesting of other equity awards, any withholding or similar taxes due upon such exercise or vesting, and any related broker fees or other costs and expenses incurred in connection therewith;
(m)issuance to directors, officers, employees or contractors of Borrower of common stock of Borrower upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower pursuant to plans or agreements approved by Borrower’s Board of Directors (or committee thereof) or stockholders;
(n)the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower or any of its Subsidiaries held by any future, present or former employee, consultant, officer, director, manager, member of management or independent contractor (or spouse or trust for the benefit of any of the foregoing or any lineal descendants thereof) of the Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (n) do not exceed in any calendar year the sum of (i) $[***] plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies; provided, further, that the value of Equity Interests of Borrower or any of its Subsidiaries that are withheld to satisfy tax withholding or similar obligations upon the vesting of equity awards shall not reduce availability under this clause (n) pursuant to the immediately preceding proviso;

(o)other payments in an aggregate amount not to exceed $[***] in any fiscal year, so long as both immediately before and after giving effect to any such payment, no Default or Event of Default has occurred and is continuing;
(p)the conversion of convertible securities into common equity of the Borrower pursuant to the terms of such convertible securities or otherwise in exchange thereof;
(q)dividends or distributions on its Equity Interests by Borrower or any of its Wholly Owned Subsidiaries payable solely in additional shares of its common stock;
(r)solely in connection with Permitted Convertible Indebtedness and any Refinancing Convertible Debt relating thereto, as long as the Borrower is a net receiver of cash in the case of any cash settlement, the Borrower may enter into and make payments in connection with Permitted Hedge Transactions (and may settle whether in whole or in part and whether by physical settlement, cash settlement, net share settlement, or otherwise), terminate or unwind any such Permitted Hedge Transactions in connection with any refinancing, early conversion or maturity of such Permitted Convertible Indebtedness); and
(s)Permitted Hedge Transactions.
“Permitted Hedge Transaction” means any unsecured call or capped option (or substantively equivalent equity derivative transaction) or call spread transaction relating to the Equity Interests of Borrower or any other Credit Party (or other securities or property following a fundamental change of Borrower or other change of, or adjustment with respect to, the common stock) purchased by Borrower or such Credit Party in connection with the issuance of Permitted Convertible Indebtedness (including any Refinancing Convertible Debt) relating thereto by Borrower or such other Credit Party; provided, that the purchase price for such Permitted Hedge Transaction, less the proceeds received by Borrower or such Credit Party from the sale of any related Permitted Warrant Transaction (or in the case of capped calls, where such proceeds are not received but are reflected in a reduction of the premium), does not exceed [***]% of the gross proceeds to Borrower or such Credit Party from the issuance of such Permitted Convertible Indebtedness.
“Permitted Indebtedness” means:
(a)Indebtedness of the Credit Parties under this Agreement and the other Loan Documents (including Incremental Term Facilities);
(b)Indebtedness existing on the Closing Date and Permitted Refinancings thereof; provided, that any such Indebtedness existing on the Closing Date in excess of $[***] shall be shown on Schedule 12.1 of the Disclosure Letter;
(c)Subordinated Debt and Permitted Convertible Indebtedness; provided that, in each case any such Indebtedness is unsecured; provided, further, that (i) the aggregate principal amount of Indebtedness incurred in reliance on this clause (c) does not exceed $[***] outstanding at any time and (ii) any such Indebtedness does not provide for interest payments in cash of greater than [***]% of such Indebtedness per annum, at any time, prior to the date that is [***] days following the Maturity Date;
(d)Finance Leases and other Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets; provided, however, that all such Indebtedness under this clause (d) does not exceed $[***] at any time outstanding;
(e)Indebtedness in connection with trade credit, corporate credit cards, purchasing cards or other bank card products in the ordinary course of business; provided, that any such Indebtedness that is secured shall not exceed $[***] at any time outstanding;
(f)[reserved];
(g)Indebtedness incurred or assumed in connection with a Permitted Acquisition or other Permitted Investment (including Indebtedness of a Person that becomes a Subsidiary of Borrower in connection with such Permitted Acquisition or Permitted Investment) and Permitted Refinancings thereof, so long as (i) solely for purposes of Indebtedness assumed in connection with such transaction, such assumed Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition or other Permitted Investment, (ii) subject to Section 1.5, both immediately before and after giving effect thereto, no Default or Event of Default shall exist and be continuing, (iii) if such Indebtedness is secured, the Lien constitutes a Permitted Lien pursuant to clause (i) of the definition thereof, (iv) such Indebtedness is not guaranteed by any Credit Party (other than a Person acquired in such Permitted Acquisition), (v) both before and after giving effect to the incurrence of such Indebtedness, the Credit Parties are in compliance, on pro forma basis, with the financial covenant set forth in Section 6.16, and (vi) the aggregate principal balance of such Indebtedness incurred or assumed pursuant to this clause (g) does not exceed $[***] at any time outstanding;
(h)Indebtedness of Borrower or any of its Subsidiaries with respect to letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments outstanding and to the extent secured, secured solely by cash or Cash Equivalents, in each case entered into in the ordinary course of business; provided, that any such Indebtedness that is secured shall not exceed $[***], together with any Indebtedness pursuant to clause (e) above, in the aggregate.
(i)unsecured Indebtedness owed (i) by a Credit Party to another Credit Party, (ii) by a Subsidiary of Borrower that is not a Credit Party to another Subsidiary of Borrower that is not a Credit Party, (iii) by a Credit Party to a Subsidiary of Borrower that is not a Credit Party not to exceed $[***] at any time outstanding, or (iv) by a Subsidiary of Borrower that is not a Credit Party to a Credit Party; provided, that, the advance of such Indebtedness under this clause (iv) is permitted under clause (o)(iv) of the definition of Permitted Investments; provided, further, that from and after the Closing Date, all such Indebtedness under clause (iii) shall be subject to the Intercompany Subordination Agreement;
(j)Indebtedness consisting of Contingent Obligations (i) of a Credit Party of Permitted Indebtedness of another Credit Party (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder); (ii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of another Subsidiary of Borrower which is not a Credit Party; (iii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Credit Party; or (iv) of a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Subsidiary of Borrower which is not a Credit Party not to exceed, in the case of this clause (iv) $[***] at any time outstanding;
(k)to the extent constituting Indebtedness, Contingent Obligations of the type described in clause (c) of the definition thereof, not to exceed $[***] at any time outstanding, incurred in connection with any Permitted Acquisition, Permitted Investment or any in-licensing expressly permitted pursuant to this Agreement or any co-promotion or co-marketing arrangement;
(l)Indebtedness in respect of Acquisition Deferred Payments incurred in connection with Permitted Acquisitions (subject to the limitations set forth in the definition of “Permitted Acquisition” including the limitation on aggregate Acquisition Consideration);
(m)Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;
(n)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business and consistent with past practice;
(o)Indebtedness in respect of netting services or overdraft protection in connection with deposit or securities accounts in the ordinary course of business;

(p)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(q)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(r)Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations, in each case, incurred in the ordinary course of business;
(s)[reserved];
(t)to the extent constituting Indebtedness, Permitted Hedge Transactions;
(u)to the extent constituting Indebtedness, (i) obligations under the 2020 RPI PSA (as defined in the Intercreditor Agreement), the 2021 RPA PSA (as defined in the Intercreditor Agreement) and the OMERS PSA (as defined in the Intercreditor Agreement) (in each case, as in effect on the date hereof or as amended in a manner not adverse to the Lenders or the Agent under this Agreement) and (ii) Permitted Additional Royalty Financings in an amount with respect to this clause (ii) not to exceed $[***] outstanding at any time, subject to the proviso in clause (u) of the definition of Permitted Transfers;
(v)Indebtedness under any (i) unsecured Hedging Agreements entered into for hedging and not speculative purposes, and (ii) Hedging Agreements with respect to (1) currency exchange rates that are secured by assets or other property that do not constitute Collateral and (2) interest rates that, in each case of sub-clauses (1) and (2) above, is entered into for hedging and not speculative purposes and is secured only by cash or Cash Equivalents; and
(w)other Indebtedness of the Credit Parties in an aggregate amount outstanding at any time not to exceed $[***].
“Permitted Investments” means:
(a)Investments (including Investments in Subsidiaries) existing on the Closing Date, including any extensions, renewals or reinvestments thereof; provided, that, Investments existing on the Closing Date in excess of $[***] shall be shown on Schedule 12.2(a) of the Disclosure Letter;
(b)Investments consisting of cash and Cash Equivalents;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(d)subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;
(e)Permitted Acquisitions;
(f)Investments which are Permitted Transfers (other than pursuant to clause (d) of the definition thereof;
(g)Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business, (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors (or a committee thereof), and (iii) loans and advances to officers, directors, members of management and consultants in an amount not to exceed $[***] in any calendar year;
(h)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions or advances, to customers, suppliers and manufacturers who are not Affiliates, in the ordinary course of business;
(j)Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business to the extent permitted pursuant to clauses (j)(ii) and (j)(iv) of Permitted Transfers;
(k)Investments in a Subsidiary of Borrower which is not a Credit Party that is required in order to consummate a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition), so long as (i) both before and after giving effect to such Investment, the Credit Parties are in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.16 and (ii) the aggregate Investments made pursuant to this clause (k), together with the Acquisition Consideration paid for Permitted Acquisitions described in clauses (c)(ii) and (d)(ii)(B) and (C) of the definition thereof, and amounts paid pursuant to clause (p) of the definition “Permitted Investment”, does not exceed $[***] at any time outstanding;
(l)Investments constituting the formation of any Subsidiary that is a Credit Party (but not any Investments in such Subsidiary, which must constitute Permitted Investments under another applicable clause of this definition) for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;
(m)Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Closing Date, or (ii) are assumed after the Closing Date by Borrower or any Subsidiary of Borrower in connection with an acquisition of assets from such Person by Borrower or such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (w) does not constitute Indebtedness of such Person, (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) such Investment would not otherwise result in a Default or Event of Default;
(n)Investments consisting of (i) in-license agreements existing on the Closing Date and set forth on Schedule 12.2(b) or (ii) in-licensing agreements in the ordinary course of business and consistent with past practice that do not constitute an acquisition of a product, product line or Intellectual Property substantially making up a product or product line; provided, in each case, that no Indebtedness that is not Permitted Indebtedness is incurred or assumed in connection therewith;
(o)Investments by (i) any Credit Party in any other Credit Party (or a Person that, concurrently with such Investment (or within the timing requirements of Section 5.12, 5.13 or 5.14 if and only to the extent applicable thereto) becomes a Credit Party), (ii) any Subsidiary of Borrower which is not a Credit Party in another Subsidiary of Borrower which is not a Credit Party, (iii) any Subsidiary of Borrower which is not a Credit Party in any Credit Party; provided that (x) after giving effect to such Investment, such non-Credit Party Subsidiary may not own any Equity Interests of such Credit Party and (y) such Investment shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement, (iv) any Credit Party in any Subsidiary of Borrower which is not a Credit Party, provided, that the aggregate consideration provided by Credit Parties for Investments after the Closing Date pursuant to this clause (iv) (net of all dividends, distributions, returns of capital and payments on Indebtedness received by the Credit Parties from non-Credit Parties), when taken together with all investments pursuant to clauses (c)(ii), (d)(ii)(B) and (C) of the definition of “Permitted Acquisition”, shall not exceed $[***] outstanding at any time and (v) Borrower and its Subsidiaries consisting of Equity Interests in their respective Subsidiaries existing on the Closing Date;

(p)without limiting the generality of clause (k) above, Investments consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder; so long as (i) both before and after giving effect to such Investment, the Credit Parties are in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.16 and (ii) the aggregate Investments made pursuant to this clause (p), together with the Acquisition Consideration paid for Permitted Acquisitions described in clauses (c)(ii), and (d)(ii)(B) and (C) of the definition thereof, does not exceed $[***] in the aggregate; (q) to the extent constituting an Investment, any Permitted Hedge Transaction, including the payment of premiums in connection therewith;
(q)to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business;
(r)Repurchases of capital stock of Borrower or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Borrower or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights or in connection with the satisfaction of withholding or similar tax obligations;
(s)to the extent constituting an Investment, guarantees of Permitted Indebtedness and Contingent Obligations of the type described in clause (c) of the definition thereof, in each case to the extent permitted under Section 6.4;
(t)(i) unsecured Hedging Agreements entered into for hedging and not speculative purposes, and (ii) Hedging Agreements with respect to interest rates that are secured by cash or Cash Equivalents and, in each case, entered into for hedging and not speculative purposes;
(u)Investments to the extent that payment for such Investments is made in an amount equal to cash contributions from the issuance of Qualified Equity Interests of Borrower after the Closing Date, other contributions to Borrower that are not in exchange for Disqualified Equity Interests, the proceeds of which are contributed as cash common equity to any Credit Party; and
(v)other Investments at any time outstanding not to exceed $[***].
“Permitted Liens” means:
(a)Liens in favor and for the benefit of the Agent and the other Secured Parties pursuant to any Loan Document;
(b)Liens existing on the Closing Date; provided, that, Liens existing on the Closing Date in excess of $[***] shall be set forth on Schedule 12.3 of the Disclosure Letter;
(c)Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(d)(i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, employment insurance, unemployment insurance, old-age pensions, and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any of its Subsidiaries, (iii) subject to Section 6.2(b), statutory or common law Liens of landlords, (iv) Liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented, (v) Liens that are restrictions on transfer of securities imposed by applicable securities laws, (vi) Liens resulting from a filing by a lessor as a precautionary filing for a true lease, (vii) pledges and deposits in the ordinary course of business securing liability to landlords (including obligations in respect of letters of credit or bank guarantees for the benefit of landlords) or other contractual obligations and (iv) pledges or deposits to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) or to secure obligations on surety and appeal bonds, performance bonds, government contracts, performance and return-of money bonds and other obligations of like nature, in each case, entered into in the ordinary course of business;
(e)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;
(f)Liens (including the right of set-off) in favor of banks or other financial institutions arising in connection with deposit or securities accounts held at such institutions in the ordinary course of business; provided that such Liens are not given in connection with the incurrence of Indebtedness and relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts; provided, further, that such Liens are within the general parameters customary in the banking industry;
(g)Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business, including vendors’ liens to secure payment arising under Article 2 of the Code or similar provisions of Requirements of Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(h)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any Acquisition, Investment or other acquisition of assets or property not otherwise prohibited under this Agreement in an aggregate amount not to exceed the lesser of (i) [***]% of the purchase price paid in connection therewith and (ii) $[***];
(i)Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Borrower, in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary of Borrower, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under clause (g) of the definition of Permitted Indebtedness as the aggregate principal amount of such Indebtedness does not exceed $[***] at any time outstanding;
(j)Liens securing Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness”); provided, that, any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” shall not, in any case, increase the aggregate principal amount of such Indebtedness and the Lien does not extend to or cover any assets or properties other than those that are (i) subject to such Finance Lease obligations and (ii) acquired by such Indebtedness (and any refinancing shall not extend to any additional assets) (other than assets affixed or appurtenant thereto and additions and accessions thereto);
(k)rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions) with respect to the Equity Interests of any joint venture or other Persons that are not Subsidiaries;
(l)to the extent constituting a Lien, customary escrow arrangements securing indemnification obligations associated with an Acquisition or any other Investment in an amount not to exceed the greater of (i) with respect to each such Acquisition or Investment, [***]% of the purchase price of such Acquisition or Investment and (ii) $[***] in the aggregate for all such Acquisitions or Investments;
(m)(i) leases or subleases of real property granted in the ordinary course of business (including, if referring to a Person other than a Credit Party or a Subsidiary, in the ordinary course of such Person’s business), (ii) licenses, sublicenses, leases or subleases (other than relating to Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of any Credit Party or any of its Subsidiaries, (iii) Permitted Out Licenses, and (iv) retained interests of lessors or licensors or similar parties under any in-licenses;
(n)Liens on cash or other current assets pledged to secure: (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products, or (ii) Indebtedness in the form of letters of credit or bank guarantees entered into in the ordinary course of business; provided, that no such Liens shall be granted on any Product IP; provided, further, that any such Indebtedness incurred pursuant to clauses (n)(i) and (n)(ii) shall not exceed $[***] in the aggregate;
(o)ordinary course of business Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials, architects’ and repairmen’s Liens;
(p)Liens on any properties or assets of Borrower or any of its Subsidiaries which do not constitute Collateral under the Loan Documents (other than any Product IP) that is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory; provided, that, Liens on property or assets of Credit Parties under this clause (p) shall not exceed $[***] at any time outstanding;
(q)Liens on any properties or assets of Borrower or any of its Subsidiaries imposed by law or regulation which were incurred in the ordinary course of business, relating to landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens and other similar Liens arising in the ordinary course of business; provided that such Liens are being contested in good faith by appropriate proceedings which conclusively operate to stay the sale or forfeiture of any portion of such properties or assets subject thereto, and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with GAAP, if required;
(r)other Liens, provided that the aggregate outstanding amount of Indebtedness secured thereby shall not exceed $[***] outstanding at any time; provided, further that no such Liens shall be granted on the Product IP under this clause (r);
(s)Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of custom duties that are promptly paid on or before the date they become due;
(t)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(u)Liens on any goods sold to Borrower or any of its Subsidiaries in the ordinary course of business in favor of the seller thereof, but only to the extent securing the unpaid purchase price for such goods and any related expenses;
(v)security deposits in connection with real estate leases in the ordinary course of business;
(w)servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by Requirements of Law and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party;

(x)[reserved];
(y)[reserved];
(z)[reserved];
(aa)Liens solely on cash and Cash Equivalents securing Hedging Agreements with respect to interest rates that are entered into for hedging and not speculative purposes;
(ab)Liens on insurance policies and the proceeds thereof; provided, that, in each case, such Liens are not given in connection with the incurrence of any Indebtedness, secure only the financing of the insurance premiums with respect thereto, and are within the general parameters customary in the insurance industry;
(ac)rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions) with respect to the Excluded Equity Interests of any joint venture or other Persons that are not Subsidiaries;
(ad)customary backup security interests with respect to Permitted Additional Royalty Financings subject to an intercreditor agreement reasonably acceptable to the Required Lenders;
(ae)[reserved];
(af)to the extent constituting a Lien, any Permitted Transfer; and
(ag)Liens on Indebtedness that are junior to the Liens securing the Obligations in an amount not to exceed $[***] at any time outstanding; provided, that, such Liens shall be subject to an intercreditor agreement reasonably acceptable to the Required Lenders
“Permitted Negative Pledges” means:
(a)prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b)[reserved];
(c)prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);
(d)[reserved];
(e)customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;
(f)prohibitions or limitations imposed by Requirements of Law;
(g)customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer relating solely to the property subject to such Permitted Transfer;

(h)customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
(i)prohibitions or limitations that exist as of the Closing Date under agreements and arrangements existing on the Closing Date as set forth on Schedule 12.1 of the Disclosure Letter;
(j)customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(k)customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(l)restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(m)prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(n)customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(o)prohibitions or limitations imposed by any Loan Document;
(p)prohibitions or limitations imposed by 2020 RPI PSA, the 2021 RPA PSA, the OMERS PSA or the JPR Indenture (in each case, as in effect on the date hereof or as amended in a manner not adverse to the Lenders or the Agent under this Agreement);
(q)limitations imposed with respect to any license acquired in a Permitted Acquisition;
(r)prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness” so long as such prohibitions or limitations do not apply to any property other than the property financed by such Indebtedness; and
(s)prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (m) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Out License” means a license that is permitted pursuant to clauses (a), (j) or (k), of the definition of “Permitted Transfers”.
“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of maturity of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any property or assets other than the collateral securing the Indebtedness being refinanced or extended (and for the avoidance of doubt, if the Indebtedness being refinanced or extended is unsecured, such refinancing or extension Indebtedness shall be unsecured), (e) the borrower or issuer of which is the same as the borrower or issuer of the Indebtedness being refinanced or extended (with no additional co-borrower or co-issuer), (f) to the extent guaranteed, the guarantors of which are the same as the guarantors of the Indebtedness being refinanced or extended, (g) if such Indebtedness being modified or extended is secured by Liens that are contractually subordinated in right of security to the Liens securing the Obligations, is contractually subordinated in right of security to the Liens securing the Obligations and subject to an intercreditor agreement reasonably satisfactory to the Blackstone Representative, (h) if such Indebtedness being modified or extended is contractually subordinated in right of payment to the Obligations, is contractually subordinated in right of payment to the Obligations and subject to an intercreditor agreement or subordination agreement reasonably satisfactory to the Blackstone Representative, and (i) is otherwise on terms no less favorable to the Credit Parties and their respective Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.
“Permitted Royalty Financing” means the financings pursuant to the Royalty Financing Documents and Permitted Additional Royalty Financings.
“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:
(a)prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b)[reserved];
(c)prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent (x) such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith) or (y) acceptable to the Blackstone Representative in its sole discretion;
(d)customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;
(e)prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;
(f)prohibitions or limitations imposed by Requirements of Law;
(g)prohibitions or limitations that exist as of the Closing Date under Indebtedness existing on the Closing Date as set forth on Schedule 12.1 of the Disclosure Letter;
(h)customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(i)customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
(j)customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(k)customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(l)restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(m)prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(n)prohibitions or limitations imposed by any Loan Document;
(o)customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(p)prohibitions or limitations imposed by the Royalty Revenue Documents, the JPR Indenture or any Permitted Additional Royalty Financing Document;
(q)prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of the clause (d) of the definition of “Permitted Indebtedness” relating solely to the property financed by such Indebtedness (or assets affixed or appurtenant thereto and additions and accessions thereto); and
(r)prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Transfers” means:
(a)Transfers set forth on Schedule 6.1(a) of the Disclosure Letter;
(b)Transfers of Inventory in the ordinary course of business;
(c)Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of Borrower exercised in good faith, no longer economically practicable or commercially reasonable to maintain or useful in the ordinary course of business and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;

(d)Transfers which are Permitted Liens, Permitted Investments (other than pursuant to clause (f) of the definition thereof) or Permitted Distributions;
(e)Transfers of cash and Cash Equivalents in the ordinary course of business or otherwise in transactions expressly permitted hereunder;
(f)Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor and for the benefit of the Agent and the other Secured Parties are taken contemporaneously with the completion of any such transfer, (ii) by Credit Parties to non-Credit Parties for fair market value; provided, that, any such Transfer shall not exceed $[***] in the aggregate, and (iii) between or among non-Credit Parties;
(g)(i) the sale or issuance of Equity Interests of any Subsidiary of Borrower to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party (other than Borrower) shall be to another Credit Party, and (ii) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of any Subsidiary of Borrower in order to qualify members of the governing body of such Subsidiary if required by Requirements of Law;
(h)the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise, collection or settlement thereof;
(i)any abandonment, disclaimer, forfeiture, dedication to the public, cancellation, non-renewal or discontinuance of use, prosecution or maintenance of Intellectual Property (other than Product IP) that Borrower reasonably determines in good faith (i) is no longer economically practicable or commercially reasonable to maintain or useful in the ordinary course of business and that (ii) would not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, the Secured Parties under any Loan Document in any material respect;
(j)Transfers by Borrower or any of its Subsidiaries pursuant to: (i) solely outside the Territory, or, with respect to Intellectual Property that is not Material IP, in each case, any license of, sale of, or grant of a covenant not to sue with respect to (in each case whether exclusive or non-exclusive) Intellectual Property, a grant of rights to third parties (whether exclusive or non-exclusive) with respect to any product, in each of the foregoing cases, in the ordinary course of business, (ii) any exclusive or non-exclusive license, covenant not to sue, or sale of Intellectual Property included in (A) any manufacturing agreement or otherwise in any agreement with a contract manufacturer (including for clinical or commercial supply) restricted to manufacturing or (B) any agreement for other contract work (including marketing, logistics, clinical trial or sales force agreements, and similar vendor or fee-for-service arrangements), in each case, solely with respect to the services provided under such agreement and whether within or outside the Territory, (iii) a non-exclusive license of or grant of a covenant not to sue with respect to Intellectual Property to third parties for research and development and developing technology for or providing technical support to the Borrower or its Subsidiaries, (iv) non-exclusive licenses of Product IP (A) in the ordinary course of business and not material to any aspect of the research, development, manufacture, production, use (by any Credit Party or its Subsidiaries), commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory or (B) entered in connection with the settlement of any claim of actual or alleged infringement, misappropriation or other violation of any such Intellectual Property by any third party, solely for the purposes of permitting third parties to launch a Generic of any Product prior to the expiration of such Intellectual Property, and granted in the ordinary course of business; provided, that it is understood for the avoidance of doubt that the Transfers set forth on Schedule 6.8 are permitted pursuant to this clause (j).
(k)subject to Section 11.20, intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights (i) between or among the Credit Parties, or (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties entered into prior to the Closing Date and set forth in Schedule 6.1(b) of the Disclosure Letter, renewals and replacements thereof that are on comparable terms and entered into in the ordinary course of business and other similar licenses entered into after the Closing Date in the ordinary course of business and consistent with past practice; provided, that with respect to any such license or grant of rights pursuant to clause (ii), (A) such license or grant shall not grant any rights to use, exploit, commercialize or practice any Intellectual Property in the Territory and (B) any use of Intellectual Property in any foreign jurisdiction shall be limited solely to such jurisdiction;
(l)[reserved];
(m)(i) Transfers for fair market value of assets located outside of the Territory to third parties, which shall not be Affiliates of the Borrower or any of its Subsidiaries, in the ordinary course of business (the “Ex-U.S. Dispositions Basket”); provided, that, for any Transfers pursuant to this clause (m)(i), at least 75% of the total consideration paid for any such Transfer shall be in cash”) and (ii) Transfers for fair market value of assets (other than any Product in the Territory) to third parties, which shall not be Affiliates of the Borrower or any of its Subsidiaries, for cash in the ordinary course of business (the “Non-Core Product Dispositions Basket”);
(n)any involuntary loss, damage or destruction of property or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(o)[reserved]
(p)the abandonment disclaimer, forfeiture, dedication to the public, cancellation, non-renewal or other disposition of any Product IP that is (i) not material to any aspect of the research, development, manufacture, production, use (by any Credit Party or its Subsidiaries), commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory or (ii) no longer used or useful in any material respect in any Product line of business of Borrower and its Subsidiaries;
(q)any involuntary disposition or any sale, lease, license or other disposition of property (other than, for the avoidance of doubt, any Product IP) in settlement of, or to make payment in satisfaction of, any property or casualty insurance;
(r)sales, leases, licenses, transfers or other dispositions of real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, lease, license, transfer or other disposition are promptly applied to the purchase price of similar replacement property;
(s)any early unwind, settlement or termination of any Permitted Hedge Transaction;
(t)[reserved];
(u)Transfers consisting of the sale of revenues or royalties relating to product other than Product entered into after the Closing Date pursuant to and in accordance with any Permitted Additional Royalty Financing Document; provided, that in the event the Borrower decides to seek to incur any Permitted Additional Royalty Financing after the Closing Date, the Borrower shall use commercially reasonable efforts to (i) deliver to the Agent and the Blackstone Representative prompt written notice that it intends to enter into negotiations for incurring such Permitted Additional Royalty Financing and (ii) provide the Blackstone Representative with the opportunity for it or its Affiliates to provide such Permitted Additional Royalty Financing (it being understood that if the Blackstone Representative does not provide a notice of its desire to provide such a financing, together with detailed terms thereof, within five (5) Business Days, the Blackstone Representative shall be deemed to have declined such opportunity). For the avoidance of doubt, (A) the Borrower shall not be obligated to obtain such Permitted Additional Royalty Financing from the Blackstone Representative or its Affiliates and (B) the Blackstone Representative and its Affiliates shall not be obligated to provide such Permitted Additional Royalty Financing;
(v)Transfers under the 2020 RPI PSA, the 2021 RPA PSA and the OMERS PSA (in each case, as in effect on the date hereof or as amended in a manner not adverse to the Lenders or the Agent under this Agreement);

(w)Transfers of the equity interests of JPR Royalty Sub pursuant to an exercise of remedies under the JPR Pledge and Security Agreement or in connection with the compromise or settlement of claims with holders of Indebtedness issued under the JPR Indenture;
(x)[reserved];
(y)Transfers for fair market value not to exceed $[***] in net cash proceeds in any fiscal year; provided that both immediately before and after giving effect to any such Transfer, no Default or Event of Default has occurred and is continuing; and
(z)other Transfers, provided that (x) the aggregate fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) of the properties or assets Transferred pursuant to this clause (z) shall not exceed $[***] in the aggregate; (y) at least 75% of the total consideration paid for such Transfer is in the form of cash; and (z) both immediately before and after giving effect to any such Transfer, no Default or Event of Default has occurred and is continuing (this clause (z), the “75% Cash Consideration Basket”).
Notwithstanding anything else to the contrary in this Agreement, (i) no Credit Party shall make any Transfers to Subsidiaries that are not Credit Parties (other than in cash and Cash Equivalents in the ordinary course of business) except for Transfers pursuant to clauses (f)(ii) or (k)(ii) above and Transfers constituting Investments pursuant to clause (o)(iv) of the definition of “Permitted Investments” and (ii) the Borrower shall not, and shall not permit any of its Subsidiaries to, Transfer any Product IP or other Material IP other than pursuant to clauses (j) and (k) above.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) sold by Borrower and with recourse to Borrower only substantially contemporaneously with any purchase by Borrower of a related Permitted Hedge Transaction, and settled in common stock of the Borrower, cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower, with a strike price higher than the strike price of the Permitted Hedge Transaction.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“PIK Election” is defined in Section 2.3(d)(iii).
“PIK Election Notice” is defined in Section 2.3(d)(iii).
“Plan” means any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or any of their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries are subject to liability (including under Section 4069 of ERISA).
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Post-Approval Acquisition Deferred Payments” means, with respect to any product(s) to which the Borrower or its Subsidiaries acquires any rights in an Acquisition, Acquisition Deferred Payments with respect to such Acquisition that are payable solely upon or after the receipt by the Borrower or its Subsidiaries of written approval from the FDA permitting the marketing of the applicable product(s) in the United States.
“Product” means, individually or collectively, (i) ORLADEYO, (ii) Navenibart, (iii) any other approved pharmaceutical product owned or controlled by the Borrower or any of its Subsidiaries that contains as an active ingredient the chemical compound known as berotralstat in any form, and any successors thereto, for any indication (including prevention or treatment of angioedema and related conditions or any other swelling disease, disorder or condition) and (iv) any pivotal late stage (Phase III or later) product owned or controlled or acquired by the Borrower or any of its Subsidiaries after the Closing Date, in each case of clauses (i) through (iv), solely in the Territory.
“Product IP” means any and all Intellectual Property of the Credit Parties or any of their Subsidiaries, whether owned or co-owned (or purported to be so) or licensed (or purported to be so) to the Credit Parties or any of their Subsidiaries, or acquired, developed or obtained by or otherwise licensed to the Credit Parties or any of their Subsidiaries after the date hereof that is, in each case, used in or reasonably necessary for or material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, including, without limitation the Intellectual Property set forth in Schedule 4.6(c) of the Disclosure Letter.
“Product Permit” means regulatory filings, submissions and approvals required under FDA laws related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, including any material regulatory exclusivities relating to any Product in the Territory such as new chemical entity exclusivity or orphan drug exclusivity in the Territory.
“Protected Person” is defined in Section 11.2(b).
“Public Health Law” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation or investigation, product approval or clearance manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or postmarket requirements of any drug, medical device, food, dietary supplement or other product (including any ingredient or component of, or accessory to, the foregoing products) subject to regulation under the FDCA and similar state or foreign laws, pharmacy laws, or consumer product safety laws.
“Public Lender” is defined in Section 9.
“Qualified Equity Interests” means any Equity Interests that that are not Disqualified Equity Interests.
“Refinancing Convertible Debt” is defined in the definition of “Permitted Convertible Transaction”.
“Register” is defined in Section 2.8(a).
“Registered” is defined in Section 4.6(c).
“Regulatory Action” means an administrative or regulatory action, proceeding, investigation, FDA Form 483 inspectional observation or formal notice of serious deficiencies, warning letter, untitled letter, notice of violation letter, recall, alert, seizure, Section 305 notice or other similar communication, or consent decree issued by a Regulatory Agency.
“Regulatory Agency” means a U.S. Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals and counterpart foreign Governmental Authorities.
“Regulatory Approval” means all approvals, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of any Product.
“Regulatory Product” means, individually or collectively, (i) ORLADEYO, (ii) Navenibart and (iii) BCX17725, in each case of clauses (i) through (iii), solely in the Territory; provided, that, Navenibart and BCX17725 shall not be deemed a Regulatory Product until such time that Navenibart and

BCX17725, as applicable receives all necessary FDA and other Governmental Authority approvals necessary for such Regulatory Product for distribution in the Territory.
“Rejected Amount” is defined in Section 2.2(e).
“Rejecting Lender” is defined in Section 2.2(e).
“Rejection Deadline” is defined in Section 2.2(e).
“Rejection Notice” is defined in Section 2.2(e).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the current and prospective partners, directors, officers, employees, agents, trustees, administrators, members, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” is defined in Section 12.6.
“Required Initial Term Loan Lenders” means, at any date of determination, Lenders then holding more than fifty percent (50%) of the aggregate outstanding principal balance of the Initial Term Loans; provided, however, that if any Initial Term Lender shall be a Defaulting Lender at such time then such Lender shall be excluded from the determination of Required Initial Term Loan Lenders; provided, further, that the Required Initial Term Loan Lenders shall require the Blackstone Entities that are Lenders.
“Required Lenders” means, at any date of determination, Lenders then holding more than fifty percent (50%) of the aggregate outstanding principal balance of the Term Loans and unused Commitments; provided, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders; provided, further, that the Required Lenders shall include the Blackstone Entities that are Lenders.
“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including IRC, Health Care Laws, FDA Laws and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any domestic or foreign Governmental Authority), in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject.
“Resignation Effective Date” is defined in Section 12.6.
“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.
“Responsible Officers” means, with respect to any Person, each of the chief executive officer, president, chief financial officer, chief research and development officer, chief commercial officer, chief legal officer or any senior vice president of a Credit Party or in the case of a Foreign Subsidiary that is a Credit Party, any of its directors (or, in each case, if no individual holds such title, any individual performing similar functions).

“Restricted Disposition” is defined in Section 2.2(c)(vii).
“Restricted Distribution” is defined in Section 6.8(a).
“Restricted License” means any material license or other material agreement, in each case, of the kind or nature subject or purported to be subject from time to time to a Lien under any Collateral Document, with respect to which a Credit Party is the licensee (other than off-the-shelf software that is commercially available to the public), that (a) prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement in a manner enforceable under Requirements of Law, or (b) for which a breach of or default under could interfere with the Agent’s right to sell any Collateral in any material respect.
“Royalty Financing Product” is defined in the definition of “Permitted Additional Royalty Financing”
“Royalty Revenue Contract” means collectively, the (i) Purchase and Sale Agreement, dated as of December 7, 2020, by and between Borrower and RPI, as amended or modified by the Purchase and Sale Agreement, dated as of November 19, 2021, by and between Borrower and RPI, (ii) Purchase and Sale Agreement, dated as of November 19, 2021, by and between Borrower and RPI and (iii) Purchase and Sale Agreement, dated as of November 19, 2021, by and between Borrower and OMERS.
“Royalty Revenue Documents” means, collectively, the Royalty Revenue Contract, the RPI Documents (as such term is defined in the Intercreditor Agreement) and the OMERS Documents (as such term is defined in the Intercreditor Agreement).
“RPI” means RPI 2019 Intermediate Finance Trust.
“Sanction” means any international economic or financial sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including OFAC), the United Nations Security Council or other relevant sanctions authority where the Borrower or any of its Subsidiaries is located or conducts business.
“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.
“Secured Parties” means the Agent, any Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and among the Credit Parties and the Agent, in form and substance substantially similar to Exhibit F attached hereto or in such form or substance as the Credit Parties, the Agent and the Blackstone Representative may otherwise agree.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.
“Software” is defined in the definition of “Intellectual Property”.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole; (ii) the fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Acquisition Agreement Representations” means the representations and warranties made with respect to Target and its Subsidiaries in the Closing Date Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such) but only to the extent that the Borrower (or its applicable affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or such affiliates’) obligations under Section 9.01 of the Closing Date Acquisition Agreement (in accordance with the express terms thereof) as a result of a breach of such representations and warranties without any liability to, and without resulting in the payment of any fees, liquidated damages or other amounts by, the Borrower (or its affiliates) under Section 9.01 of the Closing Date Acquisition Agreement (in accordance with its express terms thereof).
“Specified Disputes” is defined in Section 4.6(i).
“Specified Representations” shall mean the representations made solely by, and solely with respect to, the Credit Parties on the Closing Date (after giving effect to the Transactions), in each case solely with respect to Section 4.1 (as it relates solely to the Credit Parties’ entry into, delivery and performance of the Loan Documents) , clause (a) of Section 4.3 (as it relates solely to the Credit Parties’ entry into, delivery and performance of the Loan Documents), clause (b)(i) of Section 4.3, Section 4.5, Section 4.9, Section 4.13 (solely as it relates to the Investment Company Act of 1940, as amended), Section 4.14, Section 4.18 and Section 4.6 (solely as it relates to the creation, validity and perfection of securities interests in the Collateral (subject to Permitted Liens).
“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.
“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of all or substantially all of the Equity Interests (by merger, amalgamation, consolidation, stock or equity purchase or otherwise) of any other Person.
“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by the Borrower (including any Indebtedness incurred in connection with any Permitted Acquisition or other Permitted Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full, in cash in immediately available funds, and Borrower has no further right to obtain any Credit Extension hereunder pursuant to a subordination or other similar agreement that is reasonably satisfactory to the Blackstone Representative (which agreement shall include turnover provisions that are reasonably satisfactory to the Blackstone Representative); (b) except as permitted by clause (d) below or otherwise permitted by Section 6.10, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before the date that is at least [***] days following the Maturity Date; (c) no Subsidiary of Borrower or other Person shall guarantee or otherwise be an obligor in respect of Subordinated Debt, (d) does not include covenants and agreements (other than with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements in the Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith); (e) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to the final maturity thereof except in the case of an event of default or change of control (or the equivalent thereof, however described); and (f)

does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a). Notwithstanding the foregoing, Indebtedness under Permitted Convertible Indebtedness, Indebtedness under the Royalty Revenue Contract and other Royalty Revenue Documents and Indebtedness under any Permitted Additional Royalty Financing Document shall not constitute Subordinated Debt.
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.
“Target” means Astria Therapeutics, Inc., a Delaware corporation and its subsidiaries.
“Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax-Related Cancellation and Prepayment” is defined in Section 2.2(c)(i).
“Term Loan” means the Initial Term Loans and any Incremental Term Loan.
“Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Term SOFR” means for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a period of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of each Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a period of three (3) months has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR shall be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent (at the direction of the Blackstone Representative) in its reasonable discretion).
“Term SOFR Reference Rate” means the rate per annum determined by the Agent as the forward-looking term rate based on SOFR.
“Territory” means the United States of America.
“Third Party IP” is defined in Section 4.6(m).
“Trade Secrets” is defined in the definition of “Intellectual Property”.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all common law rights thereto and renewals thereof.
“Transactions” shall mean, collectively, (a) the transactions to occur on or prior to the Closing Date pursuant to the Loan Documents and the Closing Date Acquisition Documents, (b) the execution, delivery and performance of the Loan Documents and the Closing Date Acquisition Documents, (c) the initial Borrowings hereunder, and (d) the payment of all fees, costs and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing and any related transactions or documentation.
“Transfer” is defined in Section 6.1.
“Treasury Regulations” means the regulations promulgated pursuant to the IRC.
“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” means the United States of America, its fifty (50) states and the District of Columbia.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.
“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means:
(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)in relation to any other applicable Bail-In Legislation:
(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation.
“Yield Protection Premium” means, as of any date of a Yield Protection Premium Trigger Event with respect to, in each case, the Loans (or applicable portion thereof):
(a)if such Yield Protection Premium Trigger Event occurs on or after the Closing Date but prior to the first-year anniversary of the Closing Date, an amount equal to (i) the sum of (a) an amount equal to the product of (x) the amount of any principal so prepaid, multiplied by (y) 3.00% plus (b) the required remaining scheduled interest payments (assuming all interest was to be paid in cash) accruing on such principal amount from such date through the first-year anniversary of the Closing Date provided, that, for purposes of calculating Yield Protection Premium pursuant to this clause (a): (x) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date and (y) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination;
(b)if such Yield Protection Premium Trigger Event occurs on or after the first anniversary of the Closing Date but prior to the second-year anniversary of the Closing Date, an amount equal to the amount of any principal so repaid, multiplied by 3.00%;
(c)if such Yield Protection Premium Trigger Event occurs on or after the second-year anniversary of the Closing Date but prior to the third-year anniversary of the Closing Date, an amount equal to the amount of any principal so repaid, multiplied by 2.00%;
(d)if such Yield Protection Premium Trigger Event occurs on or after the third-year anniversary of the Closing Date but prior to the fourth-year anniversary of the Closing Date, an amount equal to the amount of any principal so repaid, multiplied by 1.00%; and
(e)if such Yield Protection Premium Trigger Event occurs on or after the fourth-year anniversary of the Closing Date, $0.
“Yield Protection Premium Trigger Event” means an occurrence prior to the fourth anniversary of the Closing Date that is:
(a)any prepayment or repayment by any Credit Party of all, or any part, of the principal balance of any Term Loans for any reason (including any optional or voluntary prepayment or mandatory prepayment, and distribution in respect thereof, and any refinancing thereof), whether in whole or in part, and whether before or after (i) the occurrence and continuation of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations; provided, that any payment required to be made pursuant to Sections 2.2(c)(iv) and (v) shall not constitute a Yield Protection Premium Trigger Event;
(b)the acceleration of the Obligations pursuant to Section 8.1, for any reason, including acceleration as a result of the occurrence of an Event of Default pursuant to Section 7.5 including as a result of the commencement of any Insolvency Proceeding;
(c)the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any institution of Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any institution of any Insolvency Proceeding to the Agent, for the account of the Secured Parties, in full or partial satisfaction of the Obligations; or
(d)the termination of this Agreement for any reason.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BIOCRYST PHARMACEUTICALS, INC.,
as the Borrower

By: /s/ Alane Barnes
Name: Alane Barnes
Title: Chief Legal Officer
BIOCRYST US SALES CO., LLC,
as a Guarantor

By: /s/ Alane Barnes
Name: Alane Barnes
Title: Chief Legal Officer

[Signature Page to Loan Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
As Agent

By: /s/ Annmarie Warren
Name: Annmarie Warren
Title: Assistant Vice President
[Signature Page to Loan Agreement]

BLACKSTONE LIFE SCIENCES ADVISORS L.L.C.,
as the Blackstone Representative

By: /s/ Robert W. Liptak
Name: Robert W. Liptak
Title: Authorized Signatory
BLACKSTONE ALTERNATIVE CREDIT ADVISORS LP,
as the Blackstone Representative

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.,
as a Lender

By: /s/ Eric Liaw
Name: Eric Liaw
Title: Senior Managing Director and Treasurer

[Signature Page to Loan Agreement]

RAMSES AGGREGATOR L.P.,
as a Lender

By: Blackstone Life Sciences Advisors L.L.C.,
on behalf of Ramses Aggregator L.P.

By: /s/ Robert W. Liptak
Name: Robert W. Liptak
Title: Chief Operating Officer
[Signature Page to Loan Agreement]

BCRED CASTLE PEAK FUNDING LLC,
as a Lender

By: Blackstone Private Credit Fund, as sole member
By: Blackstone BDC Advisors LLC, as Sub-Investment Advisor

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BCRED GRANITE PEAK FUNDING LLC,
as a Lender

By: Blackstone Private Credit Fund, as sole member
By: Blackstone Private Credit Strategies LLC, as Investment Advisor
By: Blackstone Credit BDC Advisors LLC, as Sub-Investment Advisor

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BCRED SUMMIT PEAK FUNDING LLC,
as a Lender

By: Blackstone Private Credit Fund, as sole member
By: Blackstone Private Credit Strategies LLC, as Investment Advisor
By: Blackstone Credit BDC Advisors LLC, as Sub-Investment Advisor

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

BLACKSTONE PRIVATE CREDIT FUND,
as a Lender

By: Blackstone Private Credit Strategies LLC, as Investment Advisor
By: Blackstone Credit BDC Advisors LLC, as Sub-Investment Advisor

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BXCI BXDR II SUB LLC,
as a Lender

By: Blackstone Rated Senior Direct Lending Fund II Top Sub LLC, its sole member
By: Blackstone Rated Senior Direct Lending Fund II LP, its sole member
By: Blackstone Rated Senior Direct Lending Associates II LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

ALDER SUB LLC,
as a Lender

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

BEECH SUB LLC,
as a Lender

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
COTTONWOOD SUB LLC,
as a Lender

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
DOGWOOD SUB LLC,
as a Lender

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
ELDERBERRY SUB LLC,
as a Lender

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
FIR SUB LLC,
as a Lender

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
GREYWOOD SUB LLC,
as a Lender

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Loan Agreement]

EMPIRE SUB LLC,
as a Lender

By: Empire Top Sub LLC, its sole member
By: Empire Topco LP, its sole member
By: BXC Empire Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BLACKSTONE CREDIT SERIES FUND-C LP,
as a Lender

By: Blackstone Credit Series Fund-C Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

CARNATION SUB LLC,
as a Lender

By: Carnation Top Sub LLC, its sole member
By: Carnation Topco LP, its sole member
By: BXC Azul Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

SECURITY LIFE OF DENVER INSURANCE COMPANY,
as a Lender

By: Blackstone Alternative Credit Advisors LP, pursuant to the power of attorney now and hereafter granted to it as Sub-Manager

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Loan Agreement]

AMSTERDAM SUB LLC,
as a Lender

By: Amsterdam Top Sub LLC, its sole member
By: Amsterdam Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BOGOTA SUB LLC,
as a Lender

By: Bogota Top Sub LLC, its sole member
By: Bogota Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

CAIRO SUB LLC,
as a Lender

By: Cairo Top Sub LLC, its sole member
By: Cairo Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

DELHI SUB LLC,
as a Lender

By: Delhi Top Sub LLC, its sole member
By: Delhi Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

EDINBURGH SUB LLC,
as a Lender

By: Edinburgh Top Sub LLC, its sole member
By: Edinburgh Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

FLORENCE SUB LLC,
as a Lender

By: Florence Top Sub LLC, its sole member
By: Florence Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

GLASGOW SUB LLC,
as a Lender

By: Glasgow Top Sub LLC, its sole member
By: Glasgow Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

HELSINKI SUB LLC,
as a Lender

By: Helsinki Top Sub LLC, its sole member
By: Helsinki Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

ISTANBUL SUB LLC,
as a Lender

By: Istanbul Top Sub LLC, its sole member
By: Istanbul Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

JAKARTA SUB LLC,
as a Lender

By: Jakarta Top Sub LLC, its sole member
By: Jakarta Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

KAMPALA SUB LLC,
as a Lender

By: Kampala Top Sub LLC, its sole member
By: Kampala Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

LISBON SUB LLC,
as a Lender

By: Lisbon Top Sub LLC, its sole member
By: Lisbon Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

MANILA SUB LLC,
as a Lender

By: Manila Top Sub LLC, its sole member
By: Manila Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

NAIROBI SUB LLC,
as a Lender

By: Nairobi Top Sub LLC, its sole member
By: Nairobi Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

OSLO SUB LLC,
as a Lender

By: Oslo Top Sub LLC, its sole member
By: Oslo Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

PARIS SUB LLC,
as a Lender

By: Paris Top Sub LLC, its sole member
By: Paris Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

QUITO SUB LLC,
as a Lender

By: Quito Top Sub LLC, its sole member
By: Quito Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

ROME SUB LLC,
as a Lender

By: Rome Top Sub LLC, its sole member
By: Rome Topco LP, its sole member
By: BXC Jade Associates LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory
[Signature Page to Loan Agreement]

MIZUHO CAPITAL MARKETS LLC,
as a Lender

By: Mizuho Securities USA LLC, in its capacity as manager

By: /s/ Julian Rudin
Name: Julian Rudin
Title: Authorized Signatory

[Signature Page to Loan Agreement]